Filed pursuant to Rule 252(d)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 1-A

Offering STATEMENT UNDER THE SECURITIES ACT OF 1933

This Offering Statement Uses the Form S-11 Disclosure Format

Wealthstake Net Lease Properties I, Inc.

(Exact name of registrant as specified in its charter)

Date: March 24, 2017

Maryland	6798	81-2158131
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

Michael Slavin

Chief Executive Officer

312 Arizona Avenue
Santa Monica, CA 90401

Telephone: (424) 272-0445

Email: michael.slavin@wealthstake.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices and agent for service)

Please send copies of all correspondence to:

Brad S. Markoff

Fox Rothschild LLP

1800 Century Park East, Suite 300

Los Angeles, CA 90067

Telephone: (424) 249-1760

Fax: (310) 556-9828

Email: bmarkoff@foxrothschild.com

This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended, and relates to the sale by WealthStake Net Lease Properties I, Inc. (the “Company”) of up to $50,000,000 of its common stock to the public. The Company is offering a total of 5,005,556 shares of its common stock. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. The Company is offering its common stock for sale on a best efforts basis through the “WealthStake Platform” (see “Wealthstake.com”), an online direct investment management platform (the “WealthStake Platform”), without the use of any underwriter or broker-dealer. No selling commissions will be paid in connection with the purchase of the common stock in this offering.

The proposed sale will begin as soon as practicable after this Offering Statement has been qualified by the Securities and Exchange Commission (“SEC”).

PART I – NOTIFICATION

Part I should be read in conjunction with the attached XML Document

PART I – END

Part II – Information Required In Offering Circular

Offering Circular

This Offering Circular Uses the Form S-11 Disclosure Format

WealthStake Net Lease Properties I, Inc.

Sponsored by

WealthStake Capital

“The Direct Investment Company”

Maximum Offering of $50,000,000 – Minimum Offering of $500,040

WealthStake Net Lease Properties I, Inc. is a newly organized Maryland corporation formed to invest primarily in standalone, single tenant income-producing properties in commercially desirable locations that are leased under long-term net leases to creditworthy retail tenants dedicated to providing non-discretionary goods or services that are insulated from the competitive threats of e-commerce. Our goal is to generate a relatively predictable and stable current stream of income with above-average yields for investors and the potential for long-term capital appreciation in the value of our properties. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

Advised by industry leading professionals. We are externally managed by WealthStake NLP I Advisors, LLC (our “advisor”), an affiliate of our sponsor, WealthStake Capital – “The Direct Investment Company”. WealthStake Capital is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by WealthStake, Inc., or by its shareholders. Our advisor’s management and advisory team consists of industry leading professionals with extensive experience in real estate investment and management, technology and the public and private capital markets and have been intricately involved in all aspects of the real estate industry, including property development, acquisition, operation, and equity and debt financing through initial and secondary public offerings. With an average of over 23 years of real estate experience and over $500 billion in combined real estate transactions completed, including over $10.5 billion involving net lease property transactions, our management and advisory team has developed significant relationships across the real estate industry that provides a deep sourcing network for new opportunities.

Direct investing through online platform. WealthStake Capital, through its wholly-owned affiliate WealthStake Financial LLC, owns and operates an online investment management platform www.wealthstake.com, that utilizes cutting edge financial technology tools (the “WealthStake Platform”), that enables “Direct Investing” into high yielding institutional quality commercial real estate opportunities that may have been historically difficult to access for many investors. Direct Investing eliminates the need for a broker or other middleman, which allows more of an investor’s investment dollars to be invested into yield producing assets, leading to higher yields and total investment returns than other similar investments that have significant front-end sales commissions. Using the WealthStake Platform, investors can view and evaluate a variety of real estate investment opportunities, review offering circulars and sign legal documents online. This platform, coupled with our use of WealthStake Capital’s proprietary financial technology tools in our investment underwriting and asset management, enables us to greatly increase our operational efficiency, reduce overall costs and provide greater transparency to our stockholders.

We intend to sell our shares “Directly” to investors through the WealthStake Platform and not through registered broker-dealers and investment advisors who are paid commissions and fees. As a result of our Direct Investment platform , our total up-front expenses are significantly less than those of other listed and non-exchange listed public REITs that do pay commissions and fees in connection with the sale of their securities . As a consequence, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our common stock into properties, compared to other listed and non-exchange listed public REITs.

Discount for early subscribers. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. We are offering on a continuous basis a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. We have adopted this two-tiered pricing structure as a means of rewarding those investors who make commitments to invest in our Company early in our initial offering process. We believe that this structure will help accelerate our fundraising process, thereby enabling us to commence operations sooner and more quickly accumulate funds to begin acquiring our targeted properties.

Bi-Weekly dividend payments. By utilizing the automated features of the WealthStake Platform, we are able to make distributions to our investors on a more regular basis. Unlike most public listed REITs and non-exchange listed public REITs, who pay their distributions to stockholders on a quarterly basis, we intend to pay our dividends to our investors on a bi-weekly basis on the 1st and 15th of every month. This will allow our investors to receive access to the returns on their investment on a more rapid basis.

Minimum initial investment of only $500. You must initially make a minimum investment of $500 in order to participate in this offering. There is no minimum investment requirement on additional purchases after you have made a minimum investment of $500 (as such, additional purchases can be for as little as one (1) share of common stock). In addition, our sponsor has committed to purchase an aggregate of 20,000 shares of our common stock from us at $10.00 per share in private placements by the date this offering statement is declared “qualified” by the Securities and Exchange Commission, or SEC (including 100 shares already owned by our sponsor). Although we do not currently intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity for their investment in our shares on a monthly basis.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in shares of our common stock involves a high degree of risk. You Should Purchase Shares Only If You Can Afford A Complete Loss Of Your Investment. See “Risk Factors” Beginning On Page 44 Before Purchasing Shares Of Our Common Stock. Significant Risks Relating To Your Investment In Our Common Stock Include:

●	This is an initial public offering of a newly formed entity with no operating history, and an investment in our stock is speculative. As of the date of this offering circular, our total assets consist of $1,000 in cash. You should consider our offering circular in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

●	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

●	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

●	Your investment will have limited liquidity and, although we will seek to implement a liquidity event by the tenth (10th) anniversary of the date we commence operations, we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares (other than sales through our limited share redemption program) , you would likely have to sell them at a substantial discount to your purchase price.

●	You should consider an investment in our common stock a long-term investment. If we are unable to implement a liquidity event at a satisfactory price , you may suffer losses on your investment, or your shares may continue to have limited liquidity.

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●	The initial offering price for our shares of common stock is not intended to reflect the book value or net asset value of our investments, or our expected operating cash flows.

●	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this and future offerings or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively affect the value of your investment. Because of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected. If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $700,040 (including proceeds from shares purchased by an affiliate of our advisor).

●	Because we are externally managed by our advisor and have no paid employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us, including significant compensation and other fees that may be required to be paid to our advisor if our advisor is terminated. If our board of directors elects to internalize our management functions, your interest in us could be diluted.

●	Our advisor’s executive officers are also officers, directors, advisors of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and other affiliates of our sponsor.

●	Our sponsor may sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

●	Our sponsor is in the early stages of its development and has a limited operating history. This offering is the first investment opportunity to be conducted using the WealthStake Platform. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares of common stock to investors through the WealthStake Platform. If we are not successful in selling our shares through the WealthStake Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

●	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment and could result in investments that are different from those described in this offering circular

●	We expect to incur debt, which could adversely affect your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes, we would be subject to entity-level federal income tax and, as a result, cash available for distributions to be paid to you could decrease materially and the value of our shares could materially decrease.

●	For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

●	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	Our intended investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

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This Investment Involves A High Degree Of Risk. You Should Purchase These Securities Only If You Can Afford A Complete Loss Of Your Investment.

The United States Securities And Exchange Commission Does Not Pass Upon The Merits Of Or Give Its Approval To Any Securities Offered Or The Terms Of The Offering, Nor Does It Pass Upon The Accuracy Or Completeness Of Any Offering Circular Or Other Solicitation Materials. These Securities Are Offered Pursuant To An Exemption From Registration With The Commission; However, The Commission Has Not Made An Independent Determination That The Securities Offered Are Exempt From Registration.

The Use Of Projections Or Forecasts In This Offering Is Prohibited. No One Is Permitted To Make Any Oral Or Written Predictions About The Cash Benefits Or Tax Consequences You Will Receive From Your Investment In Our Common Stock.

	Per Share		Total Minimum		Total Maximum

55,560 shares of Common Stock, per share(1)	$9.00		$500,040.00		$500,040.00
4,949,996 shares of Common Stock, per share (1)	$10.00		$00.00		$49,499,960.00
Total Public Aggregate Offering Price		(1)	$500,040.00	(2)	$50,000,000.00
Underwriting Discounts and Commissions(3)	$0.00		$0.00		$0.00
Proceeds to Us from this Offering to the Public (Before Expenses)		(1)	$500,040.00	(2)	$50,000,000.00
Proceeds to Us from the Private Placements to our Sponsor and its Affiliate (Before Expenses)	$10.00		$200,000.00		$200,000.00
Total Proceeds to Us (Before Expenses)	$10.00		$700,040.00		$50,200,000.00

(1)	The price per share shown was arbitrarily determined by our Board of Directors upon the advice of our advisor. We are offering a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. We have adopted this two-tiered pricing structure as a means of rewarding those investors who make commitments to invest in our Company early in our initial offering process. We believe that this structure will help accelerate our fundraising process, thereby enabling us to commence operations sooner and more quickly accumulate funds to begin acquiring our targeted properties.

(2)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as stockholders until we have raised at least $ 500,040 in this offering from the sale of our common stock (not including the $200,000 received or to be received in the private placements to our sponsor). Until the minimum threshold is met, investors’ funds will be revocable by the investor and will remain at the investors’ bank/financial institution. If we do not raise $ 500,040 within 12 months, we will cancel the offering and release all investors from their commitments. See “How to Subscribe”.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common stock. We will reimburse our advisor for organization and offering costs, which are expected to be approximately $ 1,300,000 . Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5.0 % of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 5.0 % limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that we will pay our advisor.

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We will offer our common stock on a best efforts basis through the online WealthStake Platform. Neither WealthStake. Inc. nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Our sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this offering circular is [_______], 2017

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Important Information About This Offering Circular

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, the related exhibits filed with the SEC, and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the WealthStake Platform website, www.WealthStake.com. The contents of the WealthStake Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

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State Law Exemption And Purchase Restrictions

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares of common stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our shares of common stock are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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Statements Regarding Forward Looking Information

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	our ability to effectively deploy the proceeds raised in this offering;

●	our sponsor’s ability to attract and retain investors to its online direct investment management platform;

●	risks associated with breaches of our and our sponsor’s data security;

●	changes in economic conditions generally and the real estate and securities markets specifically;

●	expected rates of return provided to investors;

●	our ability to source and acquire suitable investment assets and the quality and performance of such assets;

●	our advisor’s ability to retain and hire competent employees and appropriately staff our operations;

●	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

●	changes in business conditions and the market value of our assets, including the increased risk from tenant defaults or bankruptcies, and generally the increased risk of loss if our investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities that may be sponsored in the future by our sponsor;

●	our ability to access sources of liquidity when we have the need to fund redemptions of shares of our common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

●	our failure to maintain our status as a REIT;

●	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

●	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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Questions And Answers About This Offering

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common stock.

Q:	What is WealthStake Net Lease Properties I, Inc.?

A:	We are a newly organized Maryland corporation formed to invest in single-tenant income-producing properties that are leased to creditworthy tenants under long-term net leases. Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may also invest in commercial real estate-related debt securities and other real estate-related assets. The use of the terms “WealthStake Net Lease Properties I, Inc.”, the “company”, “we”, “us” or “our” in this offering circular refer to WealthStake Net Lease Properties I, Inc. unless the context indicates otherwise.

Q:	Who is WealthStake Capital?

A:

WealthStake Capital is a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by WealthStake, Inc., or its shareholders. WealthStake Capital is our sponsor and owns and operates an online investment platform www.WealthStake.com ( the “WealthStake Platform”).

Our advisor, WealthStake NLP I Advisors, LLC, is controlled by three of the principals of WealthStake, Inc., Michael Slavin, Tom Werz and Michael Bluhm. As such, our advisor is an affiliate of our sponsor. The parent of our advisor, WealthStake Advisors, LLC, will enter into a master advisory agreement with WealthStake, Inc. effective upon the commencement of this offering. Pursuant to this agreement, WealthStake Inc. will provide our advisor with certain support services (including access to the WealthStake Platform) and financial assistance to enable our advisor to perform its duties under its advisory agreement with us in exchange for a portion of the fees paid to our advisor under the Advisory Agreement.

Q:	What is the WealthStake Platform?

A:

The WealthStake Platform is our sponsor’s proprietarily designed investment management platform that utilizes cutting-edge financial technology tools that enables direct investing into high yielding institutional quality commercial real estate opportunities at a fraction of the cost of investing in traditional listed and non-exchange listed public REIT vehicles. The WealthStake Platform is a software based communications tool that WealthStake Capital provides free of charge for companies sponsored by it to raise capital directly from investors. The WealthStake Platform was designed in a manner that would allow companies sponsored by WealthStake Capital and their associated persons to raise capital without having to use or register as a broker-dealer in compliance with the “passive sales” exemption provided under Exchange Act Rule 3a4-1(a)(4)(iii). Neither WealthStake Capital nor any other person or entity will be compensated in any way in connection with the use of the WealthStake Platform for the offer or sale of securities. By being able to utilize the WealthStake Platform at no cost, the Company is able to significantly reduce the fees charged to investors compared to a traditional public non-traded REIT. By building a tool that its affiliated issuers, such as the Company, may use for free, WealthStake Capital eliminates the need for the massive costs associated with using a broker-dealer to conduct an offering.

The WealthStake Platform also includes proprietary financial technology (or “fintech”) tools developed by WealthStake Capital to automate the process of: (i) property origination, (ii) tenant and property underwriting, and (iii) property and customer management. We have entered into a license agreement with WealthStake Capital to use the WealthStake Platform, which we believe gives us a competitive advantaging in capital raising and in sourcing, acquiring and managing suitable investment assets. In the event, we terminate the Advisory Agreement with our advisor, WealthStake NLP I Advisors, LLC, our license to use the WealthStake Platform will terminate as well as our right to use the WealthStake trade name. See “Management - License Agreement” for a discussion of the fees we would owe WealthStake Capital upon the termination of the license agreement.

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The WealthStake Platform utilizes cutting-edge cyber security protocols, including the industry leading “DWOLLA” financial funds transfer and data management platform to protect our investors from online data and financial theft. By integrating DWOLLA’s security protocols into its investment management platform, WealthStake Capital is able to execute investors’ transactions without passing sensitive financial information between the investor and WealthStake Capital or us, thereby significantly lowering information security risk.

The WealthStake Platform does not provide for any secondary trading. Accordingly, investors cannot sell the securities they purchase in this offering on the WealthStake Platform. For a more detailed description of the functionality of the WealthStake Platform, see “Offering Summary – The WealthStake Platform –Functionality of the WealthStake Platform”.

Q:	What is “Direct Investing”?

A:	Direct Investing is a new and innovative way to invest in public REITs. In direct investing, investors utilize WealthStake’s investment platform that allows them to view and evaluate a variety of real estate investment opportunities, review offering circulars, sign legal documents and purchase securities all online without the need to pay the high commissions and fees normally charged by registered broker-dealers and investment advisors. Direct investing significantly lowers the up-front expenses generally associated with raising capital for real estate investments. Through the use of this direct investment platform, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our common stock into properties, compared to other listed and non-exchange listed public REITs.

With lower upfront fees and more of your investment dollars being “put to work”, “Direct Investing” results in higher investment returns than investment products bearing a higher front-end load.

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The following charts illustrate the relative impact of fee structures on investment results. The analysis was compiled by overlaying fee assumptions for our company (WealthStake Net Lease Properties I, Inc.) and two leading competitors (per their offering materials) on the same hypothetical portfolio of real estate assets using market assumptions for investment yields (cap rates), leverage, cost of debt, as well as REIT operating assumptions, including dividend payout ratio assumptions. This analysis is illustrative in nature and serves to highlight the impact of advisor economics on investment results, specifically the initial drag on NAV given high upfront fees. Past performance does not guarantee future results.

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Q: What is a REIT?

A: In general, a REIT is a company that:

●	pays distributions to investors of at least 90% of its taxable income;

●	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

●	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

We intend to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2017 , or , if later, the first year during which we commence material operations.

Q:	Why should you invest in Non-Traded REITs?

A:	REITs have historically provided attractive long-term returns. Over the last 40 years, US-based REITs have consistently delivered attractive returns relative to stocks and bonds.

(As of December 31, 2015. Source: Morningstar Direct, NCREIF.)

We believe that our share price will be subject to less volatility because our per share NAV will be based on the value of real estate assets we own and will not subject to market pricing forces as is the price of investment-grade bonds, equities (including publicly traded REITs), or T-bills. T-bills are represented by the BofAML 3 Month T-Bill Index and are subject to interest rate risk. Past performance does not guarantee future results. An investment in WealthStake Net Lease Properties I, Inc. is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment.

Q:	Why should you invest in commercial real estate investments?

A:	Our goal is to provide a professionally managed, diversified portfolio of high-quality commercial real estate assets to investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets can add safety and more reliable income from your investments. Increased exposure to real estate investments creates safety in your portfolio by buffering the effects of the market volatility occurring in the broader investment universe, while yielding higher and more predictable and stable returns. According to numerous studies, over the past 25 years, an investor that has included real estate in their investment portfolio has generated higher total portfolio returns with less investment volatility. (Source: Bloomberg and Morningstar).

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The following chart illustrates the benefit of having real estate as a component of an investment portfolio.

(As of December 31, 2016. Source: Bloomberg, NCREIF Property Index, S&P 500 Total Return Index, Bloomberg Barclays US aggregate bond index.)

We believe that our share price will be subject to less volatility because our per share NAV will be based on the value of real estate assets we own and will not subject to market pricing forces as is the price of investment-grade bonds, equities (including publicly traded REITs), or T-bills. T-bills are represented by the BofAML 3 Month T-Bill Index and are subject to interest rate risk. Past performance does not guarantee future results. An investment in WealthStake Net Lease Properties I is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment.

Q:	Who will choose which investments we make?

A:	We are externally managed by WealthStake NLP I Advisors, LLC, or our advisor. Our advisor will have the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors. Our advisor will be responsible for identifying and analyzing potential real estate investments on our behalf.

The members of our board of directors are accountable to us and our stockholders as fiduciaries, and oversees our operations. We have three directors, two of whom have been determined to be independent of us, our adviser, WealthStake Capital and its affiliates. Our independent directors are responsible for reviewing the performance of our adviser and approving the compensation paid to our adviser and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Q:	How are we different from our competitors who offer non-listed finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our automated Direct Investment business model provides us with a significant competitive advantage by eliminating the need for the massive costs associated with using a broker-dealer to raise capital to acquire investment properties. For example, in a traditional public, non-traded REIT, a $100 investment may be immediately reduced in value to only $85 as a result of the myriad of distribution fees (selling commissions, dealer manager fees, etc.) charged by such REIT and its distribution partners (which are almost always affiliates of such REIT).

Further, we believe that providing transaction based compensation to any person, especially those affiliated with the issuer, creates massive conflicts-of-interest that result in there being strong incentives for such persons to engage in conduct that may not be in the best interest of investors. By eliminating this compensation, potential investors would be much better served than in the traditional, fee-heavy distribution model that relies on affiliated broker-dealers to sell securities while receiving transaction-based compensation that creates a clear conflict of interest.

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By utilizing the automated features of the WealthStake Platform, we are also able to provide our investors with distributions on a more rapid basis than other public listed REITs and Non- exchange listed public REITs, who generally pay their distributions to stockholders on a quarterly basis. We intend to pay dividends to our investors on a bi-weekly basis on the 1st and 15th of every month. This may be of particular benefit to investors on a fixed-income, such as retirees.

Our investment strategy is to invest primarily in standalone, single tenant income-producing properties in commercially desirable locations that are leased under long-term net leases to creditworthy tenants dedicated to providing non-discretionary goods or services that are insulated from the competitive threats of e-commerce. We believe that this investment strategy will provide us with above-average yields and income predictability and stability.

Investing in single tenant net lease properties can produce higher than average yields of investments in other real estate asset classes as the following chart illustrates:

(As of December 31, 2016. Source: FTSE, NAREIT).

Our projected yield is illustrative in nature and serves to highlight the yield performance of REITs specifically focused on single-tenant net-lease properties in comparison to other property sectors. Yields for our company are modeled using historical yield returns of REITs with comparable real estate asset acquisition and operation strategies. Past performance does not guarantee future results. An investment in WealthStake Net Lease Properties I is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment.

The people responsible for implementing our investment strategy have extensive experience in investing in single tenant net-leased properties, having participated in applicable net lease transactions valued at over $10.5 billion. These seasoned real estate professionals have been involved in all aspects of the real estate and capital markets industry, including property development, property acquisitions and dispositions, property operations, asset underwriting, asset management and financing in both the private and public capital markets. With an average of over 23 years of real estate experience and over $500 billion in combined real estate transactions completed, our management and advisory team has developed significant relationships across the real estate industry that provides a deep sourcing network for new opportunities. We believe that our management and advisory team’s relationships with major financial institutions, real estate brokers, and other institutional real estate investors will enable us to see significantly more deal flow than many of our competitors.

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Q:	Generally, what are the terms of our leases?

A:	We intend to invest principally in properties that are leased to a single-tenant under what is commonly known as a “ triple net lease”. “Net” leases mean leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants.

We generally expect to enter into long-term leases that have terms of ten years or more; however, certain leases may have a shorter term. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases, as well as renewal options.

Generally, we will require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming us and the lender, if applicable, as additional insureds on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Q:	How is an investment in our common stock different from investing in shares of a listed REIT?

A:	The fundamental difference between shares of our common stock and a listed REIT is the daily liquidity available with a listed REIT. Although we have adopted a redemption plan that generally allows investors to redeem shares on a monthly basis, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in shares of our common stock. However, we believe owning shares of our common stock is an alternative way for investors to deploy capital into a diversified pool of real estate assets, with a lower correlation to the general stock market than listed REITs. In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility or changes in value than an investment in listed REITs.

Investors should bear in mind that investing in our shares of common stock differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our common stock will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors at any time. The offering price for our shares is fixed and is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, investments and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT.

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Q:	How is an investment in our common stock different from investing in shares of a traditional non-exchange traded REIT?

A:	We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 87% in upfront expenses as compared to a traditional non-exchange traded REIT. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our sponsor has created a low cost online digital platform, which we intend to leverage in conducting this offering, thus reducing the financial burdens to us of offering our shares of common stock.

Q:	How is an investment in our common stock different from investing in shares of other real estate investment opportunities offered on similar online investment platforms?

A:

We expect to be one of the first non-exchange traded REITs offered directly to both accredited and non-accredited investors solely over the internet. Currently, other similar online investment platforms typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited investors at a low investment minimum.

Furthermore, our advisor brings together a diversified group of industry leading real estate professionals from around the globe, with leading financial and information technology entrepreneurs to create a world-class, cutting-edge real estate direct investment platform. Our advisor’s management and advisory team has extensive experience in real estate investment and management, the use of technology in the real estate and financial sectors and the public and private capital markets. Members of our advisor’s team have been at the forefront of innovation in their respective fields and have been intricately involved in all aspects of the real estate industry and the capital markets, including property development, acquisition, operation, and equity, debt and hybrid financing through initial and secondary public offerings. We believe that our approach of bringing together under “one-roof” a management and advisory team with significant real life experience in real estate finance and investment, and building and operating cutting edge financial technology platforms, gives us a unique competitive advantage over other companies focused on real estate investment as well as over other recently formed online investment platforms, that use third party developers and vendors to “create” the infrastructure and backbone of their websites.

Q.	What are our exit strategies?

A.	Our board of directors, upon the advice of our advisor, will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method determined by our independent directors to be in the best interests of our stockholders. Although we are not required, through our charter or otherwise, to provide for a liquidity event, it is our current intention to seek a liquidity event for our stockholders on or before the tenth (10th) anniversary of our commencement of operations. Market conditions and other factors could cause us to delay our liquidity event beyond the tenth anniversary. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period in our charter or determined criteria for any such decisions. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the Advisory Agreement or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

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Q:	What is the purchase price for our common stock?

A:

We are offering a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. We have adopted this two-tiered pricing structure as a means of rewarding those investors who make commitments to invest in our Company early in our initial offering process. We believe that this structure will help accelerate our fundraising process, thereby enabling us to commence operations sooner and more quickly accumulate funds to begin acquiring our targeted properties.

The purchase price of our common stock has been determined by our board of directors with the advice of our advisor. The initial offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected operating cash flows. The price of our shares is not intended to reflect the net asset value of our shares. In order to comply with recently adopted rules by FINRA, we plan to determine the net asset value of our common stock no later than 150 days following the second anniversary of the date that minimum subscriptions for $500,040 have been received and we make our first draw down of committed funds, and quarterly thereafter. Our net asset value will be determined either (i) by taking into consideration our net investment in properties we have acquired or (ii) by third party appraisal or broker opinion of value. The method used in any year will be selected by our board of directors. Our estimate of net asset value per share will comply with the Investment Program Association Practice Guideline 2013-01 - Valuations of Publicly Registered, Non-Listed REITs. Once we begin calculating the net asset value of our shares, our board of directors may determine to adjust the offering price of our shares to reflect our net asset value.

Q:	Will you have the opportunity to redeem your shares of common stock?

A:	Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least six-months may receive the benefit of limited liquidity by presenting for redemption to us all or a portion of those shares, in accordance with the procedures outlined herein. There is no fee payable to our advisor, our sponsor, our board of directors or any other party in connection with the redemption of shares pursuant to our share redemption program. Shares that are redeemed will be redeemed at the lower of 100% of the then-current offering price of the shares of such class or 100% of the price paid to acquire the shares from us.

We may waive the six-month holding requirement in the event of a stockholder’s bankruptcy. In the event of the death or disability of the holder, upon request, we will waive the six-month holding requirement. For purposes of the six-month holding period, limited partners of the Operating Partnership who exchange their OP Units for shares of our common stock (and any persons to whom they transfer such stock to) shall be deemed to have owned those shares of our common stock as of the date the related OP Units were issued.

During the period of any public offering, the redemption price will be equal to or less than the price of the shares offered in the relevant offering. If we are engaged in a public offering and the redemption price calculated in accordance with the guidelines set forth above would result in a price that is higher than the then-current public offering price of our common shares, then the redemption price will be reduced and will be equal to the then-current public offering price of such class of common shares.

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Q:	Will there be any limits on your ability to redeem your shares?

A:	Yes. While we designed our redemption plan to allow stockholders to request redemptions on a monthly basis of all or any portion of their shares, we need to impose limitations on the total amount of net redemptions in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. We presently intend to limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of common stock outstanding during the prior calendar year. In the event that we do not have sufficient funds available to redeem all of the shares of common stock for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis. Further, our board of directors may in its sole discretion, amend, suspend, or terminate the redemption plan at any time upon 30 days’ written notice without stockholder approval if our directors believe such action is in our best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, or for any other reason. Our board may also limit the amounts available for redemption at any time in their sole discretion. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our shares of common stock develops. See “Description of Capital Stock—Share Redemption Plan” for more details.

Q:	Who will pay our organization and offering costs?

A:	Our advisor or its affiliates will pay on our behalf all costs incurred in connection with our organization and the offering of our shares. Under the master advisory agreement, our sponsor has agreed to advance such costs on behalf of our advisor. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred. After we have raised $500,040 in this offering, beginning on the date that we commence our operations, we will start to reimburse our advisor, without interest, for these organization and offering costs incurred both before and after that date, which expenses are estimated to be $1,300,000. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5.0% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 5.0% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

Q:	What fees and expenses will we pay to our advisor or any of its affiliates?

A:	We will pay our advisor a quarterly asset management fee at an annualized rate of 2%, which will be based on our gross offering proceeds as of the end of each quarter. We will also reimburse our advisor for the organization and offering expenses that the advisor (or our sponsor) has paid or will pay on our behalf. We will also reimburse our advisor for out-of-pocket expenses in connection with the origination of our real-estate investments. Additionally, we will reimburse our advisor for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the advisor’s employee overhead costs. The payment by us of fees and expenses will reduce the cash available for investment and distribution. See “Management Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates.

Q:	Will we use leverage?

A:	Yes, we intend to use leverage. We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing will be in the range of approximately 40%—60% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess.

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Q:	How often will you receive distributions?

A:

By utilizing the automated features of the WealthStake Platform, we are able to make distributions to our investors on a more regular basis. Unlike most public listed REITs and Non- exchange listed public REITs, who pay their distributions to stockholders on a quarterly basis, we intend to pay our dividends to our investors on a bi-weekly basis on the 1st and 15th of every month. This will allow our investors to receive access to the returns on their investment on a more rapid basis. This may be of particular benefit to investors on a fixed-income, such as retirees. It will also allow investors who desire to reinvest their dividends in our common stock (or any other investments) to do so on a more expedited basis, allowing them to begin earning returns faster than if they had to wait to receive dividends on a quarterly basis.

We expect that our board of directors will declare and pay distributions bi-weekly in arrears commencing in the first full two-week period after the month in which we make our first real estate-related investment; however, our board of directors may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our board of directors, and will be based on, among other factors, our present and reasonably projected future cash flow. See “Description of Capital Stock.” In addition, our board of directors’ discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, our board of directors also intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description of Capital Stock— Distribution Policy and Distributions” and “Material U.S. Federal Income Tax Considerations.”

Q:	What will be the source of our distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flow from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Will the distributions you receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular captioned “Material U.S. Federal Income Tax Considerations.”

Q:	May you reinvest your cash distributions in additional shares of our common stock?

A:	Yes. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional shares of common stock, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder. Note, however, that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 of our common stock in any twelve-month period.

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Q:	Who might benefit from an investment in our shares of common stock ?

A:	An investment in our shares of common stock may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment focused primarily on single-tenant income-producing properties which are leased to creditworthy tenants under long-term net leases, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Are there any risks involved in buying our shares of common stock?

A:	Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet your investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares

Q:	What kind of offering is this?

A:

We are offering through WealthStake Capital’s online investment platform www.WealthStake.com, or the WealthStake Platform, a maximum of $50,000,000 in shares of our common stock to the public on a “best efforts” basis. We are offering a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. We have adopted this two-tiered pricing structure as a means of rewarding those investors who make commitments to invest in our Company early in our initial offering process. We believe that this structure will help accelerate our fundraising process, thereby enabling us to commence operations sooner and more quickly accumulate funds to begin acquiring our targeted properties.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us too effectively and accurately process and settle subscriptions that have been received.

Q:	Will you be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of our common stock purchased in this offering. Additionally, there is no dealer advisor fee or other service-related fee in connection with the offering and sale of our common stock through the WealthStake Platform.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common stock. Neither our sponsor, advisor nor any other party has a firm commitment or obligation to purchase any of our shares of common stock (other than our sponsor’s commitment to purchase an aggregate of 20,000 shares of common stock from us at $10.00 per share in private placements).

Q:	Who can buy our shares of common stock?

A:	Generally, you may purchase shares of our common stock if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; and

●	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

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However, our shares of common stock are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.”

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A or is necessitated by the rules applicable for qualification as a REIT. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” and “Material U.S. Federal Income Tax Considerations - Requirements for Qualification as a REIT” for more information.

Q:	How do you buy shares of our common stock?

A:	You may purchase our common stock in this offering by creating a new account, or logging into your existing account, at the WealthStake Platform. You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix A for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. You must initially make a minimum investment of $500 in order to participate in this offering. There is no minimum investment requirement on additional purchases after you have made a minimum investment of $500 (as such additional purchases can be for as little as one (1) share of common stock).

Q:	May you make an investment through your IRA or other tax-deferred retirement account?

A:	Yes. You may make an investment through your individual retirement account (IRA) or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code).

Q:	Is there any minimum initial offering amount required to be sold?

A:	Yes. We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $500,040 in sales of our common stock in this offering (not including the $200,000 received or to be received in the private placements to our sponsor), and our board of directors has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. Even if we receive purchase orders for $500,040, our board of directors may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the release of the escrowed proceeds. If we do not raise the minimum amount and commence operations within 12 months after commencing the offering, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. If we break escrow for this offering and commence operations, interest earned on funds in escrow will be released to our account and constitute part of our net assets.

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Q:	What will we do with the proceeds from our offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of single-tenant income-producing properties which are leased to creditworthy tenants under long-term net leases and other select real estate-related assets. We expect that any expenses or fees payable to our advisor for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived ), they will reduce the cash available for investment and distribution. See “Management Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in suitable investment properties and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:	Will you be notified of how your investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

●	an annual report;

●	a semi-annual report;

●	current event reports for specified material events within four business days of their occurrence;

●	supplements to the offering circular, if we have material information to disclose to you; and

●	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the WealthStake Platform at www.WealthStake.com, via e-mail, or, upon your request, via U.S. mail.

Q:	When will you get detailed tax information about your investment?

A:	Your Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q:	Who can help answer your questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@WealthStake.com or by mail at:

WealthStake Net Lease Properties I, Inc.

Attention: Investor Relations

312 Arizona Avenue

Santa Monica, CA 90401

investments@WealthStake.com

(424) 272 – 0445

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Offering Summary

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

WealthStake Net Lease Properties I, Inc.

WealthStake Net Lease Properties I, Inc. is a newly organized Maryland corporation formed to invest in single-tenant income-producing properties that are leased to creditworthy tenants under long-term net leases. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 312 Arizona Avenue, Santa Monica, California. Our telephone number is (424) 272 - 0445. Information regarding our company is also available on our web site at www.WealthStake.com.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio of real estate investments. We intend to invest primarily in single tenant income-producing properties that are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net-leased properties, we plan to diversify our portfolio by geography, tenant and industry, with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant properties, if it believes such changes are in the best interests of our stockholders.

Our primary investment objectives are:

●	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

●	to provide reasonably stable, current income for you through the payment of cash distributions; and

●	to provide the opportunity to participate in capital appreciation in the value of our investments.

We will also seek to realize growth in the value of our investment by timing the sale of our properties to maximize asset value.

Our Potential Competitive Strengths

Our advisor, WealthStake NLP I Advisors, LLC, brings together a diversified group of industry leading real estate professionals from around the globe, with leading financial and information technology entrepreneurs to create a world-class, cutting-edge real estate direct investment platform. Our advisor’s management and advisory team has extensive experience in real estate investment and management, the use of technology in the real estate and financial sectors and the public and private capital markets. Members of our advisor’s team have been at the forefront of innovation in their respective fields and have been intricately involved in all aspects of the real estate industry and the capital markets, including property development, acquisition, operation, and equity, debt and hybrid financing through initial and secondary public offerings.

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of retail and other income-producing properties. We believe our long-term success will be supported through the following potential competitive strengths:

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●	Providing Direct Investment Opportunities in Real Estate Through the Use of Cutting Edge Technology.

Our sponsor is a leading developer of technology aimed at improving the efficiency of the real estate investment and asset management process, with the goal of making institutional grade investment opportunities available to a broader base of historically unreached investors, as well as lowering the transactional and operational costs of investing in commercial real estate. These goals are accomplished through the use of WealthStake Capital’s proprietary direct investment management and fintech platform.

Proprietary Direct Investment Management Platform. Our sponsor’s proprietarily designed “direct investment” management platform enables us to source low cost capital for our investments from a broad base of potential investors who historically have had little access to institutional grade commercial real estate investment opportunities. Direct Investing is a new and innovative way to invest in public REITs. In direct investing, investors utilize WealthStake Capital’s investment platform that allows them to view and evaluate a variety of real estate investment opportunities, review offering circulars, sign legal documents and purchase securities all online with the ease of simply clicking a button and without the need to pay the high commissions and fees normally charged by registered broker-dealers and investment advisors. In addition, investors will be able to easily manage and track their investment in our common stock, receive automated distributions and have ready access to regular financial reporting. Direct investing significantly lowers the up-front expenses generally associated with raising capital for real estate investments. Through the use of this direct investment platform, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our common stock into properties, compared to other listed and non-exchange listed public REITs.

The WealthStake Platform also includes proprietary financial technology (or “fintech”) tools developed by WealthStake Capital, which further automates our investment and asset management process, leading to operational efficiencies and lower operating costs. These fintech tools will automate the process of (i) property origination, (ii) tenant and property underwriting, and (iii) property and customer management. Using this fintech platform, our advisor is able to conduct tightly focused data mining on a large scale to help us identify both potential investors and property owners seeking to recapitalize their assets. This platform also has the added advantage of streamlining our property underwriting process. Another key component of WealthStake Capital’s fintech platform is its property management and servicing capabilities, which will facilitate the collection, storage, management and analysis of extensive customer and property information associated with the investments we make. WealthStake Capital’s fintech platform is scalable and flexible, allowing us to collect, access, manage and analyze large amounts of data, with the ability to integrate information across multiple software applications.

Our advisor’s senior leadership team includes members with significant fintech and information technology experience, including:

Michael Slavin, an experienced real estate developer and leading innovator in fintech platforms. Michael Slavin, our Chairman and Chief Executive (who holds similar positions with our advisor and our sponsor), has over 13 years of executive level experience in the real estate development and real estate private equity sectors, having, sourced, underwritten and developed over $1.8 billion worth of real estate properties, including multifamily residential, retail, hospitality, office and industrial properties. Mr. Slavin, who has been featured in Forbes Magazine, is a two-time venture funded entrepreneur innovating in the fields of mobile technology and financial technology. He is a frequent speaker as an industry expert within the marketplace lending and the fintech space. Prior to co-founding WealthStake Capital, Mr. Slavin spent five years building and ultimately selling Privlo, a direct real estate lending platform. Privlo is one of the country’s leading venture-funded direct lender of residential and commercial real estate loans. Privlo’s primary consumer base included small and medium sized businesses and their owner, whose financial position were typically too complex for traditional banks to underwrite for purposes of extending residential and commercial real estate loans. Privlo’s online platform was designed to underwrite loans to businesses and real estate properties and to originate loans directly to institutional and individual investors. By automating the underwriting and origination process online, Privlo was able to streamline the lending process and reduce transaction costs, resulting in lower cost loans to borrowers and increased transparency and control over the loans and lending process to the investors funding the loans. Privlo was recently sold to a strategic acquirer focused on licensing the Privlo underwriting engine to independent lenders and banks who can leverage the new underwriting capabilities to capture a wider set of borrowers, thereby increasing their service levels and customer bases.

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Tom Werz, a leading innovator in the development of information technology platforms, and one of the principal designers of “Myspace’s” information technology platform. Another co-founder of WealthStake Capital, Tom Werz, has a wealth of experience in developing information technology platforms and systems operations. Mr. Werz, the Chief Technology Officer and a director of our advisor, leads software development for WealthStake Capital and is responsible for development of its proprietary website, trading platform, and data analytics. Prior to co-founding WealthStake Capital, Mr. Werz was a director at Myspace.com, which had one of the largest transactional databases in the world. At Myspace, Tom led data development of critical systems such as “Browse”, “Friends”, “Profiles”, “Search”, and “Photos”. Tom also led the scalability efforts that resulted in orders of magnitude performance improvements across the entire transactional database infrastructure. In addition, Tom led an R&D team that created a real time data analytics platform that tracked billions of events per day, used to power significant user facing portions of the website.

Kevin Stephenson, a leading innovator in the development of information technology platforms. Kevin serves as WealthStake Capital’s vice-president of Engineering. He has over 30 years of software engineering and information technology management experience in developing robust, secure and flexible online platforms. Kevin has significant experience in designing systems that protect customer information from fraud and identify theft by incorporating defensive counterintelligence techniques to handle threats ranging from password hacks caused by poor password policies all the way to obscure van Eck phreaking. As the Chief Software Architect of Myspace, he was instrumental in developing Myspace’s second generation, cutting-edge platform capable of supporting up to one billion users. This engineering feat was accomplished by leveraging modern and experimental software engineering practices and graph database designs, including the first-time use of Wall Street-inspired high-speed solid-state messaging systems by a social network platform. Prior to Myspace, Kevin was a technology consultant and worked with clients in fields spanning insurance, entertainment, and energy. Starting in 2001, Kevin was engaged to rebuild the technology platform of Quotit, one of the first cloud-hosted applications in the individual and small group health insurance quoting industry. The new technology revolutionized the marketplace and transformed Quotit into the dominant player in the industry. Quotit was later used to power some of the Affordable Care Act state exchanges. Earlier in his career, Kevin consulted with New Energy Ventures, a startup in the deregulated electrical energy-trading sector. He built and maintained their IT systems from the initial five-person company to one with dozens of employees spread across multiple national offices.

We have entered into a license agreement with WealthStake Capital to use the WealthStake Platform, which we believe gives us a competitive advantaging in raising capital and in sourcing, acquiring and managing suitable investment assets.

Use of Leading Cyber Security Protocols for Financial Security. WealthStake Capital and its technology partners use proven and trusted cyber security protocols, algorithms and processes (compromising “Cyber Security Best Practices”). WealthStake Capital has partnered with the industry leading “DWOLLA” funds transfer and information management platform to protect our investors’ financial accounts from information and financial theft. By integrating DWOLLA’s security protocols into its investment management platform, WealthStake Capital is able to execute investors’ transactions without storing financial account login credentials or full financial account numbers on WealthStake Capital’s or our servers, thereby significantly lowering information security risk. DWOLLA’s protocols include the use of “tokenization”, a process that replaces high-value information in a financial transaction with secure, short-lived, and functionally limited access tokens. Investors’ sensitive financial information resides on servers maintained by WealthStake Capital and DWOLLA that are protected both physically and electronically. Strong cipher suites are used for all communication channels and for information at rest. Platform edge security is controlled by Transport Layer Security (TLS). All investors’ sensitive information is stored using strong cryptography provided by the Advanced Encryption Standard (AES) with 256-bit keys. The WealthStake and DWOLLA platforms sit behind layers of controls including firewall and intrusion protection systems that are constantly monitored.

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Rapid Access to Investment Return. By utilizing the automated features of the WealthStake Platform, we are able to make distributions to our investors on a more regular basis. Unlike most public listed REITs and Non- exchange listed public REITs, who pay their distributions to stockholders on a quarterly basis, we intend to pay our dividends to our investors on a bi-weekly basis on the 1st and 15th of every month. This will allow our investors to receive access to the returns on their investment on a more rapid basis. This may be of particular benefit to investors on a fixed-income, such as retirees. It will also allow investors who desire to reinvest their dividends in our common stock (or any other investments) to do so on a more expedited basis, allowing them to begin earning returns faster than if they had to wait to receive dividends on a quarterly basis.

●	Extensive Global Real Estate and Capital Markets Experience, Including in the Net Lease Sector.

Our advisor brings together a diversified group of industry leading real estate professionals from around the globe, with leading financial and information technology entrepreneurs to create a world-class, cutting-edge real estate direct investment platform. The people responsible for managing our company and implementing our investment strategy have extensive experience in investing in single tenant net leased properties, having participated in applicable net lease transactions valued at over $10.5 billion. These seasoned real estate professionals have been involved in all aspects of the real estate and capital markets industry, including property development, property acquisitions and dispositions, property operations, asset underwriting, asset management and financing in both the private and public capital markets. In addition to two of WealthStake Capital’s founders, Michael Slavin, an experienced real estate developer and leading innovator in fintech platforms, and Tom Werz, a leading innovator in the development of information technology platforms, our management and advisory team includes:

Michael Bluhm, a leading global real estate investment banker. Michael is a co-founder of our advisor and a lead advisor to and investor in WealthStake Capital. Michael has been instrumental in developing our investment and capital markets strategy, offering structure, management and human resource infrastructure, corporate governance and overall corporate strategy. He has also been instrumental in helping attract industry leading real estate professionals to our advisor’s management and advisory team. As a managing director of Investment Banking, head of the Western Region Real Estate Group and head of the Global Lodging investment banking practice at Morgan Stanley, Michael is responsible for providing capital-raising and financial advisory services within the real estate industry. Throughout his career he has been directly involved in more than $300 billion of public and private debt, equity and equity-linked offerings as well as a range of merger, acquisition and restructuring assignments, primarily with publicly traded companies. Michael is a member of the National Association of Real Estate Investment Trusts and the Urban Land Institute.

Mark L. Esses, a leading professional in the net lease real estate investment market. Mark Esses, our President and an advisor to WealthStake NLP I Advisors, LLC, is a leading professional in the net lease real estate investment market. He is the founder and President of California Realty Group. Mark has over 30 years’ experience and began his real estate career in 1983. In 1985, Mark was hired as a leasing agent for one of California’s largest retail development companies. By 1987, as Director of Real Estate, he was personally involved in the acquisition, development, leasing and sales of over 250 net leased properties, of which 100 were single tenant net leased properties with a total value of $500 million. Mark Esses supervised over $700 million of leasing transactions, as well as over 200 property acquisitions. In 1987, he was one of four key executives who created and developed Centers Business Management (CBM), which became one of the largest property management firms in California, with over 900 properties under management and a value in excess of $1.2 billion. Mark founded California Realty Group as a boutique real estate firm specializing in the sales, leasing, advisory services, real estate development and property management. California Realty Group develops net-leased properties and single tenant build-to-suit properties for its clients as well as its own portfolio. California Realty Group represents and advises portfolio owners and asset managers at all levels; financial institutions, insurance companies, family offices, REIT’s, pension funds, sophisticated individual investors, and retailers in the acquisition and disposition of assets. Mark has represented many of the largest net-leased investment tenants including McDonald’s, Chevron, Bank of America, CVS Health, Wells Fargo, Chipotle Mexican Grill, Panda Express, Pep Boys, AutoZone, In-N-Out Burger and many others. Mark’s professional affiliations have included International Council of Shopping Centers (ICSC) and California Association of Realtors (CAR).

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Richard D. Nanula, an experienced senior business executive in the global real estate, hospitality, entertainment and biotechnology industries. Richard, who serves as an advisor to WealthStake NLP I Advisors, LLC, was a principal at Colony Capital, LLC, a leading global real estate investment and asset management company. Mr. Nanula worked at Colony Capital from January 2008 until July 2013. He has extensive advisory and executive-level experience across many sectors, including entertainment, lodging and hospitality, transportation, and pharmaceutical biotechnology. Richard served as executive vice president of finance, strategy & communications and chief financial officer at Amgen Inc. over a period of 7 years. He has also served as a senior executive in the entertainment industry for both The Walt Disney Company as senior executive vice president and for Miramax LLC, as Chairman. Richard has extensive experience in lodging & hospitality, having served as President of Starwood Hotels and Resorts.

Michael Levy, a leading global real estate investment banker and private equity investor. Michael, who serves as an advisor to WealthStake NLP I Advisors, LLC, became a member of the senior leadership team of Crow Holdings in November 2016. With over six decades of continuous operating history and an unparalleled industry presence, Crow Holdings is a leading global investment enterprise headquartered in Dallas, Texas. Crow Holding’s operating businesses include Trammell Crow Residential and Industrial with over $4.0 billion of property currently under development and Crow Holdings Capital, which manages over $10.0 billion of real estate funds for leading institutional investors and provides investment advisory services for family offices throughout the United States. Crow Holdings owns a unique portfolio of signature properties throughout the world. Prior to joining Crow Holdings, Michael was the Global Chief Operating Officer and Chief Financial Officer of Morgan Stanley Real Estate Investing, the firm’s real estate investment management division with $35 billion in assets under management. At Morgan Stanley, he has worked closely with the firm’s real estate clients and funds across a broad range of new investment, financing, capital markets, and advisory activities. His responsibilities at Morgan Stanley included the financial and operational activities of the division, which includes portfolio management, capital markets, risk, regulatory and other infrastructure activities. In this capacity, he was chairman of the valuation committee and a senior member of the group’s investment and risk committees. He also served as the portfolio manager for MSREF VII, a $4 billion global opportunity fund, and lead the investor coverage and capital markets effort across the firm’s alternative investment businesses

Warren L. Troupe, an experienced REIT professional. Warren, who serves as an advisor to WealthStake NLP I Advisors, LLC, has since 2008 been the Senior Executive Vice President of UDR, a leading apartment-focused REIT. He also serves as UDR’s corporate compliance officer, corporate secretary and is responsible for overseeing all of UDR’s financial, treasury, risk and legal functions. Prior to joining UDR, Mr. Troupe was a partner with Morrison & Forester LLP from 1997 to 2008, where his practice focused on all aspects of corporate finance, from public and private equity offerings, traditional loan structures, debt placements to subordinated debt financings, workouts, and recapitalizations. He has concluded a large number of mergers and acquisitions for both public and private companies including tender offers, hostile proxy contests and negotiated acquisitions. Mr. Troupe holds a Bachelor of Arts degree from Colorado State University and his J.D. from the University of Denver. Mr. Troupe is a member of the Executive Committee of National Multi Housing Council, a member of Urban Land Institute, on the Multi-Family Blue Council of Urban Land Institute, a member of National Association of Real Estate Investment Trusts, Colorado Bar Association and American Bar Association.

Michael Alpert, a leading global real estate private equity investor. Michael, who serves as an advisor to WealthStake NLP I Advisors, LLC, is the President and Vice-Chairman of Ashkenazy Acquisition Corporation, a New York City based private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition has acquired over 15 million square feet of retail, hospitality, office and residential properties, located throughout the United States, Canada and England. Ashkenazy Acquisition has a portfolio containing more than 100 buildings valued in excess of $10 billion.

Richard Acosta, an experienced d real estate executive and private equity investor. Richard, who serves as our Chief Financial Officer, Treasurer and Secretary and an employee of our advisor, has over a decade of investment and portfolio management experience across various commercial real estate asset types and investment structures having originated, underwritten or managed over $10 billion worth of assets. Richard most recently served as Chief Financial Officer of SBE, a leading boutique hospitality platform, since early 2014 where he also sat on the company’s executive and investment committees. Richard was responsible for SBE’s global financial, portfolio management, capital markets and other corporate infrastructure activities. He worked closely with all divisional unit heads to drive SBE’s strategic growth across its hotel, nightlife and food & beverage businesses. Prior to SBE, Richard spent nearly a decade with Colony Capital, a global real estate private equity firm, where he last served as Director. During his tenure at Colony, Richard honed his skills in investment sourcing and underwriting of equity and related structured investments, complex operations and financial restructurings on behalf of Colony’s opportunity funds with a focus on operationally intensive real estate including hospitality and gaming. Richard was also actively involved in monitoring several of Colony’s portfolio companies in the entertainment, hospitality and real estate sectors, and spent several years developing Colony’s deal sourcing and capital raising functions in Dubai and the GCC region. Richard began his career in the Real Estate Merchant Banking unit at Wells Fargo Bank where he was active in the bank’s real estate principal investing activities in Southern California. Richard is a member of the Urban Land Institute and is involved with various philanthropic causes including Vista Del Mar Child & Family Services as an advisory board member. He is a graduate of the Marshall School of Business at the University of Southern California, where he graduated magna cum laude.

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In addition to Mark Esses who serves as our President, Michael Slavin who serves as our Board Chairman and Chief Executive Officer and Richard Acosta who serves as our Chief Financial Officer, Treasurer and Secretary, Scott McMullin and Wade E. Doidge serve as our independent directors, bringing significant real estate investment experience to our company.

Scott McMullin is a founding principal, chairman, chief investment officer and chief operating officer of Stratford Hospitality. Prior to forming Stratford, Scott spent sixteen years as an Executive Managing Director with HFF, one of the country’s largest real estate investment banking organizations. At HFF, he oversaw and directly participated in over $30 billion of real estate transactions. During his tenure with HFF, Scott served on the firm’s Operating Committee and facilitated the creation of the Los Angeles and San Francisco debt and equity platforms. Scott was also instrumental in the formation of the private equity affiliate, HFF Securities, holding the position of Principal at the broker/dealer. As an agent and owner, Scott has approximately $2 billion of hospitality experience. Asset classes include hotels, restaurants, marinas and water parks. The structures have incorporated sales, financings, joint ventures, formations of discretionary and non-discretionary funds, sale of real estate operating companies, as well as mezzanine and preferred equity/debt hybrids. Prior to joining HFF, Scott was a Partner with The Parmenter Company, responsible for the accumulation, financial management and disposition of the real estate portfolios of high net-worth families. Previously, Scott was part of the NCNB Texas Special Asset Bank (predecessor to AMRESCO) serving as an asset manager for a multi-billion-dollar portfolio as a SAMDA contractor to the RTC. Scott started his career at Citicorp Investment Bank in NYC.

Wade E. Doidge is a managing director and chief operating officer of Larimer Associates, LLC, a Colorado based family office private equity investor, where he manages a diverse portfolio of real estate holdings, including commercial and residential property developments valued at over $335 million. Prior to joining Larimer Associates in 2014, Wade spent 5 years as a Senior Vice President of Tiarna Real Estate Services, Inc., an asset management and advisory company serving institutional clients, private equity funds, high net worth family offices and private developers, with over 16 million square feet of properties under management. At Tiarna, Wade was responsible for originating over 1.15 million square feet of mid-rise and high-rise office property asset management assignments. Prior to Tiarna, Wade was the Director of Acquisitions and Asset Management at Alliance Commercial Partners, LLC where over the course of 12-years he was responsible for analyzing and underwriting over $14.5 billion of potential value added and opportunistic acquisitions for Alliances various investment funds. While at Alliance, he expanded their historical investment focus beyond office properties to include investments in residential and multifamily development, as well as in mezzanine and structured debt instruments. Prior to Alliance, he was the Director of the Lodging and Leisure Capital Markets Group for Sonnenblick Goldman Co., a Denver based investment bank.

Significant Relationships within the Net Lease and Real Estate Industry. As a result of their extensive combined experience in industry leading positions, our management and advisory team members have developed significant relationships across the real estate industry (including the net lease property sector) that provides a deep sourcing network for new opportunities. We believe that their relationships with major financial institutions, real estate brokers, and other institutional real estate investors, particularly in the net lease property space, will enable us to see significantly more deal flow than many of our competitors.

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Benefit of a Vertically Integrated Management Team. We believe that our approach of bringing together under “one-roof” a management and advisory team with significant real life experience in real estate finance and investment, and building and operating cutting edge financial technology platforms, gives us a unique competitive advantage over other companies focused on real estate investment as well as over other recently formed online investment platforms, that use third party developers and vendors to “create” the infrastructure and backbone of their websites.

For detailed information about our advisor’s Management and Advisory Team, including their relevant experience, See “Investment Objectives And Strategy – Our Potential Competitive Strengths – Providing Direct Investment Opportunities In Real Estate Through The Use Of Cutting Edge Technology – Proprietary Direct Investment Management Platform”; – “Investment Objectives And Strategy – Our Potential Competitive Strengths - Significant Global Real Estate And Capital Markets Experience, Including Net Lease Property Investment”; – and Management- Executive Officers and Directors – Executive Officers”.

●	Disciplined Investment Strategy.

We intend to maintain a disciplined investment strategy focused on acquiring and operating standalone, single tenant income-producing properties in commercially desirable locations that are leased under long-term net leases to creditworthy retail tenants dedicated to providing non-discretionary goods or services that are insulated from the competitive threats of e-commerce. We believe that this investment strategy will provide us with above-average yields and income predictability and stability. We will seek to acquire and own properties that have characteristics that are more likely to provide stability and income predictability, including:

●	Long-term leases with contractual rent increases;

●	Credit-worthy tenants with long-standing operating history;

●	Accessible, strategically located properties with strong regional demographics and high traffic visibility; and

●	Use of conservative leverage ratios (in the 40% to 50% range) that decrease the risk of volatile economic cycles.

In order to minimize the risk of tenant defaults, we will seek to acquire properties that have multiple payment sources, including unit- or store-level profitability, overall corporate credit and the availability of cash flow from all of our tenant operator’s assets to support all of its obligations (including its obligations to us), and the value of the real estate that we will acquire. Our general guideline is that we will not invest in a property for an amount greater than its replacement cost. We will base investment decisions upon disciplined underwriting and acquisition procedures; we will seek to enter into long-term leases with built-in lease escalators; we will use master leases and cross-defaulted leases, where appropriate, to mitigate risk; and we will require corporate and unit-level financial reporting from our tenant operators, which will provide us with a better ability to assess and manage risk.

Investment Guidelines

We will seek to invest in properties possessing characteristics that reduce our real estate investment risks. Our goal is to invest in properties that will be continuously occupied and produce income from our tenant operators. We will seek commercially desirable locations and properties with improvements that also are suitable for use by other tenants. These types of commercial properties will enable us to promptly re-lease the real estate to another operator with minimal management time and expense or sell the property if a sale is determined to be advantageous to us. We will seek to invest in properties that have strong unit-level economics that make a positive contribution to the total operations of our tenant operators. By investing in this type of commercial property, we believe there is a smaller risk of default because our tenant operators depend on the property for their sales and profits. We also prefer to make our property investments at or below the replacement cost of the property to reduce the risk of the business moving to a different location, and to reduce our residual valuation risk. We will seek to make investments that are diversified by customer, industry and geography. We believe that through portfolio diversification, we will be better able to protect our stockholders from fluctuations in income caused by under-performing individual real estate assets or adverse economic conditions affecting an entire industry. See “Investment Objectives and Strategies — Investment Underwriting”.

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Description of Leases

We expect, in most instances, to acquire single-tenant properties with existing triple net leases. “Net” leases mean leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has approval rights over each potential investment recommended by our advisor and oversees our operations. Our charter requires that a majority of our directors be independent of our advisor. We currently have a three-member board of directors, a majority of whom are independent directors. Our directors are elected annually by our stockholders. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. Our two independent directors serve on the conflicts committee of our board of directors, and this committee is required to review and approve all matters the board believes may involve a conflict of interest between us and WealthStake Capital or its affiliates. See the “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates — Certain Conflict Resolution Procedures” section of this offering circular.

Our Sponsor and our Advisor

WealthStake Capital is our sponsor and owns and operates an online investment management platform. WealthStake Capital, a trade name used to refer to a group of affiliated entities directly or indirectly controlled by WealthStake, Inc., or its shareholders.

Our advisor, WealthStake NLP I Advisors, LLC (a Delaware limited liability company), is controlled by three of the principals of WealthStake, Inc., Michael Slavin, Tom Werz and Michael Bluhm. As such, our advisor is an affiliate of our sponsor. The parent company of our advisor, WealthStake Advisors, LLC, will enter into a master advisory agreement with WealthStake, Inc. effective upon the commencement of this offering. Pursuant to this agreement, WealthStake Inc. will provide our advisor with certain support services (including access to the WealthStake Platform) and financial assistance to enable our advisor to perform its duties under the advisory agreement in exchange for a portion of the fees paid to our advisor under the advisory agreement.

Subject to the direction and oversight of our board of directors, our advisor is responsible for (i) managing our affairs on a day-to-day basis, (ii) for identifying and analyzing potential real estate investments on our behalf, (iii) making acquisitions and investments on our behalf, and (iv) recommending to our board of directors an approach for providing our investors with liquidity. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations.

WealthStake Platform

We will conduct this offering on the WealthStake Platform, which will host this offering in connection with the distribution of the common stock offered pursuant to this offering circular. The WealthStake Platform is owned and operated by WealthStake Financial, LLC., a wholly owned subsidiary of WealthStake. Inc., our sponsor. We will not pay WealthStake Capital, the owner of the WealthStake Platform, or any other person or entity, any sales commissions or other remuneration for hosting this offering on the WealthStake Platform.

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Functionality of the WealthStake Platform. The WealthStake Platform is a software based communications tool that WealthStake Capital provides free of charge for companies sponsored and managed by it to raise capital directly from investors. The WealthStake Platform was designed in a manner that would allow company’s sponsored by and managed by WealthStake Capital and their associated persons to raise capital without having to use or register as a broker-dealer in compliance with the “passive sales” exemption provided under Exchange Act Rule 3a4-1(a)(4)(iii). To satisfy this exemption, the WealthStake Platform does not engage in any of the following activities:

●	Transaction-Based Compensation
●	Offering of Securities
●	Solicitation of Investors
●	Handling of Customer Funds
●	Investment Advice

The WealthStake Platform also includes proprietary financial technology (or “fintech”) tools developed by WealthStake Capital to automate the process of: (i) property origination, (ii) tenant and property underwriting, and (iii) property and customer management.

The following is a detailed description of the functionality of the WealthStake Platform software.

●	Transaction Based Compensation. Neither WealthStake Capital nor any other person or entity will be compensated in any way in connection with the use of the WealthStake Platform for the offer or sale of securities. The Company and its associated persons (including the advisor) will use the WealthStake Platform at no cost. By being able to utilize the WealthStake Platform at no cost, the Company is able to significantly reduce the fees charged to investors compared to a traditional public non-traded REIT. By building a tool that its affiliated issuers, such as the Company, may use for free, WealthStake Capital eliminates the need for the massive costs associated with using a broker-dealer to conduct an offering. For example, in a traditional public, non-traded REIT, a $100 investment may be immediately reduced in value to only $85 as a result of the myriad of distribution fees (selling commissions, dealer manager fees, etc.) charged by such REIT and its distribution partners (which are almost always affiliates of such REIT).

Further, WealthStake Capital believes that providing transaction based compensation to any person, especially those affiliated with the issuer, creates massive conflicts-of-interest that result in there being strong incentives for such persons to engage in conduct that may not be in the best interest of investors. By eliminating this compensation, and limiting the activities of its associated persons solely to those provided for in the “passive sales” exemption of Rule 3a4-1(a)(4)(iii), WealthStake Capital believes that potential investors would be much better served than in the traditional, fee-heavy distribution model that relies on affiliated broker-dealers to sell securities while receiving transaction-based compensation that creates a clear conflict of interest.

●	Offering of Securities. The offering of the Company’s securities (and all activities associated with such offering) will be done by the Company and its associated persons directly in accordance with the exemption contained in Exchange Act Rule 3a4-1(a)(4)(iii). No activities occur on the WealthStake Platform without the explicit direction of the issuer or its associated persons. The issuer and its associated persons are wholly responsible for preparing all communications, offering materials, deal structures, etc. In this manner, the WealthStake Platform is analogous to other forms of communication and tools that an issuer may utilize in conducting an offering of its own securities, but that, absent other factors, do not cause the owner of such communication tool (e.g., Google / Gmail) to be required to register as a broker-dealer.

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The WealthStake Platform does not provide for any secondary trading. Accordingly, investors cannot sell the securities they purchase in this offering on the WealthStake Platform.

●	Soliciting of Potential Investors. All solicitation of investors will be conducted directly by the Company and its associated persons as the issuer of the securities utilizing the communication software provided by the WealthStake Platform. All communications and solicitations will be prepared by associated persons of the issuer and approved by a principal of the issuer (in accordance with Exchange Act Rule 3a4-1(a)(4)(iii)). All such communications would clearly be marked as being from the Company or its associated persons, not from WealthStake Capital.

●	Handling of Customer Funds. No WealthStake Capital entity or affiliate holds any investor funds at any time. Rather, investors would subscribe to purchase shares of the issuer, but funds would be held in a third party administered escrow account until the minimum investment amount was reached. When such minimum amount is reached, such funds would be drawn by the Company and deposited directly into its bank account through an arrangement with “DWOLLA”, an industry leading financial funds transfer and data management platform. The Company will then issue the shares purchased by electronically updating its books and records. In the time after the minimum offering amount has been reached, investor funds would be drawn directly from such investor’s external bank account by the issuer at the time of subscription and deposited directly into the issuer’s bank account. Neither WealthStake Capital nor any affiliated entity maintains any bank account in which it holds customer funds.

●	Giving Advice to Investors on the Platform. Neither WealthStake Capital nor any entity or person affiliated with WealthStake Capital provides any investment advice to any investor. The information provided on the WealthStake Platform is merely factual in nature and is not customized towards any individual investor’s financial circumstances. Further, while associated persons of the issuer may answer factual questions from potential investors, no such persons have or will provide investment advice in connection with this offering or otherwise. All investment decisions are solely at the discretion of the individual investor. Furthermore, nowhere on the WealthStake Platform does WealthStake Capital or any other entity hold itself out as an investment advisor.

Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 44, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Conflicts of Interest

Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

●	Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that WealthStake NLP I Advisors, LLC, an affiliate of WealthStake Capital will act as our advisor; and

●	The management personnel of our advisor, each of whom may also make investment decisions for other programs that WealthStake Capital may sponsor in the future, will be required in such event, to determine which investment opportunities to make on our behalf, or such other program sponsored by WealthStake Capital. Some of these future programs may have investment objectives similar to ours, and such persons will be required to determine how to allocate their time and other resources among us and other programs sponsored by WealthStake Capital as well as other entities to which such persons must devote time and resources.

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●	Mark Esses, our President, will continue to serve as president of California Realty Group, a boutique real estate firm specializing in the sales, leasing, advisory services, real estate development and property management focused on the net-leased property segment. As such, he will be required to determine how to allocate his time and other resources between California Realty Group and us.

Each of our executive officers also is an officer and/or director or advisor of WealthStake, Inc. and its affiliates, and in the future will be an officer and/or director or advisor of other real estate programs sponsored by WealthStake Capital, and therefore will face conflicts similar to those described above. As a result, these individuals have duties to us and our stockholders, as well as to these other entities and their stockholders, members and limited partners. There is a risk that their loyalties to these other entities could result in actions or inactions that are averse to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, especially those in their initial start-up phase, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) locating and identifying assets for investment; (iv) the timing and terms of the investment in or sale of an asset, including financing terms, (v) entering into leases; (vi) development of our properties by affiliates, and (vii) investments with affiliates of our advisor, (viii) compensation to our advisor and its affiliates. See the “Conflicts of Interest” section of this offering circular for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

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Our Structure

The following chart shows our ownership structure as well as the various entities that are affiliated with our advisor.

1 Our sponsor currently owns 100 shares of our shares of our common stock that it purchased from us for $10.00 per share in a private offering as part of our formation. Our sponsor has committed to purchase another 19,900 shares of our shares of common stock from us at $10.00 per share in private placements by the date this offering statement is declared “qualified” by the SEC, for an aggregate of 20,000 shares of our common stock.

2 Our advisor was issued special units in our operating partnership as part of the overall consideration for the services to be provided under the Advisory Agreement. Our advisor, as the holder of the special units, will be entitled to payment of a subordinated performance fee if it redeems its special units under certain circumstances.

3 We are offering a total of 5,000,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. We have adopted this two-tiered pricing structure as a means of rewarding those investors who make commitments to invest in our Company early in our initial offering process. We believe that this structure will help accelerate our fundraising process, thereby enabling us to commence operations sooner and more quickly accumulate funds to begin acquiring our targeted properties.

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Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our advisor nor its affiliates will receive any selling commissions or dealer advisor fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Advisor	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf. To date, our advisor has paid approximately $150,000 of organization and offering expenses on our behalf. We expect organization and offering expenses to be approximately $1,300,000 (2.6% of the maximum offering proceeds).	$1,300,000 (1)

Acquisition and Development Stage

Acquisition Fee— Advisor (2)	We will pay our advisor or its Affiliate an Acquisition Fee up to 2.0% of the acquisition price of each investment property we acquire.	Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Brokerage Commission — Affiliate of Advisor (2)	In connection with our acquisition of a property, the seller of such property may pay a brokerage commission of up to 6% of the acquisition price to the real estate brokers involved in the sale. Generally, such commission is split between the broker representing the seller and the broker representing the buyer. We may engage a real estate broker to assist us in the acquisition of a property, which broker may be an affiliate of our advisor. In such an event, such affiliate of our advisor may receive a portion of such brokerage commission. We will not be entitled to any portion of this commission fee.	Paid directly by the seller to and affiliate of our advisor, not by us.

Reimbursement of Acquisition Expenses — Advisor	We will reimburse our advisor for actual expenses incurred in connection with the selection and acquisition of an investment, to the extent not reimbursed by a third party, whether or not we ultimately acquire the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Asset Management Fee — Advisor (3)	Quarterly asset management fee equal to an annualized rate of 2.0%, which, will be based on our gross offering proceeds as of the end of each quarter.	Actual amounts are dependent upon the offering proceeds we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Advisor	We will reimburse our advisor for out-of-pocket expenses of third parties in connection with providing services to us. This does not include the advisor’s employee overhead costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees— Advisor (4)	We will pay our advisor or its Affiliate a Disposition Fee up to 2.0% of the sales price of each investment property we sell or otherwise dispose of.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

Merger, Acquisition or other Combination Advisory Fees — Advisor (4)	We will pay our advisor or its Affiliate a Merger, Acquisition or other Combination Advisory Fee up to 2.0% of the aggregate market value of any merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

IPO Structuring Fees — Advisor (4)	We will pay our advisor or its Affiliate a IPO Structuring Fee up to 1.0% of the aggregate market value of any transaction or event resulting in the listing of our common stock on a national securities exchange.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

Subordinated Performance Fee, Special Operating Partnership Units — Advisor (5)	After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

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License Development Cost Recoupment— WealthStake Capital (6)	In the event we terminate or fail to renew the Advisory Agreement for any reason other than for “Cause”, we will pay WealthStake Financial, LLC, the owner of the WealthStake Platform, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform.	Actual amounts are dependent upon the offering proceeds we raise (any leverage we employ), and the performance of the assets we acquire; and therefore we cannot determine these amounts at the present time.

(1)	Beginning on the date that we first receive offering proceeds, we will start to reimburse our advisor, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5.0% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 5.0% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

(2)

The acquisition fee paid to our advisor is a percentage of the purchase price of an investment.

Our advisor is in the process of setting up an affiliated entity that will be a licensed commercial real estate broker. Once created, our advisor will be permitted to hire such affiliated broker to assist us in the acquisition of properties, subject to the approval of our independent directors.

(3)	Our advisor in its sole discretion may defer or waive any fee payable to it under the Advisory Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the advisor determines.

(4)	The disposition fee paid to our advisor is a percentage of the sales price of an investment property. The merger, acquisition or other combination advisory fee paid to our advisor is a percentage of the aggregate market value of the transaction. The IPO structuring fee paid to our advisor is a percentage of the aggregate market value of the Company following the listing of our common stock on a national securities exchange.

(5)

Our advisor was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates. Our advisor, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that our advisor would have been entitled to receive had our operating partnership disposed of all of its assets at the “enterprise valuation” as of the date of the event triggering the redemption, or, if applicable, at such later date as elected by our advisor.

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If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares over any three-month period selected by our advisor beginning on the listing date and ending on the one-year anniversary of such listing date; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering plus an additional 10.0% to compensate for the pricing discount normally associated with initial public offerings. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets conducted by an independent third-party valuation or appraisal firm reasonably satisfactory to our advisor. We are responsible for paying the costs associated with such valuation or appraisal.

In each of such cases, our advisor will be entitled to 15.0% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. In the case of the listing of our common stock, the consideration “received” by the holders of our common stock would be based upon the market value of our common stock plus the distributions paid to our investors. The 6.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6.0% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program (but in no event less than the issue price for such repurchased shares).

In the event, there is a change in the federal or state income tax rules or regulations that has the effect of increasing the effective tax rate recognized by our advisor related to payment of the Subordinated Performance Fee (the advisor’s “Performance Fee Carried Interest”), advisor shall be entitled to receive an additional distribution in an amount that compensates the advisor in full for the difference in the change in the effective tax rate imposed on the Performance Fee Carried Interest.

Unless the Advisory Agreement was terminated for “cause”, our advisor will have the right to forgo having its special units redeemed upon the termination or non-renewal of the advisory agreement and instead continue to hold such special units until a triggering event resulting from (x) the listing of our common stock on a national securities exchange; or (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, in each case, pursuant to the terms and conditions of such other triggering event.

In each case where our advisor is entitled to redeem the special units, in lieu of receiving cash, our advisor may elect to receive payment in the form of limited partnership units of our Operating Partnership (or if applicable, the securities of our acquirer or successor). In such event, the limited partnership units (or such other securities) held by our advisor will be redeemable by our advisor at any time upon written notice at their fair market value. If our (or, if applicable, our acquirer’s or successor’s) common stock is then listed on an exchange, the fair market value of each unit being redeemed shall be equal to the closing price of our (or, if applicable, our acquirer’s or successor’s) common stock as reflected on such exchange on the redemption request date. If our (or, if applicable, our acquirer’s or successor’s) common stock is not listed on an exchange, then the fair market value will be calculated based on an appraisal or valuation of our assets (or, if applicable, our acquirer’s or successor’s assets) conducted by an independent third-party valuation or appraisal firm reasonably satisfactory to our advisor. We are responsible for paying the costs associated with such valuation or appraisal.

(6)	WealthStake Capital developed the WealthStake Platform for use by companies like ours that are being sponsored and managed by WealthStake Capital at no cost. In the event we cease to be affiliated with WealthStake Capital because we terminate or fail to renew the Advisory Agreement for any reason other than for “cause”, we are obligated to pay WealthStake Capital, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform.

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Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities that own our properties or investments , cash or cash equivalents, securities , letters of credit , guarantees or a security interest in one or more of our other assets. We may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to our advisor, pay for capital improvements, repairs or tenant build outs, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 40%—60% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate. The amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. See “Investment Objectives and Strategies — Financing Strategies and Policies” for more detailed information.

Property Disposition Policies

One of our advisor’s ongoing responsibilities will be to determine the optimum time to hold our properties. When determining whether to sell a particular asset, our adviser will take the following steps:

●	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

●	Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.

●	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

●	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

See “Investment Objectives and Strategies —Distribution Policies” for more detailed information.

Stockholder Liquidity Opportunities

Our board of directors, upon the advice of our advisor, will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method determined by our independent directors to be in the best interests of our stockholders.

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Although we are not required, through our charter or otherwise, to provide for a liquidity event, it is our current intention to seek a liquidity event for our stockholders on or before the tenth (10th) anniversary of our commencement of operations. Market conditions and other factors could cause us to delay our liquidity event beyond the tenth anniversary. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period in our charter or determined criteria for any such decisions. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the Advisory Agreement or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Distribution Policy

We intend to qualify as a REIT for U.S. federal income tax purposes. The Internal Revenue Code of 1986, as amended, or the Code, generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains. To satisfy the requirements for qualification as a REIT, we intend to make regular bi-weekly distributions to the holders of our common stock. Any distributions will be at the sole discretion of our board of directors and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, liquidity, cash flows and financial condition; our debt service requirements; our capital expenditures; prohibitions and other limitations under our financing arrangements; our REIT taxable income; our annual REIT distribution requirements; applicable law; and such other factors as our board of directors deems relevant. We cannot guarantee whether or when we will be able to make distributions or that any distributions will be sustained over time. See “Investment Objectives and Strategies — Financing Strategies and Policies — Distribution Policies and Description of Capital Stock — Distribution Policy and Distributions” for more detailed information.

Share Redemption Program

Our shares are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we have a share redemption program. As described below, we cannot guarantee that our share redemption program will be available indefinitely. Stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least six-months may receive the benefit of limited liquidity by presenting for redemption to us all or a portion of those shares, in accordance with the procedures outlined herein. There is no fee payable to our advisor, our sponsor, our board of directors or any other party in connection with the redemption of shares pursuant to our share redemption program. Share that are redeemed will be redeemed at the lower of 100% of the then-current offering price of the shares of such class or 100% of the price paid to acquire the shares from us.

We may waive the six-month holding requirement in the event of a stockholder’s bankruptcy. In the event of the death or disability of the holder, upon request, we will waive the six-month holding requirement. For purposes of the six-month holding period, limited partners of the Operating Partnership who exchange their OP Units for shares of our common stock (and any persons to whom they transfer such stock to) shall be deemed to have owned those shares of our common stock as of the date the related OP Units were issued.

During the period of any public offering, the redemption price will be equal to or less than the price of the shares offered in the relevant offering. If we are engaged in a public offering and the redemption price calculated in accordance with the guidelines set forth above would result in a price that is higher than the then-current public offering price of our common shares, then the redemption price will be reduced and will be equal to the then-current public offering price of such class of common shares.

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The redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations or similar actions with respect to our common stock. However, our board of directors, in its sole discretion, may determine at any time to amend the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. Any such price modification may be arbitrarily determined, or may be determined on a different basis, as determined by our board of directors. For example, in the event that we are not engaged in a public offering of our primary shares, our board of directors may determine to amend the share redemption program to redeem shares at a price that is at or below the then-current net asset value per share of our common stock.

Our board of directors has complete discretion to determine in any month whether there are funds available for use for redemptions in such month. To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend or terminate our share redemption program upon 30 days’ notice. Subject to the limitations and restrictions on the program and to funds being available, the number of shares repurchased during any consecutive twelve-month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that twelve-month period.

All requests for redemption must be received by us at least five business days prior to the end of the month. If you would like to request redemption of your shares, please contact us to receive required redemption forms and instructions concerning required signatures. We cannot guarantee that we will have sufficient funds to accommodate all requests made in any month. In the event the number of shares for which repurchase requests have been submitted exceeds the limits on the number of shares we can redeem or the funds available for such redemption in a particular month and our board of directors determines that we will repurchase shares in that month, then shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held and considered for redemption until the next month.

We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our shares of common stock develops. See “Description of Capital Stock — Share Redemption Program” for more detailed information.

Our Tax Status

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2017 , or, if later, the first year during which we commence material operations . Our qualification as a REIT, and maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our equity shares. We believe that, commencing with our initial taxable year ended December 31, 2017, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this offering of our common stock, we have received an opinion from Fox Rothschild LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. See “Material U.S. Federal Income Tax Considerations”.

Description of Shares

Our charter authorizes us to issue up to 500,000,000 shares of common stock, at $0.01 par value per share and 10,000,000 shares are classified as preferred stock at $0.01 par value per share. As of December 31, 2016, 100 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Uncertificated Shares. Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this offering circular captioned “Additional Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer.

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Stockholder Voting Rights and Limitations. We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restrictions on Share Transfer and Ownership. Our charter contains restrictions on transfer and ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Capital Stock” section of this offering circular. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “State Law Exemption and Purchase Restrictions” section of this offering circular.

See “Description of Capital Stock” for more detailed information.

Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

●	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset. We do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us or any of our subsidiaries to be an investment company under the Investment Company Act.

Emerging Growth Company Status

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy or information statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and seeking stockholder approval of any golden parachute payments not previously approved and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies.

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company,” except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our common stock, and our stock price may be more volatile.

We could remain an “emerging growth company” until the earliest to occur of: (i) the last day of the fiscal year following the fifth anniversary of this offering; (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

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Risk Factors

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing our common stock. The risks discussed in this offering circular can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this offering circular before you decide to purchase any shares of our common stock.

Risks Related to an Investment in WealthStake Net Lease Properties I, Inc.

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this offering circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $200,000 in cash. You should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment opportunities sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our board of directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our board of directors could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Capital Stock — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments and the ability of our advisor to source property acquisition opportunities for us. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our advisor and board of directors. We cannot assure you that our advisor will be successful in identifying suitable investments on financially attractive terms or that, if our board of directors determines to make investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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If we pay distributions from sources other than our cash flow from operations, we may have less funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, may have less funds available for investments, and your overall return may be reduced.

Future disruptions in the financial markets or deteriorating economic conditions could adversely affect the commercial real estate market as well as the market for net lease investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to originate and acquire a diversified portfolio of single-tenant income-producing corporate properties that are leased to creditworthy tenants under long-term net leases and other investments in commercial real estate. Negative or deteriorating economic conditions greatly increase the risks of these investments. Revenues from the businesses of the tenants who lease our investment properties could decrease, making it more difficult for them to meet their payment obligations to us. Each of these factors would increase the likelihood of default, which would likely have a negative impact on the value of our investment and could adversely affect our ability to implement our business strategy and make distributions to our investors.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our advisor’s employees and directors to identify suitable investments. Our sponsor and other WealthStake Capital entities also rely on these same employees and directors for investment opportunities. To the extent that our advisor’s employees and directors face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and acquisition of suitable net lease properties would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in a diversified portfolio of single-tenant income-producing corporate properties that are leased to creditworthy tenants under long-term net leases and other real estate-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor will have broad discretion in implementing our investment policies and you will not have the opportunity to evaluate potential property investments. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

At the time this offering statement is declared “qualified” by the SEC, our sponsor will have only invested approximately $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our common stock. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our stock, as do those sponsors who make more significant equity investments in their companies.

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Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12-month period (although we may raise capital in other ways). We expect the size of the investments that we will make will average about $1.0 million to $3.0 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of net lease properties and other real estate-related assets. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates as well as our advisor’s employees, directors and advisory board in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our advisor or our sponsor’s financial condition or our relationship with our advisor, our sponsor or its affiliates , could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the WealthStake Platform, which makes an investment in us more speculative.

We will conduct this offering through the WealthStake Platform, which is owned by WealthStake Capital. Our sponsor is in the early stages of its development and has a limited operating history. This offering is the first investment opportunity to be conducted using the WealthStake Platform. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares of common stock to investors through the WealthStake Platform. If we are not successful in selling our shares of common stock through the WealthStake Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we currently intend to seek a liquidity event for our stockholders on or before the tenth (10th) anniversary of the date we commence operations, our charter does not require our board of director to pursue a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets at a satisfactory price. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

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We may change our targeted investments and investment guidelines without shareholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to identify and acquire suitable investment properties, could result in our bankruptcy or other event that would have a material adverse effect on our stockholders and us . We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate property market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include large real estate companies, private equity funds and real estate investment trusts, as well as other online real estate focused crowdfunding platforms that compete with the WealthStake Platform. Competition could result in reduced acquisition opportunities or the failure of the WealthStake Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future the WealthStake Platform and we may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the WealthStake Platform are unable to compete with such companies and meet the need for innovation, the demand for the WealthStake Platform could stagnate or substantially decline.

Risks Related to our Relationship with Our Advisor.

We depend on our adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with our Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the adviser in the acquisition and management of our real estate portfolio, and our corporate operations. The adviser may suffer or become distracted by adverse financial or operational problems in connection with WealthStake Capital’s business and activities unrelated to us and over which we have no control. Should the adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

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Our advisor and its affiliates will face conflicts of interest caused by their compensation arrangements with us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates are entitled to substantial fees from us under the terms of the advisory agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the shared services agreement;

●	property acquisitions from third parties, which entitle our advisor and its affiliates to acquisition fees and advisory fees;

●	property or asset dispositions, which may entitle our advisor or its affiliates to disposition fees;

●	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor;

●	and how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of significant fees.

Our advisor faces conflicts of interest relating to the subordinated fee structure under our Advisory Agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon 60 days’ written notice without cause or penalty, which could result in our advisor earning a performance fee. This could have the effect of delaying, deferring or preventing a change of control.

Furthermore, the fact that our advisor is entitled to receive a significant subordinated performance fee upon termination of the advisory agreement may influence our board of directors not to exercise its right to terminate the advisory agreement upon 60 days’ written notice given the amount of such payment, even if such termination were deemed to be in the best interests of our stockholders.

In addition, in each case where our advisor is entitled to a subordinated performance fee, in lieu of receiving cash, our advisor may elect to receive payment in the form of limited partnership units of our Operating Partnership (or if applicable, the securities of our acquirer or successor). In such event, our advisor will be entitled to receive distributions from our cash flow currently with our holders of common stock on a pari passu basis, which will have the effect of reducing the amount of distributions to our other stockholders. Furthermore, the limited partnership units (or such other securities) held by our advisor will be redeemable by our advisor at any time upon written notice at their fair market value. If such redemption right is exercised, it would reduce cash available for distribution to our other stockholders. Since our advisor could elect to receive the securities of any acquirer or successor of ours as part of a merger, the existence of such right (including the redemption right) could discourage potential acquirer’s from making an offer to acquire our company or our assets.

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The rights granted to our advisor as a holder of Special Units to maintain a continued economic interest in our Operating Partnership following a termination or non-renewal of the Advisory Agreement may have the effect of making it more difficult to attract a new advisor.

Our advisor was issued special units in our operating partnership as part of the overall consideration for the services to be provided by it under the advisory agreement. Our advisor, as the holder of the special units, will be entitled to a payment if it redeems its special units upon the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. Unless the advisory agreement was terminated for “cause”, our advisor will have the right to forgo having its special units redeemed upon the termination or non-renewal of the advisory agreement and instead continue to hold such special units until a triggering event resulting from (x) the listing of our common stock on a national securities exchange; or (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed.

The rights granted to our advisor as a holder of special units to maintain a continued economic interest in our operating partnership following a termination or non-renewal of the advisory agreement may have the effect of making it more difficult to attract a new advisor. This could influence our board of directors to determine not to terminate the advisory agreement when absent such provision they otherwise would determine to terminate the agreement.

Our obligation to reimburse our sponsor for certain costs associated with the development of the WealthStake Platform following a termination or non-renewal of the Advisory Agreement may influence our board of directors to determine not to terminate the Advisory Agreement when absent such provision they otherwise would determine to terminate the agreement.

WealthStake Capital developed the WealthStake Platform for use by companies like ours that are being sponsored and managed by WealthStake Capital at no cost. In the event we terminate or fail to renew the advisory agreement for any reason other than for “Cause”, we are we are obligated to pay WealthStake Capital, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform. This obligation could influence our board of directors to determine not to terminate the advisory agreement when absent such provisions they otherwise would determine to terminate the agreement.

Risks Related to WealthStake Capital and the Investment Platform

WealthStake Capital is a development stage company with limited operating history and no revenues to date. As a company in the early stages of development, WealthStake Capital faces increased risks, uncertainties, expenses and difficulties.

WealthStake Capital has a limited operating history. For WealthStake Capital to be successful, it will need to be able to attract sufficient investors through its online platform. Over time, this will require WealthStake Capital to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the WealthStake Platform. The WealthStake Platform is dependent upon its online portal to operate its business. WealthStake Capital expects to constantly update its software and online portal, expand its customer support services and retain an appropriate number of employees to maintain the operations of its platform. If our business grows substantially, our sponsor may need to make significant new investments in personnel and infrastructure to support that growth. If WealthStake Capital is unable to increase the capacity of its platform and maintain the necessary infrastructure, or if our sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of the WealthStake Platform or other disruptions to our business and operations.

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WealthStake Capital will need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.

At this early stage in its development, WealthStake Capital has funded substantially all of its operations with proceeds from private financings. To continue the development of its platform, WealthStake Capital will require substantial additional funds. To meet its financing requirements in the future, WealthStake Capital may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict WealthStake Capital’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If WealthStake Capital is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for WealthStake Capital to fund operations could have a substantial and deleterious effect on the viability and operations of WealthStake Capital.

WealthStake Capital has incurred net losses in the past and expects to incur net losses in the future.

WealthStake Capital has incurred net losses in the past and expects to incur net losses in the future. Its failure to become profitable could impair the operations of its investment platform by limiting its access to working capital to operate the platform. WealthStake Capital has not been profitable since its inception, and it may not become profitable. In addition, it expects its operating expenses to increase in the future as it expands its operations. If WealthStake Capital’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, it may never become profitable. In future periods, WealthStake Capital may not have any revenue growth, or its revenue could decline.

If WealthStake Capital were to enter bankruptcy proceedings, the operation of the WealthStake Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If WealthStake Capital were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in WealthStake Capital’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

WealthStake Capital and its technology partners use proven and trusted cyber security protocols, algorithms and processes. One such partner is the industry-leading “DWOLLA” funds transfer and information management platform that helps protect our investors from information and financial theft. These technology partners may store investors’ bank information and other personally identifiable sensitive information. While the DWOLLA platform is compliant with payment card industry security standards, any accidental or willful security breach or other unauthorized access could cause your sensitive information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the WealthStake Platform and its third-party partners and hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of information security breaches involving their personal information. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our cyber security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose investors, and the value of your investment in us could be adversely affected.

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Any significant disruption in service on the WealthStake Platform or in its computer systems could reduce the attractiveness of the investment platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the WealthStake Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of WealthStake Capital’s technology and its underlying hosting services infrastructure are critical to WealthStake Capital’s operations, level of customer service, reputation and ability to attract new users and retain existing users. WealthStake Capital’s hosting services infrastructure is provided by a third party hosting provider that provides geo-redundancy (the “Hosting Provider”). The Hosting Provider does not guarantee that users’ access to the WealthStake Platform will be uninterrupted, error-free or secure. WealthStake Capital’s operations depend on the Hosting Provider’s ability to protect its and WealthStake Capital’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If WealthStake Capital’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, WealthStake Capital could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in WealthStake Capital’s service, whether as a result of an error by the Hosting Provider or other third-party error, WealthStake Capital’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm WealthStake Capital’s relationships with its users and WealthStake Capital’s reputations. Additionally, in the event of damage or interruption, WealthStake Capital’s insurance policies may not adequately compensate WealthStake Capital for any losses that we may incur. WealthStake Capital’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage WealthStake Capital’s and our brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the WealthStake Platform.

We do not own the WealthStake name, but were granted a license by our sponsor to use the WealthStake name. Use of the name by other parties or the termination of our license agreement may harm our business.

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty-free license to use the name “WealthStake.” Under this agreement, we will have a right to use the “WealthStake” name as long as our advisor continues to manage us. Our sponsor will retain the right to continue using the “WealthStake” name. Our sponsor is not precluded from licensing or transferring the ownership of the “WealthStake” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “WealthStake” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Compliance and Regulation

We are offering our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common stock less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common stock.

Our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the WealthStake Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to online investment management platforms . The cost to comply with such laws or regulations could be significant and would increase our operating expenses. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of investing in commercial real estate, which would adversely affect the viability of the WealthStake Platform.

Laws intended to prohibit money laundering may require WealthStake Capital to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require WealthStake or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to our Corporate Structure

The limit on the number of shares of common stock a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, will authorize our board of directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this offering circular.

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Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter authorizes us to issue up to 500,000,000 shares of common stock at $0.01 par value per share and 10,000,000 shares are classified as preferred stock at $0.01 par value per share. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Capital Stock— Preferred Stock” section of this offering circular.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of shares of our common stock, see the section of this offering circular captioned “Description of Capital Stock — Business Combinations.”

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Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means, subject to certain exceptions, the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. This provision may be amended or eliminated at any time in the future. If this provision were amended or eliminated, this statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this offering circular captioned “Description of Capital Stock — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with most of the requirements of Regulation 14D of the Exchange Act. The offering person must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

●	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	prohibitions on transactions with affiliates;

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

●	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as they may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

●	changes in general economic or local conditions;

●	changes in supply of or demand for similar or competing properties in an area;

●	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

●	the illiquidity of real estate investments generally;

●	changes in tax, real estate, environmental and zoning laws; and

●	periods of high interest rates and tight money supply.

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These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Generally, our properties will depend upon a single tenant for all of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Our properties will generally be occupied by only one tenant and, therefore, the success of such properties will be materially dependent on the financial stability of a single tenant. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, our retail tenants face competition from other retailers, as well as competition from other retail channels, such as factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various developing forms of e-commerce. In addition, our retail properties will be located in public places, where crimes, violence and other incidents may occur. Such incidents could reduce the amount of business conducted by the tenants at our properties, thus reducing the tenants’ abilities to pay rent, and such incidents could also expose us to civil liability, as the property owner. Furthermore, if we invest in industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry or those industries generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

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If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

●	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

●	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

●	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

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We may be unable to secure funds for future tenant improvements or capital needs, which could adversely affect our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely affect our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely affect our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

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We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lockout provisions. Lock-out provisions could materially restrict us from selling, otherwise disposing of, or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lockout period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change of control even though that disposition or change of control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While our leases will generally require the tenants to pay these costs, some of our leases may not require the tenants to pay for all of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or most of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our profitability and ability to generate returns to you.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

●	poor economic conditions may result in tenant defaults under leases;

●	poor economic conditions may result in lower revenue to us from retailers who pay us a percentage of their revenues under percentage rent leases;

●	re-leasing may require concessions or reduced rental rates under the new leases;

●	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

●	constricted access to credit may result in tenant defaults or non-renewals under leases; and

●	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slowdown or downturn is prolonged or becomes more severe.

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The United States’ armed conflicts in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our tenants, our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.

Beginning in late 2007, domestic and international financial markets experienced significant disruptions that severely affected the availability of credit and contributed to rising costs associated with obtaining credit. Financial conditions affecting commercial real estate have improved amid low Treasury rates and increased lending from banks, insurance companies, and commercial mortgage backed securities (CMBS) conduits. However, any deterioration of financial conditions could have the potential to materially adversely affect the value of our properties and other investments; the availability or the terms of financing that we may anticipate utilizing; our ability to make principal and interest payments on, or refinance, certain property acquisitions or refinance any debt at maturity; and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The market environment also could affect our operating results and financial condition as follows:

●	Debt Markets — The debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment, or regulatory factors affecting the banking and CMBS industries. Should overall borrowing costs increase, due to either increases in index rates or increases in lender spreads, our operations may generate lower returns.

●	Real Estate Markets — Although construction activity has increased, it remains near historic lows; as a result, incremental demand growth has helped to reduce vacancy rates and support modest rental growth. Improving fundamentals have resulted in gains in property values, although in many markets property values, occupancy and rental rates continue to be below those previously experienced before the economic downturn. If recent improvements in the economy reverse course, the properties we acquire could substantially decrease in value after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will affect us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

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Real estate-related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although we intend that most of our tenant leases will permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

Covenants, conditions and restrictions may restrict our ability to operate a property.

Some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may affect such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, among others, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

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Our properties will likely face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are often more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Investment in office and industrial properties may be adversely affected by factors other than those that affect retail properties

If we invest in office and industrial properties, such properties will be subject to risks that specifically affect those industries. Industrial properties may be more likely than retail properties to contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products and other hazardous or toxic substances. The costs of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations. In addition, if we invest in industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent, which could adversely affect our results of operations and consequently, amounts available for distribution to you. Similarly, a general economic downturn could reduce our business tenants’ needs for office space, thus reducing the amount of rent paid to us and the amounts available for distribution to you.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

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Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

Some of the properties we acquire may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

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If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively affect cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively affect our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (the Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We may not be able to acquire properties that comply with the Disabilities Act or allocate responsibilities for compliance on the seller or other third party, such as a tenant. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

A recent change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing U.S. accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In February 2016, the U.S. Financial Accounting Standards Board (the FASB) issued ASU 2016-02, Leases. ASU 2016-02 amended the existing accounting standard for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 is effective for periods beginning after December 15, 2018 with early adoption permitted. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. We are currently evaluating the new guidance and have not determined the impact this standard may have on our financial position, results of operations or cash flows.

As a result of application of the new accounting standard, a right-of-use lease asset and a lease liability would be recorded on the tenant’s balance sheet for certain lease arrangements. In order to mitigate the effect of the new lease accounting standard, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. In addition, tenants may reassess their lease-versus-buy strategies. This could result in a greater non-renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively affect our operations and our ability to pay distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

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Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we will be required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines and our charter; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the initial phases of raising offering proceeds to acquire properties within our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flows are sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively affect operating cash flows and returns on our investments.

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Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements may restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace WealthStake NLP I Advisors LLC as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in CMBS. Derivative instruments may include interest rate swap contracts, interest rate caps or floor contracts, rate lock arrangements, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, market risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Market risk includes the adverse effect on the value of the financial instrument resulting from a change in interest rates. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

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Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in single-tenant income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this offering circular, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (i) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (ii) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/ redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

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CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Risks Related to Taxes

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

We intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending on December 31, 2017, or, if later, first year during which we commence material operations . We expect to receive the opinion of our U.S. federal income tax counsel, Fox Rothschild LLP, in connection with this offering and with respect to our qualification as a REIT. The opinion of Fox Rothschild LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and is not binding on the Internal Revenue Service or any court. Fox Rothschild LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Fox Rothschild LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

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If we were to fail to qualify as a REIT in any taxable year:

1.	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

2.	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

3.	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

4.	our cash available for distribution would be reduced and we would have less cash to distribute to our stockholders; and

5.	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

6.	See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “—Failure to Qualify as a REIT.”

If we were considered to actually or constructively, pay a “preferential dividend’ to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must generally distribute to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. However, no assurance can be given that the IRS or a court will agree with this determination. If the IRS were to take the position that we paid a preferential dividend, and if a court were to sustain such a position, we might be deemed to fail the 90% distribution test, and our status as a REIT could be terminated.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay distributions to our stockholders could be adversely affected.

We believe that the Operating Partnership will be treated as a partnership, and not as an association or a publicly traded partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or repurchase of partnership units in the Operating Partnership. However, if the Internal Revenue Service, or IRS, successfully determines that the Operating Partnership should be taxed as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute non-deductible distributions in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT and the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to our stockholders. See “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership.”

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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●	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

●	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

●	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders.”

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax (unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares). Our common shares are not currently traded on an established securities market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay distributions to our stockholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets. See “Material U.S. Federal Income Tax Considerations—Taxation of our Company.”

We may enter into certain hedging transactions that may have a potential impact on our REIT status.

We may enter into certain hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. The gross income tests generally exclude any income or gain from a hedging or similar transaction entered into by the REIT primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or to manage the risk of currency fluctuations with respect to an item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), provided we properly identify such hedges and other transactions in the manner required by the Code. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is likely to be treated as non-qualifying income for purposes of the gross income tests and may affect our ability to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” for a description of the gross income tests and “—Hedging Transactions.”

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Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts or estates is currently 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts or estates to perceive investments in our common shares to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of our common shares.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, but cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. We might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization if a sale-leaseback transaction were so re-characterized. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation. Failure to qualify as a REIT may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego otherwise attractive investments or make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits. See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

We must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets in order to ensure our qualification as a REIT. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. See “Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “—Asset Tests.”

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The failure of a mezzanine loan or any other loan which is not secured by a mortgage on real property to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT. Similarly, any other loan that we make which is not secured by a mortgage on real property may fail to qualify as a real estate asset for purposes of the Federal Income tax REIT qualification tests and therefore could adversely affect our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect us and/or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to the qualification and taxation of REITs and to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may be given retroactive or prospective effect, and we cannot assure you that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on us and on an investment in shares of our common stock. We urge you to consult with your own tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Risks Related to ERISA

If our assets are deemed to be plan assets under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, we, our Advisor and the fiduciaries of investing ERISA plans may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, an undivided interest in the assets of the entity attributable to that interest are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable regulations of the U.S. Department of the Treasury, once we have 100 stockholders that are independent of us and one another. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if our Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. In addition, if that were the case, an investment in our common shares might constitute an ineffective delegation of fiduciary responsibility to our Advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our Advisor of the fiduciary duties mandated under ERISA. If our advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance. See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in our common shares by retirement plans.

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There are special considerations that apply to pension or profit sharing trusts or individual retirement accounts, or IRAs, investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

●	your investment is consistent with your fiduciary obligations under ERISA and the Code;

●	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

●	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

●	your investment will not impair the liquidity of the plan or IRA;

●	your investment will not produce “unrelated business taxable income” for the plan or IRA;

●	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

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Estimated Use Of Proceeds

The table below sets forth our estimated use of proceeds from this offering and the private placements described below, assuming we sell in this offering: (i) $500,040 in shares of our common stock at $9.00 per share (not including the $200,000 received or to be received in a private placement to our sponsor at a price of $10.00 per share), the amount we need to start operations, and (ii) $50,000,000 in shares of our common stock, the maximum offering amount (comprised of 55,560 shares of our common stock sold at a price of $9.00 per share for total proceeds of $500,040 and 4,949,996 shares of our common stock sold at a price of $10.00 per share for total proceeds of $49,499,960). In addition, our sponsor has committed to purchase 19,900 shares of our shares of common stock from us at $10.00 per share in a private placement on the date this offering statement is declared “qualified” by the SEC, for net proceeds to us of $199,000. Our sponsor previously acquired 100 shares of our common stock at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $1,000.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-tenant income-producing properties which are leased to creditworthy tenants under long-term net leases. We expect that any expenses or fees payable to our advisor for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived ), they will reduce the cash available for investment and distribution. See “Management Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates. Many of the amounts set forth in the table below represent our advisor’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in single tenant “net” leased properties and other real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	Minimum Offering(1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds from Sale of Common Stock at $9.00 per share	$500,040.00	$500,040.00
Gross Offering Proceeds from Sale of Common Stock at $10.00 per share	$00.00	$49,499,960.00
Total Gross Offering Proceeds	$500,040.00	$50,000,000.00
Less:
Organization and Offering Expenses(2)(3)	$25,002	$1,300,000
Net Proceeds from this Offering	$475,038	$48,700,000
Net Proceeds from the Private Placements	$200,000	$200,000
Estimated Amount Available for Investments	$675,038	$48,900,000

(1)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as stockholders until we have raised at least $500,040 in this offering (not including the $200,000 received or to be received in the private placements to our sponsor). Until the minimum threshold is met, investors’ funds will be revocable and will remain at the investors’ bank/financial institution. If we do not raise $500,040 within 12 months, we will cancel the offering and release all investors from their commitments.

(2)	Investors will not pay upfront selling commissions in connection with the purchase of our shares of common stock. After we have raised $500,040 in this offering, beginning on the date that we start operations, we will start to reimburse our advisor, without interest, for these organization and offering costs incurred both before and after that date, which expenses are expected to be approximately $ 1,300,000. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5.0% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 5.0% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that we will pay our advisor.

(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of the company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

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Management

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained WealthStake NLP I, Advisors, LLC as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

WHILE WE ARE NOT CURRENTLY SUBJECT TO THE NASAA REIT GUIDELINES, WE HAVE OPTED TO STRUCTURE OUR COMPANY AND SET OUR POLICIES IN A MANNER THAT WE BELIEVE WILL COMPLY WITH SUCH GUIDELINES. WE BELIEVE THAT IN DOING SO, INVESTORS WHO INVEST IN OUR OFFERING WILL BE AFFORDED GREATER INVESTOR PROTECTIONS THAN ARE PROVIDED BY OUR COMPETITORS WHO OFFER THEIR SECURITIES UNDER REGULATION A WHO DO NOT VOLUNTARILY ELECT TO COMPLY WITH THE NASAA REIT GUIDELINES.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three. Our charter provides, in general, that, upon and after the commencement of this offering, a majority of our directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, other than as a director for us, (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. As of the date of this offering circular, we have a total of three directors, a majority of whom are independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors, our advisor and their respective affiliates will not be included.

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Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by an affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Independent directors shall nominate replacements for vacancies in our independent director positions or to fill newly created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between our advisor and us. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this offering circular. Our directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of us and our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. A majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business and considering all major business decisions. However, our charter and bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors. Our board of directors may delegate certain responsibilities to any such committee; however, our directors’ fiduciary duties cannot be delegated. Committees typically report to the entire board of directors.

Audit Committee

Our board of directors has established an audit committee, consisting of Scott McMullin and Wade Doidge, our independent directors. Mr. Doidge serves as chairperson of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

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Executive Officers and Directors

We currently have three executive officers, all of whom also serve as employees, directors and/or advisors to our advisor and/or our sponsor. We do not directly compensate any of these executive officers for serving with our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Michael Slavin	37	Chairman of the Board of Directors

Mark Esses	56	President

Richard Acosta	32	Chief Financial Officer, Treasurer and Secretary

Scott McMullin		Independent Director

Wade E. Doidge	47	Independent Director

*	As of December 31, 2016

Michael Slavin will serve as our Chairman of the Board of Directors and our Chief Executive Officer . Mr. Slavin serves as the chief executive officer and a member of the Board of our advisor and has served in such capacities with our sponsor since its inception on September 1, 2015.

Mr. Slavin, who has been featured in Forbes Magazine, is a two-time venture funded entrepreneur innovating in the fields of mobile technology and financial technology. Mr. Slavin was formerly a principal in the private equity industry spending 13 years focusing on both mergers and acquisitions and real estate opportunity strategies. Mr. Slavin draws on these experiences to identify market inefficiencies and consumer needs, and in turn, builds businesses to solve these problems. He was most currently the CEO of Privlo a marketplace lender that provided solutions to credit dislocation in the mortgage industry. Mr. Slavin is a frequent speaker as an industry expert within the marketplace lending and the fintech space.

Michael graduated from the University of Idaho where he received an undergraduate degree studying accounting and finance. Michael began his career as an analyst at Zenith Capital, quickly progressing to Director. While at Zenith, Michael focused on merger and acquisition transactions, but given his lifelong experience in real estate investment and operations, he was drawn into an increasing number of real estate development and investment transactions at the firm. Within two years, Michael was recruited by a leading Los Angeles based real estate development private equity firm, Weintraub Real Estate Group. Michael served as development executive where he focused on purchasing, financially structuring, designing and developing many notable projects including St. Vibiana’s Cathedral, The Californian, and The Lumberyard. Michael joined RAD Ventures as Managing Partner in 2005 focusing on the revitalization of Venice, California now one of the Los Angeles area’s hottest neighborhoods. Projects of note include: Venice Artlofts, Dogtown Station, and Wilshire 1100 (an office to condominium conversion project). Michael’s institutional experience was broadened dramatically when he entered joint venture partnerships with several leading real estate companies, including The Related Companies, Forest City Development and CALPERS ( one of the largest pension funds in the United States ).

Michael, based on the dramatic movement in the mortgage market, realized supply of mortgage loans would tighten leaving many creditworthy borrowers without loan options. Michael decided to build a specialty mortgage lender, Privlo, which focused on creditworthy borrowers who have troubles getting traditional loans. By 2012, Michael had built a mortgage bank, driven with one of the most advanced underwriting technology and loan fulfillment processes in the United States. In April of 2013, Michael raised equity financing from QED Investors the founders of Capital One. In 2014, to continue Privlo’s growth trajectory, Michael raised additional capital from Spark Capital one of the top 10 venture capital firms in the United States. Privlo was recently sold to strategic buyers focused on licensing the Privlo underwriting engine to independent lenders and banks who can leverage the new underwriting capabilities to capture a wider set of borrowers, thereby increasing their service levels and customer bases.

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Mark L. Esses will serve as our President. Mark is a leading professional in the net lease real estate investment market. He is the founder and President of California Realty Group. Mark has over 30 years’ experience and began his real estate career in 1983. In 1985, Mark was hired as a leasing agent for one of California’s largest retail development companies. By 1987, as Director of Real Estate, he was personally involved in the acquisition, development, leasing and sales of over 250 net leased properties, of which 100 were single tenant net leased properties with a total value of $500 million. Mark Esses supervised over $700 million of leasing transactions, as well as over 200 property acquisitions. In 1987, he was one of four key executives who created and developed Centers Business Management (CBM), which became one of the largest property management firms in California, with over 900 properties under management and a value in excess of $1.2 billion.

Mark founded California Realty Group as a boutique real estate firm specializing in the sales, leasing, advisory services, real estate development and property management. California Realty Group develops net-leased properties and single tenant build-to-suit properties for its clients as well as its own portfolio. California Realty Group represents and advises portfolio owners and asset managers at all levels; financial institutions, insurance companies, family offices, REIT’s, pension funds, sophisticated individual investors, and retailers in the acquisition and disposition of assets. Mark has represented many of the largest net-leased investment tenants including McDonald’s, Chevron, Bank of America, CVS Health, Wells Fargo, Chipotle Mexican Grill, Panda Express, Pep Boys, AutoZone, In-N-Out Burger and many others.

Mark’s professional affiliations have included International Council of Shopping Centers (ICSC) and California Association of Realtors (CAR). Mark has also been involved with philanthropic causes throughout his professional career, including Alzheimer’s Association, USC Norris Comprehensive Cancer Center, Wounded Warrior Project, St. Jude Children’s Research Hospital, MD Anderson Cancer Center, P.S. Arts, Habitat for Humanity, The Guardians-Benefactors of the Jewish Home, and Los Angeles ORT Technical School.

He received his B.S. degree in Real Estate Finance and Investment Analysis from the University of Southern California Marshall School of Business in 1983.

Richard Acosta, will serve as our Chief Financial Officer, Treasurer and Secretary. Richard is an experienced real estate executive and private equity investor with over a decade of investment and portfolio management experience across various commercial real estate asset types and investment structures having originated, underwritten or managed over $10 billion worth of assets. Richard most recently served as Chief Financial Officer of SBE, a leading boutique hospitality platform, since early 2014 where he also sat on the company’s executive and investment committees. Richard was responsible for SBE’s global financial, portfolio management, capital markets and other corporate infrastructure activities. He worked closely with all divisional unit heads to drive SBE’s strategic growth across its hotel, nightlife and food & beverage businesses.

Prior to SBE, Richard spent nearly a decade with Colony Capital, a global real estate private equity firm, where he last served as Director. During his tenure at Colony, Richard honed his skills in investment sourcing and underwriting of equity and related structured investments, complex operations and financial restructurings on behalf of Colony’s opportunity funds with a focus on operationally intensive real estate including hospitality and gaming. Richard was also actively involved in monitoring several of Colony’s portfolio companies in the entertainment, hospitality and real estate sectors, and spent several years developing Colony’s deal sourcing and capital raising functions in Dubai and the GCC region. Richard began his career in the Real Estate Merchant Banking unit at Wells Fargo Bank where he was active in the bank’s real estate principal investing activities in Southern California. Richard is a member of the Urban Land Institute and is involved with various philanthropic causes including Vista Del Mar Child & Family Services as an advisory board member.

He is a graduate of the Marshall School of Business at the University of Southern California, where he graduated magna cum laude.

Scott McMullin was appointed as an independent director of our company in __________, 2017. Mr. McMullin is a founding principal, chairman, chief investment officer and chief operating officer of Stratford Hospitality. Prior to forming Stratford, Scott spent sixteen years as an Executive Managing Director with HFF, one of the country’s largest real estate investment banking organizations. At HFF, he oversaw and directly participated in over $30 billion of real estate transactions. During his tenure with HFF, Scott served on the firm’s Operating Committee and facilitated the creation of the Los Angeles and San Francisco debt and equity platforms. Scott was also instrumental in the formation of the private equity affiliate, HFF Securities, holding the position of Principal at the broker/dealer.

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As an agent and owner, Scott has approximately $2 billion of hospitality experience. Asset classes include hotels, restaurants, marinas and water parks. The structures have incorporated sales, financings, joint ventures, formations of discretionary and non-discretionary funds, sale of real estate operating companies, as well as mezzanine and preferred equity/debt hybrids.

Prior to joining HFF, Scott was a Partner with The Parmenter Company, responsible for the accumulation, financial management and disposition of the real estate portfolios of high net-worth families. Previously, Scott was part of the NCNB Texas Special Asset Bank (predecessor to AMRESCO) serving as an asset manager for a multi-billion-dollar portfolio as a SAMDA contractor to the RTC. Scott started his career at Citicorp Investment Bank in NYC.

Scott is a graduate of Duke University and a member the Young Presidents’ Organization.

Wade E. Doidge was appointed as an independent director of our company in___________, 2017. Mr. Doidge is a managing director and chief operating officer of Larimer Associates, LLC, a Colorado based family office private equity investor, where he manages a diverse portfolio of real estate holdings, including commercial and residential property developments valued at over $335 million. Prior to joining Larimer Associates in 2014, Wade spent 5 years as a Senior Vice President of Tiarna Real Estate Services, Inc., an asset management and advisory company serving institutional clients, private equity funds, high net worth family offices and private developers, with over 16 million square feet of properties under management. At Tiarna, Wade was responsible for originating over 1.15 million square feet of mid-rise and high-rise office property asset management assignments. Prior to Tiarna, Wade was the Director of Acquisitions and Asset Management at Alliance Commercial Partners, LLC where over the course of 12-years he was responsible for analyzing and underwriting over $14.5 billion of potential value added and opportunistic acquisitions for Alliances various investment funds. While at Alliance, he expanded their historical investment focus beyond office properties to include investments in residential and multifamily development, as well as in mezzanine and structured debt instruments. Prior to Alliance, he was the Director of the Lodging and Leisure Capital Markets Group for Sonnenblick Goldman Co., a Denver based investment bank.

Responsibilities of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

●	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

●	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

●	the advisory agreement;

●	liability and indemnification of our directors, advisor and affiliates;

●	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

●	any change or modification of our statement of objectives;

●	real property appraisals;

●	our borrowing policies;

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●	annual and special meetings of stockholders;

●	election of our directors; and

●	Any adopted distribution reinvestment plan.

Compensation of Directors

We will pay to each of our independent directors a retainer of $100,000 per year, which amounts will be paid in the form of grants of common stock in our company. At no time will the aggregate amount of stock grants to our independent directors exceed 2.5% of our outstanding common stock. In the event any grant would exceed this limit, the grant will accrue but will not be issued unless and until such stock issuance will not exceed the limit. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Slavin for his service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

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In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, or our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

●	the person seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

●	the person seeking indemnification was acting on our behalf or performing services for us;

●	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

●	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

●	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged material securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

●	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or its affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) the person seeking indemnification agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, and it is ultimately determined that such person is not entitled to indemnification.

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Our Advisor

Our advisor is WealthStake NLP I, Advisors, LLC, a Delaware limited liability company that was formed on April 4, 2016. Our advisor is controlled by three of the principals of WealthStake, Inc., Michael Slavin, Tom Werz and Michael Bluhm. As such, our advisor is an affiliate of our sponsor. The parent company of our advisor, WealthStake Advisors, LLC, will enter into a master advisory agreement with WealthStake, Inc. effective upon the commencement of this offering. Pursuant to this agreement, WealthStake Inc. will provide our advisor with certain support services (including access to the WealthStake Platform) and financial assistance to enable our advisor to perform its duties under the advisory agreement in exchange for a portion of the fees paid to our advisor under the advisory agreement.

Whereas WealthStake NLP I, Advisors, LLC was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the WealthStake Capital organization, are dual employees of our advisor, and perform the services required to manage our operations in that capacity. Our advisor has contractual and fiduciary responsibilities to our stockholders and us.

The officers and key personnel of our advisor or certain affiliates are as follows:

Executive Officers and Directors of our Advisor

As of the date of this offering circular, the executive officers of our advisor and their positions and offices are as follows:

Name	Age*	Position

Michael Slavin	37	Chief Executive Officer, President and Chairman of the Board of Directors

Tom Werz	38	Chief Technology Officer, Secretary and Director

Richard Acosta	32	Chief Financial Officer and Assistant Secretary

Kevin Stephenson	41	Vice-President Engineering

*As of December 31, 2016.

The background of Mr. Slavin and Mr. Acosta are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers, and key employees of our advisor and members of WealthStake Capital’s advisory board who will assist our advisor in managing our company.

Tom Werz, a leading innovator in the development of information technology platforms. Another co-founder of WealthStake Capital, Tom Werz, has a wealth of experience in developing information technology platforms and systems operations. Mr. Werz, the Chief Technology Officer and a director of our advisor, leads software development for WealthStake Capital and is responsible for development of its proprietary website, trading platform, and data analytics. Prior to co-founding WealthStake Capital, Mr. Werz was a director at MySpace.com, which had one of the largest transactional databases in the world. At Myspace, Tom led data development of critical systems such as “Browse”, “Friends”, “Profiles”, “Search”, and “Photos”. Tom also led the scalability efforts that resulted in orders of magnitude performance improvements across the entire transactional database infrastructure. In addition, Tom led an R&D team, which created a real time data analytics platform that tracked billions of events per day, used to power significant user facing portions of the website. Prior to Myspace, Tom was Data Architect at a tech startup where he designed and built a B2B pricing optimization platform that was used by numerous Fortune 500 companies such as Staples, Office Depot, and McKesson. This platform leads to tens of millions of dollars per year in additional profit at these companies.

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Kevin Stephenson, a leading innovator in the development of information technology platforms. Kevin serves as WealthStake Capital’s vice-president of Engineering. He has over 30 years of software engineering and information technology management experience in developing robust, secure and flexible online platforms. Kevin has significant experience in designing systems that protect customer information from fraud and identify theft by incorporating defensive counterintelligence techniques to handle threats ranging from password hacks caused by poor password policies all the way to obscure van Eck phreaking. As the Chief Software Architect of Myspace, he was instrumental in developing Myspace’s second generation, cutting-edge platform capable of supporting up to one billion users. This engineering feat was accomplished by leveraging modern and experimental software engineering practices and graph database designs, including the first-time use of Wall Street-inspired high-speed solid-state messaging systems by a social network platform. Prior to Myspace, Kevin was a technology consultant and worked with clients in fields spanning insurance, entertainment, and energy. Starting in 2001, Kevin was engaged to rebuild the technology platform of Quotit, one of the first cloud-hosted applications in the individual and small group health insurance quoting industry. The new technology revolutionized the marketplace and transformed Quotit into the dominant player in the industry. Quotit was later used to power some of the Affordable Care Act state exchanges. Earlier in his career, Kevin consulted with New Energy Ventures, a startup in the deregulated electrical energy-trading sector. He built and maintained their IT systems from the initial five-person company to one with dozens of employees spread across multiple national offices. He has a B.S. in Biochemistry from University of California at Riverside where he graduated cum laude.

Members of WealthStake Capital’s Advisory Board

As of the date of this offering circular, the following individuals serve as either executive officers, board members, or advisors to WealthStake Capital who will assist our advisor in managing our company:

Name	Age*	Position

Michael Bluhm	47	Founder and Advisory Board Member of WealthStake NLP I Advisors, LLC

Mark L. Esses	56	President of our Company and Advisory Board Member of WealthStake NLP I Advisors, LLC

Richard D. Nanula	56	Advisory Board Member of WealthStake NLP I Advisors, LLC

Michael Levy	50	Advisor Board Member of WealthStake NLP I Advisors, LLC

Warren L. Troupe	62	Advisor Board Member of WealthStake NLP I Advisors, LLC

Michael Alpert	47	Advisor Board Member of WealthStake NLP I Advisors, LLC

*As of December 31, 2016.

For detailed information about WealthStake Capital’s Advisory Team, including their relevant experience, see “Investment Objectives and Strategy – Our Potential Competitive Strengths – Significant Global Real Estate and Capital Markets Experience, Including Net Lease Property Investment”; – and Management- Executive Officers and Directors – Executive Officers”.

The Advisory Agreement

We have entered into an advisory agreement with WealthStake NLP I, Advisors, LLC. Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor has sufficient staff and experience to be capable of fulfilling the duties set forth in the advisory agreement , along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that WealthStake NLP I, Advisors, LLC will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement , such third party will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

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Pursuant to the advisory agreement, our adviser will have contractual and fiduciary responsibilities to us and our stockholders and will be responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The adviser or we may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. Our adviser will leverage the resources of WealthStake Capital to achieve our investment goals and objectives.

In its performance of this undertaking, WealthStake NLP I, Advisors, LLC, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

●	Serve as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investments, financing activities and operations;

●	source, evaluate and monitor our investment opportunities and execute the acquisition, management, financing and disposition of our assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

●	with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

●	provide us with portfolio management, financing and capital markets services, accounting services and other related services;

●	serve as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

●	engage and supervise, on our behalf and at our expense, various service providers.

●	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

●	provide oversight and management of all third party and affiliated property management and leasing functions;

●	provide office space, equipment and supplies, as required for the performance of services as our advisor;

●	review and analyze each property’s operating and capital budget;

●	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

●	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, IRS and other state or federal governmental agencies;

●	advise our board of directors on the timing and method of providing our investors with liquidity.

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The above summary is provided to illustrate the material functions that the Adviser will perform for us and it is not intended to include all of the services that may be provided to us by the adviser or third parties.

Term and Termination Rights

The term of the advisory agreement is for one year from the commencement of this offering, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the adviser before renewing the advisory agreement. The advisory agreement may be terminated:

●	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Adviser or (3) upon a material breach of the Advisory Agreement by the Adviser;

●	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

●	upon 60 days’ written notice by the Adviser.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the adviser under the advisory agreement.

After termination of the advisory agreement, our advisor will not be entitled to any further compensation; however, it will be entitled to receive all unpaid reimbursements of expenses, subject to certain limitations, and all fees payable to our advisor that accrued prior to the termination of the advisory agreement. In addition, in the event we terminate or fail to renew the advisory agreement for any reason other than for “Cause”, we are obligated to pay WealthStake Financial, LLC, the owner of the WealthStake Platform, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform.

Our advisor, as the holder of Special Units in our operating partnership, may be entitled to a subordinated fee as a result of the termination or non-renewal of the advisory agreement, as discussed below. Our charter does not permit us to enter into an advisory agreement that includes terms that would impose a penalty, such as a termination fee, on the party that elects to terminate the agreement. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Rights related to Special Units upon a termination-triggering event. Our advisor was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates. Our advisor, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that our advisor would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.

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In each of such cases, our advisor will be entitled to 15.0% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. In the case of the listing of our common stock, the consideration “received” by the holders of our common stock would be based upon the market value of our common stock plus the distributions paid to our investors. The 6.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program.

In the event, there is a change in the federal or state income tax rules or regulations that has the effect of increasing the effective tax rate recognized by our advisor related to payment of the Subordinated Performance Fee (the advisor’s “Performance Fee Carried Interest”), advisor shall be entitled to receive an additional distribution in an amount that compensates the advisor in full for the difference in the change in the effective tax rate imposed on the Performance Fee Carried Interest.

Unless the advisory agreement was terminated for “cause”, our advisor will have the right to forgo having its special units redeemed upon the termination or non-renewal of the advisory agreement and instead continue to hold such special units until a triggering event resulting from (x) the listing of our common stock on a national securities exchange; or (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed.

The rights granted to our advisor as a holder of Special Units to (i) maintain a continued economic interest in our Operating Partnership and (ii) the requirement to pay WealthStake Financial, LLC, a fee equal to 0.75% of the value of our assets under management, following a termination or non-renewal of the advisory agreement, may have the effect of making it more difficult to attract a new advisor. This could influence our board of directors to determine not to terminate the Advisory Agreement when absent such provisions they otherwise would determine to terminate the agreement.

Management Fees and Expense Reimbursements

We will pay our advisor a quarterly asset management fee at an annualized rate of 2.0%, which will be based on our net offering proceeds as of the end of each quarter. We will reimburse our adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities.

We also will pay our advisor acquisition fees up to 2.0% of the contract purchase price of each property or asset that we acquire. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between our advisor and us.

In connection with our acquisition of a property, the seller of such property may pay a brokerage commission of up to 6% of the acquisition price to the real estate brokers involved in the sale. Generally, such commission is split between the broker representing the seller and the broker representing the buyer. We may engage a real estate broker to assist us in the acquisition of a property, which broker may be an affiliate of our advisor. In such an event, such affiliate of our advisor may receive a portion of such brokerage commission. The seller of the property would pay this commission directly to the affiliate of the advisor, not by us. We will not be entitled to any portion of this commission fee.

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If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount up to 2.0% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.

We will also pay our advisor or its affiliates a fee up to (i) 2.0% of the aggregate market value of any merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, and (ii) 1.0% of the aggregate market value of any transaction or event resulting in the listing of our common stock on a national securities exchange.

Additionally, we will be required to pay to our advisor subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and a 6% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate a 6.0% annual cumulative, non-compounded return to investors.

Other than the fees described above, we will not pay our advisor or its affiliates any additional fees for managing our properties.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which our advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement , our advisor will be required to devote sufficient resources to our administration to discharge its obligations. See “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings” for additional information about our advisor, our sponsor and their affiliates.

Our advisor will be able to assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to our advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this offering circular. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

Independent Directors’ Review of Compensation.

Our independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Our independent directors will consider such factors as they deem relevant, including:

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●	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

●	the success of our advisor in generating opportunities that meet our investment objectives;

●	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing the same or similar services;

●	additional revenues realized by our advisor and its affiliates through their relationship with us;

●	the quality and extent of service and advice furnished by our advisor:

●	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

●	the quality of our portfolio relative to the investments generated by our advisor for its own account.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy. However, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. In such event, and if insurance proceeds are insufficient, we may not be able to collect the full amount of any claims we may have against our advisor.

Master Advisory Agreement

The parent of our advisor, WealthStake Advisors, LLC, will enter into a master advisory agreement with WealthStake, Inc. effective upon the commencement of this offering. Pursuant to this agreement, WealthStake Inc. will provide our advisor with certain support services and financial assistance to enable our advisor to perform its duties under the advisory agreement in exchange for a portion of the fees paid to our advisor under the advisory agreement. Support services under the master advisory agreement will include providing our advisor with access to WealthStake Capital’s online investment management platform and its associated suite of fintech tools for portfolio management, asset valuation, risk management and asset management services.

License Agreement

We will enter into a license agreement with WealthStake Capital, our sponsor, effective upon the commencement of this offering. Pursuant to this agreement, our advisor will be provided with access to, among other things, our sponsor’s fintech platform to enable our advisor to perform its duties under the advisory agreement, at no cost. In the event, we terminate or fail to renew the advisory agreement with our advisor, WealthStake NLP I Advisors, LLC, our license to use the WealthStake Platform and its fintech tools will terminate as well as our right to use the WealthStake trade name. In the event we terminate or fail to renew the advisory agreement for any reason other than for “cause”, we are obligated to pay WealthStake Financial, LLC, the owner of the WealthStake Platform, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform. This could influence our board of directors to determine not to terminate the advisory agreement when absent such provision they otherwise would determine to terminate the agreement.

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Investment Decisions

The primary responsibility for the investment recommendations of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with the executive officers and key personnel of our advisor and its affiliates. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— Our Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of our advisor. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor or from the payments the advisor receives under the Advisory Agreement. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our advisor, we do not intend to pay any compensation directly to these individuals.

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Management Compensation

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. Our advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our advisor nor its affiliates will receive any selling commissions or dealer advisory fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Advisor	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf. To date, our advisor has paid approximately $150,000 of organization and offering expenses on our behalf. We expect organization and offering expenses to be approximately $1,300,000 (2.6% of maximum gross offering proceeds).	$1,300,000 (1)

Acquisition and Development Stage

Acquisition Fee — Advisor (2)	We will pay our advisor or its Affiliate an Acquisition Fee up to 2.0% of the acquisition price of each investment property we acquire.	Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Brokerage Commission — Affiliate of Advisor (2)	In connection with our acquisition of a property, the seller of such property may pay a brokerage commission of up to 6% of the acquisition price to the real estate brokers involved in the sale. Generally, such commission is split between the broker representing the seller and the broker representing the buyer. We may engage a real estate broker to assist us in the acquisition of a property, which broker may be an affiliate of our advisor. In such an event, such affiliate of our advisor may receive a portion of such brokerage commission. We will not be entitled to any portion of this commission fee.	Paid directly by the seller to and affiliate of our advisor, not by us.

Reimbursement of Acquisition Expenses — Advisor	We will reimburse our advisor for actual expenses incurred in connection with the selection and acquisition of an investment, to the extent not reimbursed by a third party, whether or not we ultimately acquire the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Operational Stage

Asset Management Fee — Advisor (3)	Quarterly asset management fee equal to an annualized rate of 2.0%, which, will be based on our gross offering proceeds as of the end of each quarter.	Actual amounts are dependent upon the offering proceeds we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Advisor	We will reimburse our advisor for out-of-pocket expenses of third parties in connection with providing services to us. This does not include the advisor’s employee overhead.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees — Advisor (4)	We will pay our advisor or its Affiliate a Disposition Fee up to 2.0% of the sales price of each investment property we sell or otherwise dispose of.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

Merger, Acquisition or other Combination Advisory Fees— Advisor (4)	We will pay our advisor or its Affiliate a Merger, Acquisition or other Combination Advisory Fee up to 2.0% of the aggregate market value of any merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

IPO Structuring Fees — Advisor (4)	We will pay our advisor or its Affiliate a IPO Structuring Fee up to 1.0% of the aggregate market value of any transaction or event resulting in the listing of our common stock on a national securities exchange.	Actual amounts are dependent upon the sales price of an investment property; we cannot determine these amounts at the present time.

Subordinated Performance Fee - Special Operating Partnership Units— Advisor (5)	After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

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License Development Cost Recoupment— WealthStake Capital (6)	In the event we terminate or fail to renew the Advisory Agreement for any reason other than for “Cause”, we will pay WealthStake Financial, LLC, the owner of the WealthStake Platform, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform.	Actual amounts are dependent upon the offering proceeds we raise (any leverage we employ), and the performance of the assets we acquire; and therefore we cannot determine these amounts at the present time.

(1)	Beginning on the date that we first receive offering proceeds, we will start to reimburse our advisor, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5.0% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 5.0% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

(2)

The acquisition fee paid to our advisor is a percentage of the purchase price of an investment.

Our advisor is in the process of setting up an affiliated entity that will be a licensed commercial real estate broker. Once created, our advisor will be permitted to hire such affiliated broker to assist us in the acquisition of properties, subject to the approval of our independent directors.

(3)	Our advisor in its sole discretion may defer or waive any fee payable to it under the Advisory Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the advisor determines.

(4)	The disposition fee paid to our advisor is a percentage of the sales price of an investment property. The merger, acquisition or other combination advisory fee paid to our advisor is a percentage of the aggregate market value of the transaction. The IPO structuring fee paid to our advisor is a percentage of the aggregate market value of the Company following the listing of our common stock on a national securities exchange.

(5)	Our advisor was issued special units in our operating partnership as part of the overall consideration for the services to be provided by our advisor and its affiliates. Our advisor, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that our advisor would have been entitled to receive had our operating partnership disposed of all of its assets at the “enterprise valuation” as of the date of the event triggering the redemption, or, if applicable, at such later date as elected by our advisor.

If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares over any three-month period selected by our advisor beginning on the listing date and ending on the one-year anniversary of such listing date; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering plus an additional 10.0% to compensate for the pricing discount normally associated with initial public offerings.. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets conducted by an independent third-party valuation or appraisal firm reasonably satisfactory to our advisor. We are responsible for paying the costs associated with such valuation or appraisal.

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In each of such cases, our advisor will be entitled to 15.0% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. In the case of the listing of our common stock, the consideration “received” by the holders of our common stock would be based upon the market value of our common stock plus the distributions paid to our investors. The 6.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6.0% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program (but in no event less than the issue price for such repurchased shares).

In the event, there is a change in the federal or state income tax rules or regulations that has the effect of increasing the effective tax rate recognized by our advisor related to payment of the Subordinated Performance Fee (the advisor’s “Performance Fee Carried Interest”), advisor shall be entitled to receive an additional distribution in an amount that compensates the advisor in full for the difference in the change in the effective tax rate imposed on the Performance Fee Carried Interest.

Unless the Advisory Agreement was terminated for “cause”, our advisor will have the right to forgo having its special units redeemed upon the termination or non-renewal of the advisory agreement and instead continue to hold such special units until a triggering event resulting from (x) the listing of our common stock on a national securities exchange; or (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, in each case, pursuant to the terms and conditions of such other triggering event.

In each case where our advisor is entitled to redeem the special units, in lieu of receiving cash, our advisor may elect to receive payment in the form of limited partnership units of our Operating Partnership (or if applicable, the securities of our acquirer or successor). In such event, the limited partnership units (or such other securities) held by our advisor will be redeemable by our advisor at any time upon written notice at their fair market value. If our (or, if applicable, our acquirer’s or successor’s) common stock is then listed on an exchange, the fair market value of each unit being redeemed shall be equal to the closing price of our (or, if applicable, our acquirer’s or successor’s) common stock as reflected on such exchange on the redemption request date. If our (or, if applicable, our acquirer’s or successor’s) common stock is not listed on an exchange, then the fair market value will be calculated based on an appraisal or valuation of our assets (or, if applicable, our acquirer’s or successor’s assets) conducted by an independent third-party valuation or appraisal firm reasonably satisfactory to our advisor. We are responsible for paying the costs associated with such valuation or appraisal.

(6)	WealthStake Capital developed the WealthStake Platform for use by companies like ours that are being sponsored and managed by WealthStake Capital at no cost. In the event we cease to be affiliated with WealthStake Capital because we terminate or fail to renew the Advisory Agreement for any reason other than for “cause”, we are obligated to pay WealthStake Capital, a fee equal to 0.75% of the value of our assets under management at the time of termination or non-renewal as reimbursement of a portion of its cost to develop the WealthStake Platform.

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Principal Stockholders

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our sponsor and for the directors and executive officers of our sponsor as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 312 Arizona Boulevard, Suite 200, Santa Monica, CA 90401.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
WealthStake, Inc. (2)(3)	100	100%
Michael Slavin	0	0
	0	0
	0	0
All directors and executive officers of our sponsor as a group (4 persons)	100	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities that such person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this offering circular, WealthStake, Inc. owns all of our issued and outstanding shares of common stock, which consists of 100 shares of our common stock that it purchased from us for $10.00 per share in a private offering as part of our formation. Our sponsor has committed to purchase another 19,900 shares of common stock from us at $10.00 per share in private placements by the date this offering statement is declared “qualified” by the SEC, for an aggregate of 20,000 shares of common stock.

(3)	All voting and investment decisions with respect to our shares of common stock that are held by WealthStake, Inc. are controlled by the board of directors of WealthStake, Inc. The current board members of WealthStake Inc. are Jianfeng (James) Guo, Michael Slavin and Jessica Hung. The stockholders of WealthStake, Inc. holding 5% or more of the outstanding shares of common stock are as follows:

WealthStake, Inc.	Percent of
Name of Beneficial Owner (1)	All Shares
Brookhollow, Inc.(2)	38.50%
Join-Cheer, LLC (3)	25.67
Michael Slavin	13.10
Tom Werz	13.10
Michael Bluhm	7.49
97.87%

1)	Each person or entity has an address in care of our principal executive offices at 312 Arizona Boulevard, Suite 200, Santa Monica, CA 90401.
(2)	Beneficially owned by Jianfeng (James) Guo and Jessica Hung.
(3)	Beneficially owned by Taix Iang Dong and Jianmin Xhou (Dong and Xhou are married to each other).

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Conflicts Of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

We are subject to various conflicts of interest arising out of our relationship with WealthStake NLP I, Advisors, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of WealthStake NLP I, Advisors, LLC as our advisor, the fees payable to WealthStake NLP I, Advisors, LLC in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that WealthStake NLP I, Advisors, LLC, an affiliate of WealthStake Capital, would act as our advisor. See the “Management Compensation” section of this offering circular. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures that will be set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other programs sponsored by WealthStake Capital to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, our officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

WealthStake Capital and affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other real estate programs sponsored by WealthStake Capital.

Any real estate program sponsored by WealthStake Capital, whether or not existing as of the date of this offering circular, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers.

Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and other real estate programs sponsored by WealthStake Capital, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor or other real estate programs sponsored by WealthStake Capital also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another real estate program sponsored by WealthStake Capital.

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Other Activities of Our Advisor and Its Affiliates

We rely on our advisor, WealthStake NLP I, Advisors, LLC, for the day-to-day operation of our business. As a result of the interests of members of its management in other real estate programs sponsored or to be sponsored by WealthStake Capital and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other programs sponsored by WealthStake Capital and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the other programs sponsored by WealthStake Capital and other ventures in which they are involved.

In addition, each of our executive officers is an executive officer, employee and/or director (or advisor) of our advisor and/or other entities affiliated with WealthStake Capital. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to our stockholders and us.

Mark Esses, our President, will continue to serve as president of California Realty Group, a boutique real estate firm specializing in the sales, leasing, advisory services, real estate development and property management focused on the net-leased property segment. As such, he will be required to determine how to allocate his time and other resources between California Realty Group and us.

Transactions with Our Advisor and Its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property or an asset to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more programs sponsored by WealthStake Capital, in which case the officers of our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us or another program. Accordingly, there is a risk that a property will be chosen for us that provides lower returns than a property purchased by another program sponsored by WealthStake Capital. WealthStake Capital has adopted an asset allocation policy to allocate property acquisitions among the various programs sponsored by WealthStake Capital. Additionally, our affiliates of our advisor may cause a prospective tenant to enter into a lease for property owned by another program sponsored by WealthStake Capital. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other programs sponsored by WealthStake Capital decide whether to allocate any particular property to us or to another program sponsored by WealthStake Capital.

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Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other programs sponsored by WealthStake Capital are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another program sponsored by WealthStake Capital were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by WealthStake Capital were to attempt to sell similar properties at the same time, including, in particular, in the event another program sponsored by WealthStake Capital liquidates at approximately the same time as us. In addition, our advisor and its affiliates will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other programs sponsored by WealthStake Capital (as well as other parties) for the acquisition, development or improvement of properties and other real estate-related investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this offering circular. Our advisor and its affiliates may have conflicts of interest in determining whether another program sponsored by WealthStake Capital should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and any other co-venturer or co-owner sponsored by WealthStake Capital, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment, will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired.

In advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fees and other consideration they may receive under alternative liquidity events, such as the listing of our shares of common stock on a national securities exchange, the sale of our company or the liquidation of our assets. In each event, a subordinated performance fee would be paid to our advisor only after our investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. However, in the event our shares of common stock are listed on a national securities exchange, we may internalize our management functions. One method for internalizing our management functions would be for us to acquire our advisor through a business combination that will be submitted to our stockholders for approval, which, if consummated, could result in significant payments to our advisor or its affiliates. Such payments would be made irrespective of whether our investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. Therefore, our advisor may have an incentive to recommend a listing transaction rather than a liquidation transaction. See the “Management Compensation” section of this offering circular.

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Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among other programs sponsored by WealthStake Capital. Conflict resolution provisions that are in our charter or in policies adopted by our board of directors include, among others, the following:

●	We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser.

●	Although we have not established a policy that specifically addresses how we will determine the sale or lease price of a property that we sell or lease to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our charter contains a similar provision.

●	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

●	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period. Our independent directors will have the responsibility of limiting our total operating expenses to amounts that do not exceed the limitations described above unless they find that there are unusual and non-recurring factors sufficient to justify a higher level of expenses. Any such finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. If our independent directors make such a finding, we will send a written disclosure of that fact, together with an explanation of the factors our independent directors considered in determining that such higher level of expenses was justified, within 60 days after the end of that fiscal quarter.

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●	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other programs sponsored by WealthStake Capital, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

●	the investment objective of each entity;

●	the anticipated operating cash flows of each entity and the cash requirements of each entity;

●	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

●	the amount of funds available to each program and the length of time such funds have been available for investment;

●	the policy of each entity relating to leverage of properties;

●	the income tax effects of the purchase to each entity; and

●	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or single-tenant or multi-tenant retail) will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another program sponsored by WealthStake Capital will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more programs sponsored by WealthStake Capital seeking to acquire similar types of properties is applied fairly to us.

We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Investment Objectives And Strategy

Overview

We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio of real estate investments. We intend to invest primarily in single tenant income-producing corporate properties that are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net-leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant properties, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as an offering circular supplement. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Investment Objectives

Our primary investment objectives are:

●	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

●	to provide reasonably stable, current income for you through the payment of cash distributions; and

●	to provide the opportunity to participate in capital appreciation in the value of our investments.

We will also seek to realize growth in the value of our investment by timing the sale of our properties to maximize asset value. We may return all or a portion of your capital contribution in connection with the sale of the REIT or our properties. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. Though we intend to make monthly distributions to our stockholders from cash flow from our operations, we may be unable or limited in our ability to make distributions to you.

While initial purchases of properties will be funded with funds received from the sale of shares, we anticipate incurring mortgage debt (in the range of 40% to 60% of the total value of all of our properties) against pools of individual properties, pledging such properties as security for that debt to obtain funds to acquire additional properties.

We may not achieve any of these objectives. See the “Risk Factors” pages 44 to 47 .

Investment Strategy

We will seek to acquire a portfolio consisting primarily of single tenant net-leased properties throughout the United States diversified by corporate credit, physical geography, product type, and lease duration. We intend to acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

●	leased on a “net” basis, where the tenant is responsible for the payment, and fluctuations in costs, of real estate and other taxes, insurance, utilities, and property maintenance;

●	located in primary, secondary and certain select tertiary markets;

●	leased to tenants, at the time we acquire them, with strong financial statements and are otherwise creditworthy;

●	subject to long-term leases with defined rental rate increases; and

●	where construction is substantially complete to reduce risks associated with construction of new buildings.

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We will seek to provide investors the following benefits:

●	a cohesive management team experienced in real estate investment;

●	a cutting edge in-house technology team that will keep us at the forefront of developing and using innovative technologies to improve our investment process and returns;

●	stable cash flow backed by a portfolio of single tenant net leased real estate assets;

●	minimal exposure to operating and maintenance expense increases via the net lease structure where the tenant assumes responsibility for these costs;

●	contractual rental rate increases enabling higher potential distributions and a hedge against inflation;

●	insulation from short-term economic cycles resulting from the long-term nature of the tenant leases;

●	enhanced stability resulting from strong credit characteristics of most of the tenants; and

●	portfolio stability promoted through geographic, tenant and industry diversification.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See Risk Factors – General Risks Related to Investments in Real Estate”.

Our Potential Competitive Strengths

Our advisor, WealthStake NLP I Advisors, LLC, brings together a diversified group of industry leading real estate professionals from around the globe, with leading financial and information technology entrepreneurs to create a world-class, cutting-edge real estate direct investment platform. Our advisor’s management and advisory team has experience in real estate investment and management, the use of technology in the real estate and financial sectors and the public and private capital markets. Members of our advisor’s team have been at the forefront of innovation in their respective fields and have been intricately involved in all aspects of the real estate industry and the capital markets, including property development, acquisition, operation, and equity, debt and hybrid financing through initial and secondary public offerings.

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of retail and other income-producing properties. We believe our long-term success will be supported through the following potential competitive strengths:

●	Providing Direct Investment Opportunities in Real Estate Through the Use of Cutting Edge Technology.

Our sponsor is a leading developer of technology aimed at improving the efficiency of the real estate investment and asset management process, with the goal of making institutional grade investment opportunities available to a broader base of historically unreached investors, as well as lowering the transactional and operational costs of investing in commercial real estate. These goals are accomplished through the use of WealthStake Capital’s proprietary direct investment management and fintech platform.

Proprietary Direct Investment Management Platform. Our sponsor’s proprietarily designed “direct investment” management platform enables us to source low cost capital for our investments from a broad base of potential investors who historically have had little access to institutional grade commercial real estate investment opportunities. Direct Investing is a new and innovative way to invest in public REITs. In direct investing, investors utilize WealthStake’s investment platform that allows them to view and evaluate a variety of real estate investment opportunities, review offering circulars, sign legal documents and purchase securities all online with the ease of simply clicking a button and without the need to pay the high commissions and fees normally charged by registered broker-dealers and investment advisors. In addition, investors will be able to easily manage and track their investment in our common stock, receive automated distributions and have ready access to regular financial reporting. Direct investing significantly lowers the up-front expenses generally associated with raising capital for real estate investments. Through the use of this direct investment platform, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our common stock into properties, compared to other listed and non-exchange listed public REITs.

The WealthStake Platform also includes proprietary financial technology (or “fintech”“) tools developed by WealthStake Capital, which further automates our investment and asset management process, leading to operational efficiencies and lower operating costs. These fintech tools will automate the process of (i) property origination, (ii) tenant and property underwriting, and (iii) property and customer management. Using this fintech platform, our advisor is able to conduct tightly focused data mining on a large scale to help us identify both potential investors and property owners seeking to recapitalize their assets. This platform also has the added advantage of streamlining our property underwriting process. Another key component of WealthStake Capital’s fintech platform is its property management and servicing capabilities, which will facilitate the collection, storage, management and analysis of extensive customer and property information associated with the investments we make. WealthStake Capital’s fintech platform is scalable and flexible, allowing us to collect, access, manage and analyze large amounts of data, with the ability to integrate information across multiple software applications.

Another key component of WealthStake Capital’s fintech platform is its property management and servicing capabilities, which will facilitate the collection, storage, management and analysis of extensive customer and property information associated with the investments we make. Our integrated database will include:

●	Lease Abstracts. A summary of the primary contract terms, including payment dates, rental amounts, rental increases and expiration dates;

●	Tenant Operator Information. Complete customer information, including contact history, as well as corporate financial information;

●	Document Scans. The primary financing documents for each transaction, including lease and loan agreements, appraisals and our internal credit memoranda which analyze each transaction we finance;

●	Property Information. Complete property information, location data, land and building dimensions, age, appraisal data, photographs, site inspection information and financial performance history, including unit-level fixed charge coverage ratios; and

●	Servicing Information. Complete servicing information, including payment history and all customer requests and interaction.

Our fintech tools will include a built-in robust and scalable portfolio servicing capacity, including the following components:

●	Acquisition Management (AM). Will give us the ability to manage our origination, underwriting and closing activities;

●	Online Tenant Portal. Will give our tenants the ability to easily communicate with us and our property Advisors concerning any issues or matters regarding their leased property and allows them to make online lease payments; and

●	Credit Analysis. Will give us the ability to archive and analyze customer financial data and to monitor our portfolio performance on an ongoing basis.

Our advisor’s senior leadership team includes members with significant fintech and information technology experience, including:

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Michael Slavin, an experienced real estate developer and leading innovator in fintech platforms. Michael Slavin, our Chairman and Chief Executive (who holds similar positions with our advisor and our sponsor), has over 13 years of executive level experience in the real estate development and real estate private equity sectors, having, sourced, underwritten and developed over $1.8 billion worth of real estate properties, including multifamily residential, retail, hospitality, office and industrial properties. Mr. Slavin, who has been featured in Forbes Magazine, is a two-time venture funded entrepreneur innovating in the fields of mobile technology and financial technology. He is a frequent speaker as an industry expert within the marketplace lending and the fintech space. Prior to co-founding WealthStake Capital, Mr. Slavin spent five years building and ultimately selling Privlo, a direct real estate lending platform. Privlo is one of the country’s leading venture-funded direct lender of residential and commercial real estate loans. Privlo’s primary consumer base included small and medium sized businesses and their owner, whose financial position were typically too complex for traditional banks to underwrite for purposes of extending residential and commercial real estate loans. Privlo’s online platform was designed to underwrite loans to businesses and real estate properties and to originate loans directly to institutional and individual investors. By automating the underwriting and origination process online, Privlo was able to streamline the lending process and reduce transaction costs, resulting in lower cost loans to borrowers and increased transparency and control over the loans and lending process to the investors funding the loans. Privlo was recently sold to a strategic acquirer focused on licensing the Privlo underwriting engine to independent lenders and banks who can leverage the new underwriting capabilities to capture a wider set of borrowers, thereby increasing their service levels and customer bases.

Tom Werz, a leading innovator in the development of information technology platforms, and one of the principal designers of “MySpace’s” information technology platform. Another co-founder of WealthStake Capital, Tom Werz, has a wealth of experience in developing information technology platforms and systems operations. Mr. Werz, the Chief Technology Officer and a director of our advisor, leads software development for WealthStake Capital and is responsible for development of its proprietary website, trading platform, and data analytics. Prior to co-founding WealthStake Capital, Mr. Werz was a director at MySpace.com, which had one of the largest transactional databases in the world. At Myspace, Tom led data development of critical systems such as “Browse”, “Friends”, “Profiles”, “Search”, and “Photos”. Tom also led the scalability efforts that resulted in orders of magnitude performance improvements across the entire transactional database infrastructure. In addition, Tom led an R&D team that created a real time data analytics platform that tracked billions of events per day, used to power significant user facing portions of the website.

Kevin Stephenson, a leading innovator in the development of information technology platforms. Kevin serves as WealthStake Capital’s vice-president of Engineering. He has over 30 years of software engineering and information technology management experience in developing robust, secure and flexible online platforms. Kevin has significant experience in designing systems that protect customer information from fraud and identify theft by incorporating defensive counterintelligence techniques to handle threats ranging from password hacks caused by poor password policies all the way to obscure van Eck phreaking. As the Chief Software Architect of Myspace, he was instrumental in developing Myspace’s second generation, cutting-edge platform capable of supporting up to one billion users. This engineering feat was accomplished by leveraging modern and experimental software engineering practices and graph database designs, including the first-time use of Wall Street-inspired high-speed solid-state messaging systems by a social network platform. Prior to Myspace, Kevin was a technology consultant and worked with clients in fields spanning insurance, entertainment, and energy. Starting in 2001, Kevin was engaged to rebuild the technology platform of Quotit, one of the first cloud-hosted applications in the individual and small group health insurance quoting industry. The new technology revolutionized the marketplace and transformed Quotit into the dominant player in the industry. Quotit was later used to power some of the Affordable Care Act state exchanges. Earlier in his career, Kevin consulted with New Energy Ventures, a startup in the deregulated electrical energy-trading sector. He built and maintained their IT systems from the initial five-person company to one with dozens of employees spread across multiple national offices.

We have entered into a license agreement with WealthStake Capital to use the WealthStake Platform, which we believe gives us a competitive advantaging in raising capital and in sourcing, acquiring and managing suitable investment assets.

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Use of Leading Cyber Security Protocols for Financial Security. WealthStake Capital and its technology partners use proven and trusted cyber security protocols, algorithms and processes (compromising “Cyber Security Best Practices”). WealthStake Capital has partnered with the industry leading “DWOLLA” funds transfer and information management platform to protect our investors’ financial accounts from information and financial theft. By integrating DWOLLA’s security protocols into its investment management platform, WealthStake Capital is able to execute investors’ transactions without storing financial account login credentials or full financial account numbers on WealthStake Capital’s or our servers, thereby significantly lowering information security risk. DWOLLA’s protocols include the use of “tokenization”, a process that replaces high-value information in a financial transaction with secure, short-lived, and functionally limited access tokens. Investors’ sensitive financial information resides on servers maintained by WealthStake Capital and DWOLLA that are protected both physically and electronically. Strong cipher suites are used for all communication channels and for information at rest. Platform edge security is controlled by Transport Layer Security (TLS). All investors’ sensitive information is stored using strong cryptography provided by the Advanced Encryption Standard (AES) with 256-bit keys. The WealthStake and DWOLLA platforms sit behind layers of controls including firewall and intrusion protection systems that are constantly monitored.

Rapid Access to Investment Return. By utilizing the automated features of the WealthStake Platform, we are able to make distributions to our investors on a more regular basis. Unlike most public listed REITs and Non- exchange listed public REITs, who pay their distributions to stockholders on a quarterly basis, we intend to pay our dividends to our investors on a bi-weekly basis on the 1st and 15th of every month. This will allow our investors to receive access to the returns on their investment on a more rapid basis. This may be of particular benefit to investors on a fixed-income, such as retirees. It will also allow investors who desire to reinvest their dividends in our common stock (or any other investments) to do so on a more expedited basis, allowing them to begin earning returns faster than if they had to wait to receive dividends on a quarterly basis.

●	Extensive Global Real Estate and Capital Markets Experience, Including in the Net Lease Sector.

The people responsible for managing our company and implementing our investment strategy have extensive experience in investing in single tenant net leased properties, having participated in applicable net lease transactions valued at over $10.5 billion. These seasoned real estate professionals have been involved in all aspects of the real estate and capital markets industry, including property development, property acquisitions and dispositions, property operations, asset underwriting, asset management and financing in both the private and public capital markets. In addition to two of WealthStake Capital’s founders, Michael Slavin, an experienced real estate developer and leading innovator in fintech platforms, and Tom Werz, a leading innovator in the development of information technology platforms, our management and advisory team includes:

Michael Bluhm, a leading global real estate investment banker. Michael is a co-founder of our advisor and a lead advisor to and investor in WealthStake Capital. Michael has been instrumental in developing our investment and capital markets strategy, offering structure, management and human resource infrastructure, corporate governance and overall corporate strategy. He has also been instrumental in helping attract industry leading real estate professionals to our advisor’s management and advisory team. As a managing director of Investment Banking, head of the Western Region Real Estate Group and head of the Global Lodging investment banking practice at Morgan Stanley, Michael is responsible for providing capital-raising and financial advisory services within the real estate industry. Throughout his career he has been directly involved in more than $300 billion of public and private debt, equity and equity-linked offerings as well as a range of merger, acquisition and restructuring assignments, primarily with publicly traded companies. Michael is a member of the National Association of Real Estate Investment Trusts and the Urban Land Institute.

Mark L. Esses, a leading professional in the net lease real estate investment market. Mark Esses, our President and an advisor to WealthStake NLP I Advisors, LLC, is a leading professional in the net lease real estate investment market. He is the founder and President of California Realty Group. Mark has over 30 years’ experience and began his real estate career in 1983. In 1985, Mark was hired as a leasing agent for one of California’s largest retail development companies. By 1987, as Director of Real Estate, he was personally involved in the acquisition, development, leasing and sales of over 250 net leased properties, of which 100 were single tenant net leased properties with a total value of $500 million. Mark Esses supervised over $700 million of leasing transactions, as well as over 200 property acquisitions. In 1987, he was one of four key executives who created and developed Centers Business Management (CBM), which became one of the largest property management firms in California, with over 900 properties under management and a value in excess of $1.2 billion. Mark founded California Realty Group as a boutique real estate firm specializing in the sales, leasing, advisory services, real estate development and property management. California Realty Group develops net-leased properties and single tenant build-to-suit properties for its clients as well as its own portfolio. California Realty Group represents and advises portfolio owners and asset managers at all levels; financial institutions, insurance companies, family offices, REIT’s, pension funds, sophisticated individual investors, and retailers in the acquisition and disposition of assets. Mark has represented many of the largest net-leased investment tenants including McDonald’s, Chevron, Bank of America, CVS Health, Wells Fargo, Chipotle Mexican Grill, Panda Express, Pep Boys, AutoZone, In-N-Out Burger and many others. Mark’s professional affiliations have included International Council of Shopping Centers (ICSC) and California Association of Realtors (CAR).

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Richard D. Nanula, an experienced senior business executive in the global real estate, hospitality, entertainment and technology industries. Richard, who serves as an advisor to WealthStake NLP I Advisors, LLC, was a principal at Colony Capital, LLC, a leading global real estate investment and asset management company. Mr. Nanula worked at Colony Capital from January 2008 until July 2013. He has extensive advisory and executive-level experience across many sectors, including entertainment, lodging and hospitality, transportation, and pharmaceutical biotechnology. Richard served as executive vice president of finance, strategy & communications and chief financial officer at Amgen Inc. over a period of 7 years. He has also served as a senior executive in the entertainment industry for both The Walt Disney Company, as senior executive vice president, and for Miramax LLC, as Chairman. Richard has extensive experience in lodging & hospitality, having served as President of Starwood Hotels and Resorts. Richard serves as a trustee of the University of California Santa Barbara, among other civic involvements. He received a B.A. degree in Economics from the University of California at Santa Barbara in 1982 and was awarded an M.B.A. degree from Harvard Business School in 1986.

Michael Levy, a leading global real estate investment banker and private equity investor. Michael, who serves as an advisor to WealthStake NLP I Advisors, LLC, became a member of the senior leadership team of Crow Holdings in November 2016. With over six decades of continuous operating history and an unparalleled industry presence, Crow Holdings is a leading global investment enterprise headquartered in Dallas, Texas. Crow Holding’s operating businesses include Trammell Crow Residential and Industrial with over $4.0 billion of property currently under development and Crow Holdings Capital, which manages over $10.0 billion of real estate funds for leading institutional investors and provides investment advisory services for family offices throughout the United States. Crow Holdings owns a unique portfolio of signature properties throughout the world. Prior to joining Crow Holdings, Michael was the Global Chief Operating Officer and Chief Financial Officer of Morgan Stanley Real Estate Investing, the firm’s real estate investment management division with $35 billion in assets under management. At Morgan Stanley, he has worked closely with the firm’s real estate clients and funds across a broad range of new investment, financing, capital markets, and advisory activities. His responsibilities at Morgan Stanley included the financial and operational activities of the division, which includes portfolio management, capital markets, risk, regulatory and other infrastructure activities. In this capacity, he was chairman of the valuation committee and a senior member of the group’s investment and risk committees. He also served as the portfolio manager for MSREF VII, a $4 billion global opportunity fund, and lead the investor coverage and capital markets effort across the firm’s alternative investment businesses.

Warren L. Troupe, an experienced REIT professional. Warren, who serves as an advisor to WealthStake NLP I Advisors, LLC, has since 2008 been the Senior Executive Vice President of UDR, a leading apartment-focused REIT. He also serves as UDR’s corporate compliance officer, corporate secretary and is responsible for overseeing all of UDR’s financial, treasury, risk and legal functions. Prior to joining UDR, Mr. Troupe was a partner with Morrison & Forester LLP from 1997 to 2008, where his practice focused on all aspects of corporate finance, from public and private equity offerings, traditional loan structures, debt placements to subordinated debt financings, workouts, and recapitalizations. He has concluded a large number of mergers and acquisitions for both public and private companies including tender offers, hostile proxy contests and negotiated acquisitions. Mr. Troupe holds a Bachelor of Arts degree from Colorado State University and his J.D. from the University of Denver. Mr. Troupe is a member of the Executive Committee of National Multi Housing Council, a member of Urban Land Institute, on the Multi-Family Blue Council of Urban Land Institute, a member of National Association of Real Estate Investment Trusts, Colorado Bar Association and American Bar Association.

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Michael Alpert, a leading global real estate private equity investor. Michael, who serves as an advisor to WealthStake NLP I Advisors, LLC, is the President and Vice-Chairman of Ashkenazy Acquisition Corporation, a New York City based private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition has acquired over 15 million square feet of retail, hospitality, office and residential properties, located throughout the United States, Canada and England. Ashkenazy Acquisition has a portfolio containing more than 100 buildings valued in excess of $10 billion.

Richard Acosta, an experienced real estate executive and private equity investor. Richard, who serves as our Chief Financial Officer, Treasurer and Secretary and an employee of our advisor, has over a decade of investment and portfolio management experience across various commercial real estate asset types and investment structures having originated, underwritten or managed over $10 billion worth of assets. Richard most recently served as Chief Financial Officer of SBE, a leading boutique hospitality platform, since early 2014 where he also sat on the company’s executive and investment committees. Richard was responsible for SBE’s global financial, portfolio management, capital markets and other corporate infrastructure activities. He worked closely with all divisional unit heads to drive SBE’s strategic growth across its hotel, nightlife and food & beverage businesses. Prior to SBE, Richard spent nearly a decade with Colony Capital, a global real estate private equity firm, where he last served as Director. During his tenure at Colony, Richard honed his skills in investment sourcing and underwriting of equity and related structured investments, complex operations and financial restructurings on behalf of Colony’s opportunity funds with a focus on operationally intensive real estate including hospitality and gaming. Richard was also actively involved in monitoring several of Colony’s portfolio companies in the entertainment, hospitality and real estate sectors, and spent several years developing Colony’s deal sourcing and capital raising functions in Dubai and the GCC region. Richard began his career in the Real Estate Merchant Banking unit at Wells Fargo Bank where he was active in the bank’s real estate principal investing activities in Southern California. Richard is a member of the Urban Land Institute and is involved with various philanthropic causes including Vista Del Mar Child & Family Services as an advisory board member. He is a graduate of the Marshall School of Business at the University of Southern California, where he graduated magna cum laude.

In addition to Mark Esses who serves as our President, Michael Slavin who serves as our Board Chairman and Chief Executive Officer and Richard Acosta who serves as our Chief Financial Officer, Treasurer and Secretary, Scott McMullin and Wade E. Doidge serve as our independent directors, bringing significant real estate investment experience to our company.

Scott McMullin is a founding principal, chairman, chief investment officer and chief operating officer of Stratford Hospitality. Prior to forming Stratford, Scott spent sixteen years as an Executive Managing Director with HFF, one of the country’s largest real estate investment banking organizations. At HFF, he oversaw and directly participated in over $30 billion of real estate transactions. During his tenure with HFF, Scott served on the firm’s Operating Committee and facilitated the creation of the Los Angeles and San Francisco debt and equity platforms. Scott was also instrumental in the formation of the private equity affiliate, HFF Securities, holding the position of Principal at the broker/dealer. As an agent and owner, Scott has approximately $2 billion of hospitality experience. Asset classes include hotels, restaurants, marinas and water parks. The structures have incorporated sales, financings, joint ventures, formations of discretionary and non-discretionary funds, sale of real estate operating companies, as well as mezzanine and preferred equity/debt hybrids. Prior to joining HFF, Scott was a Partner with The Parmenter Company, responsible for the accumulation, financial management and disposition of the real estate portfolios of high net-worth families. Previously, Scott was part of the NCNB Texas Special Asset Bank (predecessor to AMRESCO) serving as an asset manager for a multi-billion-dollar portfolio as a SAMDA contractor to the RTC. Scott started his career at Citicorp Investment Bank in NYC.

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Wade E. Doidge is a managing director and chief operating officer of Larimer Associates, LLC, a Colorado based family office private equity investor, where he manages a diverse portfolio of real estate holdings, including commercial and residential property developments valued at over $335 million. Prior to joining Larimer Associates in 2014, Wade spent 5 years as a Senior Vice President of Tiarna Real Estate Services, Inc., an asset management and advisory company serving institutional clients, private equity funds, high net worth family offices and private developers, with over 16 million square feet of properties under management. At Tiarna, Wade was responsible for originating over 1.15 million square feet of mid-rise and high-rise office property asset management assignments. Prior to Tiarna, Wade was the Director of Acquisitions and Asset Management at Alliance Commercial Partners, LLC where over the course of 12-years he was responsible for analyzing and underwriting over $14.5 billion of potential value added and opportunistic acquisitions for Alliances various investment funds. While at Alliance, he expanded their historical investment focus beyond office properties to include investments in residential and multifamily development, as well as in mezzanine and structured debt instruments. Prior to Alliance, he was the Director of the Lodging and Leisure Capital Markets Group for Sonnenblick Goldman Co., a Denver based investment bank.

Significant Relationships within the Net Lease and Real Estate Industry. As a result of their extensive combined experience in industry leading positions, our management and advisory team members have developed significant relationships across the real estate industry (including the net lease property sector) that provides a deep sourcing network for new opportunities. We believe that their relationships with major financial institutions, real estate brokers, and other institutional real estate investors, particularly in the net lease property space, will enable us to see significantly more deal flow than many of our competitors.

Benefit of a Vertically Integrated Management Team. We believe that our approach of bringing together under “one-roof” a management and advisory team with significant real life experience in real estate finance and investment, and building and operating cutting edge financial technology platforms, gives us a unique competitive advantage over other companies focused on real estate investment as well as over other recently formed online investment platforms, that use third party developers and vendors to “create” the infrastructure and backbone of their websites.

For detailed information about our advisor’s Management and Advisory Team, including their relevant experience, See “Investment Objectives And Strategy – Our Potential Competitive Strengths – Providing Direct Investment Opportunities In Real Estate Through The Use Of Cutting Edge Technology – Proprietary Direct Investment Management Platform”; – “Investment Objectives And Strategy – Our Potential Competitive Strengths - Significant Global Real Estate And Capital Markets Experience, Including Net Lease Property Investment”; – and Management- Executive Officers and Directors – Executive Officers”.

●	Disciplined Investment Strategy.

We intend to maintain a disciplined investment strategy focused on acquiring and operating standalone, single tenant income-producing properties in commercially desirable locations that are leased under long-term net leases to creditworthy retail tenants dedicated to providing non-discretionary goods or services that are insulated from the competitive threats of e-commerce. We believe that this investment strategy will provide us with above-average yields and income predictability and stability. We will seek to acquire and own properties that have characteristics that are more likely to provide stability and income predictability, including:

●	Long-term leases with contractual rent increases;

●	Credit-worthy tenants with long-standing operating history;

●	Accessible, strategically located properties with strong regional demographics and high traffic visibility; and

●	Use of conservative leverage ratios (in the 40% to 50% range) that decrease the risk of volatile economic cycles.

In order to minimize the risk of tenant defaults, we will seek to acquire properties that have multiple payment sources, including unit- or store-level profitability, overall corporate credit and the availability of cash flow from all of our tenant operator’s assets to support all of its obligations (including its obligations to us), and the value of the real estate that we will acquire. Our general guideline is that we will not invest in a property for an amount greater than its replacement cost. We will base investment decisions upon disciplined underwriting and acquisition procedures; we will seek to enter into long-term leases with built-in lease escalators; we will use master leases and cross-defaulted leases, where appropriate, to mitigate risk; and we will require corporate and unit-level financial reporting from our tenant operators, which will provide us with a better ability to assess and manage risk.

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Competition

We will face competition in the acquisition and financing of triple net leased properties from numerous investors, including traded and non-traded public REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk. We also believe that competition for real estate financing comes from middle-market business owners themselves, many of whom have had a historic preference to own, rather than lease, the real estate they use in their businesses. The competition we face may increase the demand for triple net-leased properties and, therefore, reduce the number of suitable acquisition opportunities available to us or increase the price we must pay to acquire such properties. This competition will increase if investments in real estate become more attractive relative to other forms of investment.

Investment Guidelines

We will seek to invest in properties possessing characteristics that reduce our real estate investment risks. Our goal is to invest in properties that will be continuously occupied and produce income from our retail tenant operators. We will seek commercially desirable locations and properties with improvements that also are suitable for use by other tenants. These types of commercial properties will enable us to promptly re-lease the real estate to another operator with minimal management time and expense or sell the property if a sale is determined to be advantageous to us. We will seek to invest in properties that have strong unit-level economics that make a positive contribution to the total operations of the tenant. By investing in this type of commercial property, we believe there is a smaller risk of default because our tenant operators depend on the property for their sales and profits. We also prefer to make our property investments at or below the replacement cost of the property to reduce the risk of the business moving to a different location, and to reduce our residual valuation risk. We will seek to make investments that are diversified by tenant, industry and geography. We believe that through portfolio diversification, we will be better able to protect our stockholders from fluctuations in income caused by under-performing individual real estate assets or adverse economic conditions affecting an entire industry.

Investment Underwriting

In evaluating property acquisitions, we intend to use a “bottom-up” approach to underwriting and risk assessment. In order to minimize the risk of tenant defaults, we will seek to acquire properties that have multiple payment sources. The first and primary source of payment for our underwriting review is unit- or store-level profitability, since the distinguishing characteristic of our targeted properties is that sales and profits are generated at the property location. The second source of payment is the overall corporate credit and the availability of cash flow from all of our customer’s assets to support all of its obligations (including its obligations to us). If the assets we invest in fail to produce profits, then payments (including our rent) would come from cash flows generated by our customer’s other assets. The third and final source of payment is the value of the real estate that we will acquire. Our general guideline is that we will not invest in a property for an amount greater than its replacement cost. Our underwriting process analyzes the three primary sources of payment for our leases:

●	Unit-Level Profitability. We will review the difference, or spread, between unit-level financial performance and the rent payments we expect to receive. We believe that profitability of the business operated at our real estate locations provides an indication of future residual value. We view properties having insufficient cash flow to make contractual payments to us to be credit-dependent, meaning that our tenant operators have to make payments to us from other sources of cash flow. The resulting risk is that adverse tenant credit events (such as an insolvency or bankruptcy) will likely cause underperforming properties to become vacant. In addition, unprofitable properties result in a cash flow drain on the operations of our tenant operators, weakening their financial results and credit profiles.

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●	Tenant or Corporate Credit. We will perform detailed credit reviews of the financial condition of all our proposed tenant operators to determine their financial strength and flexibility and their ability to pay us from resources other than the operations at our real estate locations. These other tenant resources are a potential source of payment to us and represent a secondary source of our payments. Alternative tenant cash flows from sources other than the properties we own can raise the margin of error for our investment.

●	Real Estate Valuation. For each of our proposed property investments, our underwriting process will evaluate comparable real estate assets in the real estate market applicable to such proposed investment. Our general policy will be to invest in real estate assets that are at or below replacement cost. In addition, for our generic real estate investments, we will seek rental streams that are supportable by the local real estate marketplace. Our technology platform enables us to access a variety of databases that allow us to determine supportable real estate values. Prior to closing, we will use third-party real estate appraisers and engineers to provide estimates of value as well as the physical condition and economic useful life of the real estate improvements. These underwriting procedures should provide us with an idea of likely ranges of real estate valuation in the event of a default. This is a third and essential source of payment for us, representing both investment residual value as well as recovery default value.

We intend to supplement our bottom-up approach with additional analysis, including the following:

●	Tenant Operator Management. In our underwriting process, we will also review the quality of management of each of our tenant operators and their management’s ability to compete in a changing market place. We believe that the quality of our tenant operators’ management and ability to respond to competitive market conditions is an additional element of credit support for our underwriting.

●	Industry Trends. In our underwriting process, we will also review each industry in order to determine competitive factors and the long-term viability of the industry. Using our technology platform, we are able to identify macro-economic industry trends, which improves our ability to avoid investment in industries subject to long-term functional obsolescence. We believe that industry viability supports investments, residual values and investment recovery values in the event of tenant defaults.

●	Structure and Documentation. Investment structure and documentation will play significant roles in our investment decisions. We believe that both promote alignments of interest, whereby the tenant is discouraged from working against our interests. Structural considerations will include corporate, parent company or stockholder guarantees. Documentation considerations will include liens on assets held at our real estate locations, and master leases, which bind multiple properties in a single lease. Master leases effectively transform individual property risk to an aggregate risk across multiple properties, which lowers our investment risk.

●	Risk of Tenant or Company Insolvency. Tenant financial distress is typically caused by consistently poor or deteriorating operating performance, near-term liquidity issues or unexpected liabilities. To assess the probability of tenant or company insolvency, we will analyze historical and projected financial data of the potential customer and the relevant industry as a whole, as well as industry trends effecting the continuing viability of the industry.

Investment Decisions

Our advisor will have substantial discretion with respect to the selection of our specific investments, subject to our investment and underwriting guidelines, which are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor will evaluate the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In deciding on whether to acquire any particular property, our advisor to the extent such information is available, will consider the following:

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●	tenant rolls and tenant creditworthiness;

●	a property condition report;

●	unit level store performance;

●	property location, visibility and access;

●	age of the property, physical condition and curb appeal;

●	neighboring property uses;

●	local market conditions, including vacancy rates;

●	area demographics, including trade area population and average household income;

●	neighborhood growth patterns and economic conditions;

●	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

●	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

●	rent escalations;

●	remaining lease term;

●	renewal option terms;

●	tenant purchase options;

●	termination options;

●	scope of the landlord’s maintenance, repair and replacement requirements;

●	projected net cash flow yield; and

●	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller, including, where appropriate:

●	plans and specifications;

●	surveys;

●	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our Advisor;

●	financial statements covering recent operations of properties having operating histories;

●	title and liability insurance policies; and

●	estoppel certificates.

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In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this offering circular captioned “Government Regulations — Environmental Matters” below.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. In the purchasing and leasing of properties, we will be subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate”.

Portfolio Management

In addition to assessing risk, our advisor will also work to limit potential defaults through strong portfolio monitoring and proactive intervention through property substitutions, sales or other means. WealthStake Capital’s strong technology based servicing platform makes this possible. Following the acquisition of each property, our advisor will continue to actively monitor its profitability as well as the financial performance of each of our tenant operators through:

Financial Monitoring: Our advisor will monitor the financial performance of each customer and each property by reviewing both corporate and unit-level financial statements to assess the ability of tenant operators to meet their payment obligations. We believe that early detection of customer financial stress allows us more flexibility in risk mitigation and can lessen default and loss probability.

Real Estate Monitoring: Our advisor will periodically perform site inspections of our properties based on an evaluation of financial performance, unique property characteristics and industry factors and trends. Our adviso r will use this information to ensure customer compliance with maintenance obligations and because site inspections can provide a leading indicator of property-level performance trends.

Management of Defaults: If a problem is identified, our advisor will respond quickly in order to improve investment recoveries by assessing and implementing various recovery alternatives available to us.

Selective Property Sales: From time to time, we will sell properties that underperform financially or otherwise do not meet our long-term objectives in order to avoid potential customer defaults in the future. In addition, on a limited and selective basis, we may acquire and re-sell properties that we purchase in connection with the acquisition of a larger portfolio of properties. If properties are being sold on an “all or none” basis, we may purchase some properties that do not precisely meet our desired investment criteria in order to acquire a larger portfolio of properties we wish to hold.

Description of Leases

We expect, in most instances, to acquire single-tenant properties with existing triple net leases. “Net” leases mean leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

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We generally expect to enter into long-term leases that have terms of ten years or more; however, certain leases may have a shorter term. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insureds on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our Advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our Advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Material U.S. Federal Income Tax Considerations — Sale-Leaseback Transactions”.

Ownership Structure

We intend our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “The Operating Partnership” and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisor, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “Investment Guidelines” and “Investment Underwriting” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement. Our advisor and its affiliates will likely receive compensation for services provided in connection with the joint venture’s investments; provided, however, that the amount of such compensation to be paid to our advisor and its affiliates will generally be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment. See the section of this Offering Circular captioned “Management Compensation.”

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Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining whether WealthStake Capital, or another program sponsored by WealthStake Capital should enter into any particular joint venture agreement. See “Conflicts of Interest”.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities that own our properties or investments; cash or cash equivalents; securities, letters of credit, guarantees or a security interest in one or more of our other assets. We may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to our advisor, pay for capital improvements, repairs or tenant build outs, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 40%—60% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors— General Risks Related to Investments in Real Estate” — and “Risks Associated with Debt Financing.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties or other debt financing, our ability to acquire additional properties may be restricted.

We will refinance properties during the term of a loan in circumstances that may be beneficial to us, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

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Because we may be exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may have, we may enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt. We will not enter into interest rate swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

We may borrow amounts from WealthStake Capital, our advisor, or their affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may reevaluate and change our financing policies in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our financing policies include then-current economic conditions, the relative cost of debt and equity capital, investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our expected ratio of debt to aggregate value in connection with any change of our financing policies

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares in WealthStake Net Lease Properties I, Inc., or units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate, interests in real estate or other real estate-related investments. Existing stockholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or units might result in dilution of a stockholder’s investment. Any such transaction must be approved by a majority of our directors, including a majority of our independent directors.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share or per share NAV. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer advisor fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering may experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

In order to comply with recently adopted rules by FINRA, we plan to determine the net asset value of our common stock no later than 150 days following the second anniversary of the date that minimum subscriptions for $500,040 have been received and we make our first draw down of committed funds and quarterly thereafter. Our net asset value will be determined either (i) by taking into consideration our net investment in properties we have acquired or (ii) by third party appraisal or broker opinion of value. The method used in any year will be selected by our board of directors. Our estimate of net asset value per share will comply with the Investment Program Association Practice Guideline 2013-01 - Valuations of Publicly Registered, Non-Listed REITs. Once we begin calculating the net asset value of our shares, our board of directors may determine to adjust the offering price of our shares to reflect our net asset value.

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Liquidity Opportunities

Our board of directors, upon the advice of our advisor, will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method determined by our independent directors to be in the best interests of our stockholders.   Although we are not required, through our charter or otherwise, to provide for a liquidity event, it is our current intention to seek a liquidity event for our stockholders on or before the tenth (10th) anniversary of our commencement of operations. Market conditions and other factors could cause us to delay our liquidity event beyond the tenth anniversary. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period in our charter or determined criteria for any such decisions. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the Advisory Agreement or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. Federal, state and local laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I environmental site assessment. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, interviewing the key site advisor and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

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In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case-by-case basis.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances

From time to time, we may acquire properties or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See Risk Factors - General Risks Related to Investments in Real Estate”.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

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Certain Other Policies - Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

●	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40% test. “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We do not intend for such investments to constitute a significant portion of our assets, and we intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that we, or our operating partnership and any subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as it may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

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Disposition Policies

One of our advisor’s ongoing responsibilities will be to determine the optimum time to hold our properties. When determining whether to sell a particular asset, our adviser will take the following steps:

●	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

●	Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.

●	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

●	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

We may sell assets to third parties or to affiliates of our advisor. Our conflicts committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see “Management - Committees of the Board of Directors” - and “Conflicts of Interest.”

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We:

●	will not borrow in excess of 75% of the aggregate cost of our gross assets (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

●	will not make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

●	will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

●	will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

●	will not make or invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

●	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

●	will not invest in commodities or commodity future contracts, except for future contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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●	will not issue equity securities on a deferred payment basis or other similar arrangement;

●	will not issue debt securities in the absence of adequate cash flow to cover debt service;

●	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

●	will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

●	will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed 10% of our outstanding shares on the date of grant;

●	will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

●	will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of our company (as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets (and the value of all investments in this type of subordinated debt will be limited to 10% of our tangible assets);

●	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by others;

●	will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter, except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market; and

●	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this offering circular. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this offering circular.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors and will approve all transactions between us and our Advisor and its affiliates. See Management - Committees of our Board of Directors “, and Conflicts of Interest - Certain Conflict Resolution Measures.”

Change in Investment Objectives, Policies and Limitations

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. However, the investment limitations in our charter can only be amended with the approval of our stockholders. Please see “Description of Capital Stock—Meetings and Special Voting Requirements.”

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Management’s Discussion And Analysis Of Financial Condition

And Results Of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated balance sheet and notes thereto.

Overview

We were formed on April 4, 2016, and we intend to elect to be taxed as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2017 , or , if later, during the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of retail and other income-producing commercial properties, which are leased to creditworthy tenants under long-term net leases. We expect that most of the properties will be strategically located throughout the United States and U.S. protectorates and subject to long-term triple net or double net leases, whereby the tenant will be obligated to pay for all or most of the expenses of maintaining the property (including real estate taxes, special assessments and sales and use taxes, utilities, insurance, building repairs and common area maintenance related to the property). We generally intend to hold each property we acquire for an extended period of more than seven years. As of the date of this offering circular, we have not yet commenced any significant operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this offering circular.

Application of Critical Accounting Policies

Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies critical because they require our management to use judgment in their application, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions were to be different, it is possible that different accounting policies will be applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies in similar businesses may utilize different estimates that may impact comparability of our results of operations to such companies.

Investment in and Valuation of Real Estate Assets

Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets will consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance will be expensed as incurred.

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, will be depreciated or amortized on a straight-line basis. The estimated useful lives of our real estate assets by class are generally as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, we will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value will be determined using a discounted cash flow analysis and recent comparable sales transactions.

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When developing estimates of expected future cash flows, we will make certain assumptions regarding future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease a property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of our real estate assets.

When we identify a real estate asset as held for sale, we will cease depreciation and amortization of the assets related to the property and estimate the fair value, net of selling costs. If, in our opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs.

Allocation of Purchase Price of Real Estate Assets

Upon the acquisition of real properties, we will allocate the purchase price to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition related expenses will be expensed as incurred. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm will have no involvement in our allocation decisions other than providing this market information.

The fair values of above market and below market lease values will be recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities, respectively. Above market lease values will be amortized as a reduction to rental income over the remaining terms of the respective leases. Below market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not we will expect a tenant to execute a bargain renewal option, we will evaluate economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, our relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income, which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

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We will estimate the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable will initially be recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the mortgage note’s outstanding principal balance will be amortized to interest expense over the term of the respective mortgage note payable.

The determination of the fair values of the real estate assets acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of our purchase price, which could impact our results of operations.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rental payments increase during the term of the lease. We will record rental income for the full term of each lease on a straight-line basis. When we acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in tenant reimbursement income in the period when such costs are incurred.

Income Taxes

We intend to qualify and will make an election to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code beginning with our taxable year ending December 31, 2017, or the first year during which we commence material operations. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we, among other things, distribute our taxable income to our stockholders and we distribute at least 90% of our annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the taxable year ending December 31, 2017, or the first year during which we commence material operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Results of Operations

As of the date of this offering circular, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least 55,040 shares pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this offering circular.

Liquidity and Capital Resources

General

Once we have commenced our operations, our principal demands for funds will be for the acquisition of real estate and real estate-related investments, for the payment of operating expenses and distributions, and for the payment of interest and principal on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from cash flow from operations from our real estate assets, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

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There may be a delay between the sale of our shares and the acquisition of real estate and real estate-related investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from sources other than cash flow from operations, including, but not limited, to the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver and/or deferral of our advisor’s fees and borrowings secured by our assets in anticipation of future operating cash flows until such time as we have sufficient cash flow from operations to fully fund the payment of distributions. We expect to have little, if any, cash flow from operations available for distributions until we make substantial investments and currently have no plans regarding when distributions will commence. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operations.

We intend to borrow money to acquire real estate and real estate-related investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, and our charter; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the initial phases of raising offering proceeds to acquire properties within our portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow provided by our real estate or related investments or out of non-liquidating net sale proceeds from the sale of our real estate or related investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require us to comply with its own formula for our escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations or off-balance sheet arrangements as of December 31, 2016.

Related-Party Transactions and Agreements

We intend to enter into agreements with WealthStake NLP I Advisors, LLC and its affiliates whereby we will agree to pay certain fees to, or reimburse certain expenses of, WealthStake NLP I Advisors, LLC or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, advisory fees and expenses, disposition fees, subordinated performance fees and reimbursement of operating costs. See the “Management Compensation” section in this offering circular for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures About Market Risks

We expect to be exposed to interest rate changes primarily as a result of long-term debt used to fund certain property acquisitions and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

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Description Of Capital Stock

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the material terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the Securities and Exchange Commission as Exhibits to our registration statement on Form 1-A and can be accessed over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Additional Information” section of this offering circular.

Our charter authorizes us to issue up to 500,000,000 shares of common stock at $0.01 par value per share and 10,000,000 shares are classified as preferred stock at $0.01 par value per share. As of October 31, 2016, 100 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in WealthStake Net Lease Properties I, Inc.” section of this offering circular.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, or redemption rights and will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

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Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

●	a merger, tender offer, or proxy contest;

●	the assumption of control by a holder of a large block of our securities; or

●	the removal of incumbent management.

In addition, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

●	stock exchanges in which we are the successor; and

●	transfers of less than substantially all of our assets.

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In addition, our operating assets are expected to be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. The purpose of each annual meeting will be to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, or our chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast requesting a special meeting and stating the purpose of such special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Furthermore, pursuant to our charter, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the above list describes all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: WealthStake Net Lease Properties I, Inc., 312 Arizona Avenue, Santa Monica, CA 90401, Attn: Secretary. Our board of directors has adopted a policy that we will comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law. We have the right to request that a requesting stockholder represent to us in writing that the stockholder list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

We will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, our sponsor, WealthStake, Inc., acquired 100 shares of our common stock in a private placement at the same $10.00 per share price as in this offering. Our sponsor has committed to invest $199,000 in us through the purchase of 19,900 shares of our common stock in a private placement on the date this offering statement is declared “qualified” by the SEC at the same $10.00 per share price as in this offering. Pursuant to our charter, WealthStake, Inc. will not be permitted to sell this initial investment in us while it remains our sponsor, but it may transfer this initial investment to its affiliates.

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Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

●	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

●	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Material U.S. Federal Income Tax Considerations” section of this offering circular for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. In addition, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or issuance of our stock if such transfer or issuance:

●	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

●	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

●	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

●	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this offering circular as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.

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Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this offering circular captioned “Additional Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer.

Distribution Policy and Distributions

We intend to pay regular bi-weekly distributions to our stockholders on the 1st and 15th of every month. We anticipate that our board of directors will authorize and we will declare distributions to stockholders as of daily record dates beginning no later than the first full two-week period following the month in which we make our first investment. Distributions will be aggregated and paid bi-weekly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through WealthStake NLP I, LP, our operating partnership, our ability to pay distributions depends in large part on WealthStake NLP I, LP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flow from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland resident, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the offering circular and updated quarterly.

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Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular bi-weekly distributions, our results of operations, our general financial condition, general economic conditions, restrictions under Maryland law or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

●	the amount of time required for us to invest the funds received in the offering;

●	our operating and interest expenses, including fees and expenses paid to our advisor;

●	the ability of tenants to meet their obligations under the leases associated with our properties;

●	the amount of distributions or dividends received by us from our indirect real estate investments;

●	our ability to keep our properties occupied;

●	our ability to maintain or increase rental rates when renewing or replacing current leases;

●	capital expenditures and reserves for such expenditures;

●	the issuance of additional shares;

●	the amount of cash used to repurchase shares under our share redemption program; and

●	financings and refinancings.

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income. Our directors may authorize distributions in excess of this percentage, as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Material Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this offering circular.

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In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with any preferences among our different classes of shares as set forth in our organizational documents. The prohibition against preferential dividends does not apply to publically offered REITs, which is defined as REITs that are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. Because, issuers who utilize Regulation A+ to offer securities are initially exempt from the reporting requirements of the Securities Exchange Act of 1934, we will be subject to the prohibition against preferential dividends until we become subject to such reporting requirements. Because we are only offering one class of common stock for sale at this time, our distributions paid on such stock will not be considered to be preferential in nature.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

●	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

●	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

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These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares:

●	owned by the acquiring person;

●	owned by our officers; and

●	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

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As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board of directors;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We do not intend to elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, no stockholder may transfer any shares to such offering person unless the stockholder has first offered such shares to us at the price offered by such offering person. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

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Share Redemption Program

Our shares are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we have a share redemption program. As described below, we cannot guarantee that our share redemption program will be available indefinitely. Stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least six-months may receive the benefit of limited liquidity by presenting for redemption to us all or a portion of those shares, in accordance with the procedures outlined herein. There is no fee payable to our advisor, our sponsor, our board of directors or any other party in connection with the redemption of shares pursuant to our share redemption program. Share that are redeemed will be redeemed at the lower of 100% of the then-current offering price of the shares of such class or 100% of the price paid to acquire the shares from us.

We may waive the six-month holding requirement in the event of a stockholder’s bankruptcy. In the event of the death or disability of the holder, upon request, we will waive the six-month holding requirement. For purposes of the six-month holding period, limited partners of the Operating Partnership who exchange their OP Units for shares of our common stock (and any persons to whom they transfer such stock to) shall be deemed to have owned those shares of our common stock as of the date the related OP Units were issued.

During the period of any public offering, the redemption price will be equal to or less than the price of the shares offered in the relevant offering. If we are engaged in a public offering and the redemption price calculated in accordance with the guidelines set forth above would result in a price that is higher than the then-current public offering price of our common shares, then the redemption price will be reduced and will be equal to the then-current public offering price of such class of common shares.

The redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations or similar actions with respect to our common stock. However, our board of directors, in its sole discretion, may determine at any time to amend the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. Any such price modification may be arbitrarily determined, or may be determined on a different basis, as determined by our board of directors. For example, in the event that we are not engaged in a public offering of our primary shares, our board of directors may determine to amend the share redemption program to redeem shares at a price that is at or below the then-current net asset value per share of our common stock.

Our board of directors has complete discretion to determine in any month whether there are funds available for use for redemptions in such month. To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend or terminate our share redemption program upon 30 days’ notice. Subject to the limitations and restrictions on the program and to funds being available, the number of shares repurchased during any consecutive twelve-month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that twelve-month period.

Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without stockholder approval if our directors believe such action is in our best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. Any notice of a termination, suspension or amendment of the share redemption program will be made via a report on Form 1-U filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for redemption at any time in their sole discretion.

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All requests for redemption must be made in writing and received by us at least five business days prior to the end of the month. If you would like to request redemption of your shares, please contact us to receive required redemption forms and instructions concerning required signatures. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the month. We cannot guarantee that we will have sufficient funds available to accommodate all requests made in any month. In the event the number of shares for which repurchase requests have been submitted exceeds the limits on the number of shares we can redeem or the funds available for such redemption in a particular month and our board of directors determines that we will repurchase shares in that month, then shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held and considered for redemption until the next month unless withdrawn. In addition, if we do not have sufficient available funds at the time redemption is requested, you can withdraw your request for redemption or request in writing that we honor it at such time in a successive month, if any, when we have sufficient funds to do so. Such pending requests will generally be considered on a pro-rata basis with any new redemption requests we receive in the applicable period.

Commitments by us to repurchase shares will be communicated either telephonically or in writing to each stockholder who submitted a request on or promptly (no more than five business days) after the fifth business day following the end of each month. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them.

The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our common shares develops.

Fractional Shares

At any time, a stockholder may become entitled to fractional shares of our stock. Such fractional shares may result from participation in our distribution reinvestment plan or our share redemption program, among other things. In connection with a liquidity event, such as a listing of our stock on a national securities exchange, our board of directors may determine that it would be desirable to redeem all outstanding fractional shares. Pursuant to Maryland law, we may redeem a fractional share of stock for a cash payment equal to the then-current fair value of such fractional share. Under our charter, our board of directors determines such fair value of a fractional share of stock, which for this purpose shall be based on a price of $10.00 per share or the current offering price during any offering period.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to our common stockholders of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

●	transaction involving securities of the Roll-up Entity that have been listed on a national securities exchange for at least 12 months; or

●	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of our stockholders and us. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in an offering circular used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

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In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

1.	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

2.	one of the following:

a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

●	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

●	that results in our common stockholders having an adverse change in their voting rights;

●	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this offering circular entitled “— Meetings and Special Voting Requirements” above; or

●	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Reports We Provide to Our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

●	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

●	the ratio of the costs of raising capital during the year to the capital raised;

●	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

●	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

●	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

●	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

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Valuation Policy

Our board of directors plans to adopt a valuation policy substantially consistent with the valuation policy set forth in the Investment Program Association Practice Guideline 2013-01 - Valuations of Publicly Registered, Non-Listed REITs (“IPA PG 2013-01”), pursuant to which we will provide an estimated net asset value per share for each class of our common stock consistent with FINRA requirements. Our board of directors will appoint the audit committee or another committee comprised of a majority of our independent directors, which we refer to herein as the valuation committee, to be responsible for the oversight of the valuation process, subject to the final approval of our board of directors. At a minimum, the estimated net asset value per share will be based on the fair value of our assets less liabilities under market conditions existing as of the date of the valuation. Pursuant to a recent amendment to NASD Rule 2340 that took effect on April 11, 2016, our board of directors will approve an estimated net asset value per share no later than 150 days after the second anniversary of the date on which we commence this offering, which will be published in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K with the SEC. The estimated net asset value per share will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service and will comply with IPA PG 2013-01.

When we disclose an estimated net asset value per share for each class of our common stock in our filings with the SEC and in our annual reports to stockholders, we will include narrative disclosure that complies with all applicable SEC, FINRA or other regulatory requirements and provides the reader with a narrative description of how the value was determined, including the methodologies employed. Even when we begin to use an appraisal method to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

The Operating Partnership

We conduct most of our operations through the Operating Partnership. The following is a summary of the material provisions of the Limited Partnership Agreement of the Operating Partnership, which we refer to as the Partnership Agreement, and is qualified by the specific language in the Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this offering circular forms a part.

General

The Operating Partnership was formed on April 4, 2016 to hold our assets. It will allow us to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partner units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the distributions made to holders of our common shares. Finally, a limited partner in the Operating Partnership may exercise its right, under certain conditions to exchange his or her interests in the Operating Partnership for cash or shares of our common stock, generally at our election, in a taxable transaction.

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The Partnership Agreement contains provisions, which would allow, under certain circumstances, other entities, including other investment vehicles sponsored by WealthStake Capital or its affiliates, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units that would generally be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our shares of common stock, thereby diluting the percentage ownership interest of other stockholders. In addition, our advisor may choose to receive some or all of the acquisition fees, asset management fees and disposition fees to which it is entitled in the form of OP Units, in lieu of cash, and any such issuance will dilute the percentage ownership interest of other stockholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We expect to hold most of our assets and conduct most of our operations through the Operating Partnership although we may hold some of our assets and conduct certain of our operations directly. We are the sole general partner and a limited partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to conduct any lawful business that may be conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act; provided however, that such business shall be limited to and conducted in such a manner as to permit us at all times to qualify as a REIT, unless we otherwise cease to qualify as a REIT. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a stockholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes (unless we otherwise cease to qualify as a REIT), avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership.” The Partnership Agreement provides that the Operating Partnership may distribute cash flow from operations to its partners in accordance with their relative percentage interests, on a monthly basis or, at our election, more or less frequent basis, in amounts determined by us such that generally a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual distributions paid to the holder of one of our shares of common stock.

●	The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

●	income from operations is allocated to the partners of the Operating Partnership in proportion to the number of units held by each of them;

●	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time; and

●	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Special OP Units and the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time.

●	Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

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In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real estate investments, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

●	all expenses relating to the continuity of our existence;

●	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

●	all expenses associated with compliance by us with applicable laws, rules and regulations;

●	all costs and expenses relating to any issuance or repurchase of OP Units or our shares of common stock; and

●	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that:

●	affect the conversion factor or redemption right in any manner averse to the limited partners; and

●	adversely affect the rights of the limited partners to receive distributions payable to them other than with respect to the issuance of certain partnership units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would alter the Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of certain partnership units, or would enlarge the obligation of such partner to make capital contributions to the Operating Partnership or the amendment would alter the right or entitlement of any such partner or its affiliates to receive distributions of cash or other property or allocations of items of income, gain, deduction, loss or credits.

Transferability of Our General Partner Interest

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Distributions and Allocations of Profits and Losses

The partnership agreement generally provides that, except as provided below with respect to the special units held by our advisor and except upon liquidation of our Operating Partnership, our Operating Partnership will distribute cash to the partners of our Operating Partnership in accordance with their relative partnership units, on a bi-weekly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our Operating Partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our Operating Partnership will be distributed in accordance with each partner’s positive capital account balance.

The holder of the special units will be entitled to distributions from our Operating Partnership equal to 15.0% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

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Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Voting Rights

When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, such matters must be approved by the holders of OP Units holding the applicable percentage of OP Units required.

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, generally at our option, common shares in WealthStake Net Lease Properties I, Inc. These repurchase rights will be exercisable one year after the OP Units are issued to such limited partner; provided however that this holding period shall not apply to any of the OP Units issued to our advisor or its affiliates. The cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units were exchanged for our shares on a one-for-one basis and such shares were redeemed pursuant to any than existing share redemption program; provided, however, that if there is no existing share redemption program, the cash value will generally be determined based on net asset value. Alternatively, we may elect to purchase the OP Units by issuing one share of common stock for each OP Unit exchanged. A limited partner cannot exercise these repurchase rights if such repurchase would:

●	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

●	result in any person owning common shares in excess of our ownership limits;

●	constitute or be likely to constitute a violation of any applicable federal or state securities law;

●	violate any provision of our charter or bylaws;

●	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

●	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; or

●	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code.

We do not expect to issue any shares of the common stock offered hereby to limited partners of the Operating Partnership in exchange for their OP Units. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units with our shares, we expect to issue unregistered shares of common stock or subsequently registered shares in connection with such transaction.

Capital Contributions

If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions; provided, that, if we acquire a property directly or indirectly and such property is not acquired through the Operating Partnership, then we will contribute any amounts we receive from the operation and disposition of the property to the Operating Partnership and no additional OP Units will be issued in connection with such contributions.

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Our Operating Partnership has two classes of OP Units that correspond to our two classes of common stock. As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership in exchange for OP units of the same class as the shares with respect to which offering proceeds have been received; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Under the Partnership Agreement, although we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units, we are also permitted to retain proceeds of a securities offering in order to purchase a property directly or indirectly (not through the Operating Partnership). In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Tax Matters

WealthStake Net Lease Properties I, Inc. is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Indemnity

The Operating Partnership must indemnify and hold WealthStake Net Lease Properties I, Inc. (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

●	WealthStake Net Lease Properties I, Inc. for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

●	officers and directors of WealthStake Net Lease Properties I, Inc., (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

●	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

Material U.S. Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the offering circular are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

●	insurance companies;

●	tax-exempt organizations (except to the limited extent discussed in “—Treatment of Tax-Exempt Stockholders” below);

●	financial institutions or broker-dealers;

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●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	regulated investment companies and REITs;

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code; and

●	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized in April 2016, as a Maryland corporation. We intend to operate in a manner that will allow us to qualify as a REIT under the Code commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2017 . We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

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In connection with this offering, we expect to receive an opinion of Fox Rothschild LLP to the effect that, commencing with our taxable year ending December 31, 2017, we are organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Fox Rothschild LLP will be based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Fox Rothschild LLP’ s opinion will be based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively.

While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Fox Rothschild LLP or by us that we will so qualify for any particular year. Fox Rothschild LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Fox Rothschild LLP . Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

We may own an equity interest in one or more entities that will elect to be treated as REITs (each such entity a “Subsidiary REIT”). Each of the Subsidiary REITs will be subject to, and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT together with all other rules applicable to REITs. Discussions of our qualification under the REIT rules, the anticipated satisfaction of the REIT requirements, and the consequences of a failure to so qualify also apply to each of the Subsidiary REITs.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders, provided such distribution qualifies for the deduction for dividends paid. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

●	We will pay federal income tax on any taxable income, including undistributed net capital gain that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

●	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

●	We will pay income tax at the highest corporate rate on:

●	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from foreclosure property.

●	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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●	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

●	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

●	a fraction intended to reflect our profitability.

●	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

●	In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	The amount of gain that we recognize at the time of the sale or disposition, and

●	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

●	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on their taxable income.

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We and our Subsidiary REITs could recognize deferred tax liabilities in the future. Deferred tax liabilities include, but are not limited to, tax liabilities attributable to built-in gain assets and tax liabilities attributable to taxable income for which we will not receive cash. In addition, notwithstanding their status as REITs, (i) the Subsidiary REITs may have to pay certain state and local income taxes, because not all states and localities treat REITs and such subsidiaries in the same manner in which they are treated for federal income tax purposes, (ii) the Subsidiary REITs will be subject to the federal income taxes applicable to REITs, as described in the offering circular, and (iii) we and/or the Subsidiary REITs also could be subject to tax in other situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning the first taxable year for which an election to become a REIT is made. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2017, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

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Subsidiary REITs. As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We believe that each such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “—Failure to Qualify” below, and (ii) our interest in such Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “—Asset Tests” below. If any of the Subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we too would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets (20% for taxable years beginning after December 31, 2017) may consist of stock or securities of one or more TRSs.

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A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States is not considered to operate or manage a “qualified health care property” or “qualified lodging facility”, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

Other than rent received from a TRS that uses health care facilities or lodging facilities for the REIT, rent that we receive from a TRS with respect to other real property will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;

●	interest on debt secured by mortgages on real property, or on interests in real property;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets;

●	income and gain derived from foreclosure property; and

●	income derived from the temporary investment in stock and debt instruments purchased with proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

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Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

●	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

●	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

●	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than certain customary services provided to tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS that may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our Operating Partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

●	are fixed at the time the leases are entered into;

●	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

●	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

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Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties that do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

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Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

●	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We expect that any investments we may make in mortgage loans will generally be treated as being secured by mortgages on real property or interests in real property such that the gross interest income generated thereon qualifies for the 75% income test. However, for purposes of the income tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such gross interest income will not qualify under the 75% income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests. Dividends from, and gain on the sale of interests in, any of our Subsidiary REITs will qualify for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;

●	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

●	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business, which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

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Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

●	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

●	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

●	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	interests in mortgage loans secured by real property;

●	stock in other REITs; and

●	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

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Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

●	“straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non- “straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

●	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

●	any loan to an individual or an estate;

●	any “section 467 rental agreement,” other than an agreement with a related party tenant;

●	any obligation to pay “rents from real property”;

●	certain securities issued by governmental entities;

●	any security issued by a REIT;

●	any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●	any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

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For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in IRS Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test, and interest derived therefrom will be treated as qualified mortgage interest for purposes of the 75% gross income test, above. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset and income tests described above.

We expect that any investments we may make in mortgage loans will generally be treated as real estate assets However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not clear how to determine what portion of such a loan will be treated as a real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (2) the fair market value of the loan.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

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In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities.

Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

●	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

●	90% of our after-tax net income, if any, from foreclosure property, minus

●	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with any preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. However, no assurance can be given that the IRS or a court will agree with this determination. If the IRS were to take the position that we paid a preferential dividend, and if a court were to sustain such a position, we might be deemed to fail the 90% distribution test, and our status as a REIT could be terminated.

We will pay U.S. federal income tax on taxable income, including net capital gain that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,

●	95% of our REIT capital gain income for such year, and

●	any undistributed taxable income from prior periods.

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We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such re-characterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the re-characterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

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Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as dividend income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the U.S. federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced tax rate for “qualified dividend income.” Commencing January 1, 2013, the maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20% and the maximum marginal tax rate on ordinary income for stockholders taxed at individual rates is 39.6%.

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Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% maximum rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% maximum tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

For taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts may be subject to a 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, a U.S. stockholder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

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Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of U.S. Stockholders on a Redemption of Common Stock

A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Stockholders on the Disposition of Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a dividend, as described above “—Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. Commencing January 1, 2013, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20% and 35% in the case of U.S. stockholders that are corporations. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, for taxable years beginning after December 31, 2012, certain capital gains recognized by certain stockholders may be subject to a 3.8% Medicare tax.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 20% rate (commencing January 1, 2013) or a 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

either:

●	one pension trust owns more than 25% of the value of our capital stock; or

●	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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●	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

●	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

●	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

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If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

●	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA, and subsequent IRS guidance regarding the implementation of FATCA, provides that a 30% withholding tax will be imposed on distributions (for payments made after June 30, 2014) and the gross proceeds from a sale of shares (for payments made after December 31, 2016) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations issued on January 17, 2013, withholding at a rate of 30% on distributions in respect of shares of our common stock and gross proceeds from the sale of shares of our common stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

On March 18, 2010, President Obama signed the Foreign Account Tax Compliance Act (“FATCA”), which provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include a bank, certain insurance companies, a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity.

The IRS has released final regulations and Notice 2013-43 generally providing that FATCA withholding will not apply with respect to payments of U.S. source fixed or determinable annual or periodic (FDAP), such as dividends, made prior to July 1, 2014, and that FATCA withholding on gross proceeds and on pass-through payments will not be imposed with respect to payments made prior to January 1, 2017. The United States Treasury is also in the process of signing Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA. Investors that invest in our shares through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

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Redemption of Common Stock

A redemption of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder’s conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of Non-U.S. Stockholders—Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “—Taxation of Non-U.S. Stockholders—Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

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As described above, FATCA, and subsequent IRS guidance regarding the implementation of FATCA, provides that a U.S. withholding tax at a 30% rate will be imposed (i) on distributions with respect to our common stock made after July 1, 2014 and (ii) on proceeds of a sale in respect of our common stock made after December 31, 2016; in each case in (i) and (ii), when received by certain non-U.S. stockholders if certain due diligence disclosure and reporting rules related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement, if and when entered into, between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his U.S. federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S. federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments in Our Operating Partnership

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as a Partnership. We will be entitled to include in our income our distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

●	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

●	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

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A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100 -partner limitation. We and the Operating Partnership believe that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that the Operating Partnership presently qualifies for the Private Placement Exclusion. Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for U.S. federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to the Operating Partnership’s Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for operating units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

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Tax Allocations with Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for U.S. federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Operating Partnership and its Partners—Tax Allocations with Respect to the Operating Partnership’s Properties.” Any remaining gain or loss recognized by the Operating Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

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Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Cost Basis Reporting

There are federal income tax information reporting rules that may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. Information reporting (transfer statements) on other transactions may also be required under these rules. Transfer statements are issued between “brokers” and are not issued to the IRS or to you. Stockholders should consult their tax advisors regarding the consequences of these rules.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA Considerations

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

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A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt from ERISA, each of which we refer to as a Plan, is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

●	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

●	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

●	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

●	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax-exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our charter and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.”

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We believe that once we have 100 investors that are independent of us and of one another, our common shares will be “widely held” and we believe that our common shares are “freely transferable” as described above and, accordingly, that the common shares offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our common shares. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. For purposes of calculating this value and until eighteen months following this or any follow-on offering of our shares prior to any listing, we intend to adopt the respective share offering price for each class of shares in our most recent offering as the estimated value of such class of shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated value of each class of shares by reducing the most recent offering prices of such classes of shares by the amount of such net proceeds which constituted a return of capital. After the end of such eighteen-month period, we will determine the estimated net asset value of our shares based on valuations of our assets performed by independent experts. Any estimated valuations are not intended to represent the amount you would receive if you attempt to sell your shares or if our assets were sold and the proceeds distributed to you in a liquidation of our Company because, among other reasons, the amount of funds available for investment in our assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above. Our policy with respect to the timing of our initial determination of the estimated net asset value per share may change due to regulatory requirements or other factors. Please see “Risk Factors—Risks Related to Investing in this Offering—We may be required to disclose an estimated net asset value per share of our common stock prior to or following the conclusion of this offering and the purchase price you pay for shares of our common stock in this offering may be higher than such estimated net asset value per share.”

Legal Proceedings

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

Plan Of Distribution

We are offering a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. See “Appendix A of this offering circular for more detailed information.”

Our shares of common stock being offered hereby will be only be offered by associated persons of WealthStake Net Lease Properties I, Inc. through the WealthStake Platform at www.WealthStake.com. In conducting this offering, the associated persons of WealthStake Net Lease Properties I, Inc. intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the WealthStake Platform, please see “Offering Summary—About the WealthStake Platform.”

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Concurrently with our offering to the public, we are selling 19,900 of our shares of common stock at a price equal to $10.00 per share, in a private placement to our sponsor, WealthStake, Inc. Our sponsor previously acquired 100 shares of our common stock at a price equal to $10.00 per share in connection with our formation. Such additional shares of common stock will not be sold in the concurrent sale unless this offering statement is declared “qualified” by the SEC.

The WealthStake Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the WealthStake Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix A, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the $500,040 minimum threshold is met until such minimum threshold is met, and, after such minimum threshold is met, may occur up to 30 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Advisor accepts the investor as a member. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not Be Issued

We will not issue certificates. Instead, our shares of common stock will be recorded and maintained on our company’s membership register.

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Transferability of our Shares of Common Stock

Our shares of common stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our charter related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our shares of common stock in violation of the charter will be deemed invalid, null and void, and of no force or effect. Any person to whom our shares of common stock are attempted to be transferred in violation of the charter will not be entitled to vote on matters coming before the stockholders, receive distributions from our company or have any other rights in or with respect to our common stock. We will not have the ability to reject a transfer of our common stock where all applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

Registrar and Transfer Agent

We have engaged a third party to serve as the registrar and transfer agent for our common stock. The name and address of our transfer agent is as follows:

_______________

_______________

_______________

(            ) ___ - ____

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, or distribution mailing address.

Escrow and Minimum Offering

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $500,040 in sales of our common stock in this offering (not including the $200,000 received or to be received in the private placements to our sponsor), and our board of directors has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. Even if we receive purchase orders for $500,040, our board of directors may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the release of the escrowed proceeds. If we do not raise the minimum amount and commence operations within 12 months after commencing the offering, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. If we break escrow for this offering and commence operations, interest earned on funds in escrow will be released to our account and constitute part of our net assets.

Minimum Purchase Requirements

You must initially make a minimum investment of $500 in order to participate in this offering. There is no minimum investment requirement on additional purchases after you have made a minimum investment of $500 (as such, additional purchases can be for as little as one (1) share of common stock). Purchases of fractional shares are not permitted.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

(i)	To file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by our Advisor and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

(ii)	To file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

How To Subscribe

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire offering circular and any supplements accompanying this offering circular.

●	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix A.

●

Prior to the time we reach our minimum offering amount, electronically provide ACH instructions for the full purchase price of the shares of common stock being subscribed for to “[_____________], as Escrow Agent for WealthStake Net Lease Properties I, Inc.”

●	After we reach our minimum offering, electronically provide ACH instructions to us for the full purchase price of our shares of common stock being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $500,040 (not including the $200,000 received or to be received in the private placements to our sponsor, WealthStake, Inc.) and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

WealthStake Net Lease Properties I, Inc.

Attention: Investor Relations

312 Arizona Avenue

Santa Monica, CA 90401

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Following the date on which the minimum offering amount has been achieved, subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Legal Matters

The legality of the common shares being offered hereby has been passed upon for WealthStake Net Lease Properties I, Inc. by Fox Rothschild, LLP. The statements under the caption “Material U.S. Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Fox Rothschild, LLP, and Fox Rothschild, LLP is expected to opine as to certain income tax matters relating to an investment in the common shares. Fox Rothschild, LLP has represented WealthStake Capital and other of our affiliates in other matters and may continue to do so in the future.

Experts

The balance sheet of WealthStake Net Lease Properties I, Inc. as of December 31, 2016 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of Duben & Associates, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so.

Additional Information

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A. Pursuant to Rule 257 of Regulation A, we are required to file with the SEC the following periodic and current reports:

●	Annual reports on Form 1-K that cover, among other things, our business operations, our transactions with related persons, descriptions of our management personnel, management’s discussion and analysis of our liquidity, capital resources and results of operations, and audited financial statements;

●	Semiannual reports on Form 1-SA that consist primarily of financial statements and management’s discussion and analysis;

●	Current event reports on Form 1-U, which are required when we experience certain types of events, including, but not limited to, fundamental changes, bankruptcy or receivership, or material modifications to the rights of our shareholders; and

●	Special financial reports on Form 1-K or Form 1-SA

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You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

Electronic Delivery

Unless you instruct us otherwise, the delivery of documents, including the offering circular, supplements to the offering circular, annual and quarterly reports, and other stockholder communication and reports will be delivered to you electronically. You may request a copy of these documents and other filings at no cost, by writing, emailing or telephoning us at:

WealthStake Net Lease Properties I, Inc.

Attention: Investor Relations

312 Arizona Avenue

Santa Monica, CA 90401

investments@WealthStake.com

(424) 272 – 0445

Within 120 days after the end of each fiscal year, we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.WealthStake.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

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Index To Financial Statements Of WealthStake Net Lease Properties I, Inc.

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Wealthstake Net Lease Properties I, Inc.

Report on the Financial Statements

We have audited the accompanying balance sheet of Wealthstake Net Lease Properties I, Inc., as of December 31, 2016, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Wealthstake Net Lease Properties I, Inc. as of December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Duben & Associates, CPA

Encino, CA

January 6, 2017

F-2

WEALTHSTAKE NET LEASE PROPERTIES I, INC.

BALANCE SHEET

DECEMBER 31, 2016

ASSETS

Current Assets
Cash	$1,000
Total Current Assets	$1,000
Subscriptions Receivable (Note 1)	$199,000
Total Assets	$200,000
LIABILITIES AND STOCKHOLDERS EQUITY

Commitments and contingencies (See Note 1 - Summary of Organization)
Stockholders Equity
Common Stock par value $.01; 490,000,000 shares authorized; 100 shares issued and outstanding	0
Additional paid in capital	1,000
Accumulated deficit	199,000

Total Stockholders Equity	200,000

Total Liabilities and Stockholders Equity	$200,000

The accompanying notes are an integral part of this financial statement

F-3

WEALTHSTAKE NET LEASE PROPERTIES I, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

1.	Summary of Organization

Organization

Wealthstake Net Lease Properties I, Inc. (the Company) is a Maryland corporation that was formed on April 4, 2016. The Company intends to elect to be treated and qualify as a real estate investment trust (REIT) for U.S. Federal income tax purposes. The Company, through its wholly-owned affiliate, Wealthstake NLP I, GP, LLC, a Delaware Limited Liability Company, is the sole general partner of and owns, directly or indirectly, 100% of the partnership interest in Wealthstake NLP I, LP, a Delaware Limited Partnership (the “Operating Partnership”). The Company is managed by Wealthstake NLP I, Advisors, LLC, a Delaware Limited Liability Company (the “Advisor”) and an affiliate of the Company’s sponsor, Wealthstake Capital, which is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by Wealthstake Inc. Substantially all of the Company’s business will be conducted through the Operating Partnership.

The Company has filed an offering statement on Form 1-A pursuant to Regulation A with the Securities and Exchange Commission (“SEC”) with respect to an offering (the “Offering”) of a total of 5,005,556 shares of our common stock to the public for an aggregate purchase price of up to $50,000,000. The first 55,560 shares will be sold at a price of $9.00 per share and the remaining 4,949,996 shares will be sold at a price of $10.00 per share. On April 25, 2016, the Company sold 100 shares of its common stock to Wealthstake, Inc. for an aggregate purchase price of $1,000. In addition, Wealthstake, Inc. has committed to purchase an additional 19,900 shares of common stock at $10.00 per share in a private placement for an aggregate purchase price of $199,000 due on the date the offering statement related to the Offering is declared “qualified” by the SEC. This subscription is shown as a receivable on the accompanying balance sheet.

The Company intends to use substantially all of the net proceeds from the Offering to invest in single tenant income, producing properties which are leased to creditworthy tenants under long term net leases.

As of December 31, 2016, the Company and its wholly owned subsidiaries have not begun principal operations.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s balance sheet. These accounting policies conform to accounting principles generally accepted in the United States of America (GAAP), in all material respects, and have been consistently applied in preparing the accompanying balance sheet.

F-4

WEALTHSTAKE NET LEASE PROPERTIES I, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016 (Continued)

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year in which it first commences significant business operations. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its stockholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.	Wealthstake Capital

The Company’s advisor, Wealthstake NLP I, Advisors, LLC, is responsible for (i) managing the Company’s affairs on a day-to-day basis, (ii) for identifying and analyzing potential real estate investments on the Company’s behalf, (iii) making acquisitions and investments on the Company’s behalf, and (iv) recommending to the Company’s board of directors an approach for providing the Company’s investors with liquidity. The Company’s board of directors has delegated to the Advisor broad authority to manage the Company’s business in accordance with its investment objectives, strategy, guidelines, policies and limitations; provided, however, that the board of directors will exercise its fiduciary duties to the Company and its stockholders by overseeing the Advisor’s investment process.

The Advisor and its affiliates will receive fees and expense reimbursements for services relating to this Offering and the investment and management of the Company’s assets. Neither the Advisor nor its affiliates will receive any selling commissions or dealer advisor fees in connection with the offer and sale of the Company’s shares of common stock pursuant to this Offering.

F-5

WEALTHSTAKE NET LEASE PROPERTIES I, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016 (Continued)

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Advisor on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company will be obligated to reimburse the Advisor, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, subject to a minimum offering raise, as described below.

The Company and its wholly owned subsidiaries will not commence any significant operations until it has raised $500,000 in the Offering from persons who are not affiliated with the Company or the Advisor. At the time the Company commences operations, it will start to reimburse the Advisor, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 5% of the aggregate gross offering proceeds from the Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in the subsequent months (subject to the 5% limit), calculated on an accumulated basis, until the Advisor has been reimbursed in full.

In the event the minimum number of the Company’s shares of common stock is not sold to the public within 12 months after commencing the Offering, the Company will terminate the Offering, will have no obligation to reimburse the Advisor or its affiliates for any organization and offering costs and will release all subscribers from their commitments. As of December 31, 2016, the Advisor has incurred organization and offering costs of approximately $150,000 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of December 31, 2016 because such costs are not a liability of the Company until the minimum number of the Company’s shares on common stock are issued. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be charged to members’ equity as such amounts are reimbursed to the Advisor or its affiliates from the gross proceeds of the Offering.

Acquisition and Development Stage Fees

The Company will pay the Advisor or its affiliate an Acquisition Fee equal to 2.00% of the acquisition price of each investment property it acquires. The Company will reimburse the Advisor for actual expenses incurred in connection with the selection and acquisition of an investment, to the extent not reimbursement by a third-party, whether or not the Company ultimately acquires the investment.

F-6

WEALTHSTAKE NET LEASE PROPERTIES I, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016 (Continued)

Operational Stage Fees

The Company will pay the Advisor a quarterly asset management fee equal to an annualized rate of 2.00%, which, will be based on the Company’s net offering proceeds as of the end of each quarter. The Company will reimburse the Advisor for out-of-pocket expenses of third parties in connection with providing services to the Company. This does not include the Advisor’s employee overhead costs.

Liquidation / Listing Stage Fees

The Company will pay the Advisor or its affiliate a Disposition Fee equal to 2.00% of the sales price of each investment property the Company sells or otherwise disposes of. The Company will also pay the advisor or its affiliate a fee up to: (i) 2% of the aggregate market value of any merger, consolidation or a sale of substantially all of its assets or any similar transaction or any transaction pursuant to which a majority of its board of directors then in office are replaced or removed, and (ii) 1% of the aggregate market value of any transaction or event resulting in the listing of the Company’s common stock on a national securities exchange. After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then the Advisor will be entitled to receive 15% of the remaining net sale proceeds, or in the case of an IPO, 15% of the market value of the Company’s common stock. In the event the Advisory Agreement with the Advisor is terminated, the Advisor may be entitled to a similar 15% fee calculated on a pro forma basis pursuant to a third-party appraisal. In the event the Company terminates or fails to renew the advising agreement for any reason other than foreclosure, the Company is obligated to pay Wealthstake Financial LLC, the owner of the Wealthstake Platform a fee equal to 0.75% of the assets under management upon termination of the agreement as reimbursement for a portion of its cost to develop the Wealthstake Platform.

4.	Economic Dependency

Under various agreements, the Company has engaged or will engage Wealthstake NLP I, Advisors, LLC, or its affiliates, to provide certain services that are essential to the Company, including asset management services, supervision of the management of the properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Wealthstake NLP I, Advisors, LLC, or its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

F-7

Appendix A

Form Of Subscription Agreement

Subscription Agreement

For Qualified Purchasers

WealthStake Net Lease Properties I, Inc.

A Maryland Corporation

[To Be Filed By Amendment]

A-1

Part III – Exhibits

Exhibit No.	Description

1.0	Not Applicable (Sales will be made without the use of any underwriters or dealers)

2.1++	Amended and Restated Certificate of Incorporation

2.2++	Amended and Restated Bylaws

4.1++	Form of Subscription Package

6.1++	Form of Amended and Restated Limited Partnership Agreement of Operating Partnership

6.2++	Advisory Agreement

6.3++	Limited Liability Company Agreement of General Partner of Operating Partnership

6.4++	Form of License Agreement between WealthStake Net Lease Properties I, Inc. and WealthStake, Inc.

6.5++	Form of Master Advisory Agreement between WealthStake, Inc. and WealthStake Advisors, LLC

11.1*	Consent of Independent Auditors

12.1++	Legal Opinion

12.2++	Tax Opinion

13++	Solicitation of Interest Materials (To be filed by Amendment before Use)

15++	Draft offering statement previously submitted pursuant to Rule 252(d) (To Be filed at the time of first public filing with the Commission)

*	Filed herewith
++	To be filed by amendment

III-1

Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California on March 24, 2017.

WealthStake Net Lease Properties I, Inc.

By:	/s/ Michael Slavin
Name:	Michael Slavin
Title:	Chief Executive Officer and Director

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